NEW PLAN REALTY TRUST
                     (a Massachusetts business trust)


                             Medium-Term Notes
                 Due Nine Months or More from Date of Issue

                          DISTRIBUTION AGREEMENT


                                                               May 24, 1996
LEHMAN BROTHERS
Lehman Brothers Inc.
American Express Tower
World Financial Center, 10th Floor
New York, New York  10285

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated
World Financial Center, 10th Floor
New York, New York  10281-1380

MORGAN STANLEY & CO.
       INCORPORATED
1585 Broadway
New York, New York  10036-8293

SMITH BARNEY INC.
390 Greenwich Street
New York, New York  10013

Dear Sirs:

    New Plan Realty Trust, a Massachusetts business trust (the "Trust"), confirms its agreement with Lehman Brothers, Lehman Brothers Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Smith Barney Inc. (each, an "Agent", and collectively, the "Agents") with respect to the issue and sale by the Trust of a series of its debt securities entitled "Medium-Term Notes Due Nine Months or More from Date of Issue" (the "Notes"). The Notes are to be issued pursuant to an Indenture, dated as of March 29, 1995, as amended, supplemented or modified from time to time (the "Indenture"), between the Trust and State Street Bank and Trust Company (as successor to The First National Bank of Boston), as trustee (the "Trustee"). As of the date hereof, the Trust has authorized the issuance and sale of up to U.S. $163,000,000 aggregate initial offering price (or its equivalent, based upon the applicable exchange rate at the time of issuance, in such foreign or composite currencies as the Trust shall designate at the time of issuance) of Notes to or through the Agents pursuant to the terms of this Agreement.

    This Agreement provides both for the sale of Notes by the Trust to one or more Agents as principal for resale to investors and other purchasers, or directly to investors (as may from time to time be agreed to by the Trust and the applicable Agent), in which case such Agent will act as an agent of the Trust in soliciting purchases of Notes.

    The Trust has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (No. 33-61383) for the registration of various securities, including the Notes, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the SEC and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (and any further registration statements which may be filed by the Trust for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus constituting a part thereof, on the one hand, and such prospectus and any prospectus supplement and pricing supplement relating to the Notes, on the other hand, in each case including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Agents by the Trust for use in connection with the offering of the Notes, whether or not such revised prospectus is required to be filed by the Trust pursuant to Rule 424(b) of the 1933 Act Regulations, then, unless otherwise specified herein, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use. All references in this Agreement to financial statements and schedules and other information which are "contained", "included", "described", "disclosed" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

    It is understood that the Trust may from time to time authorize the issuance of and may register additional Notes and that such additional Notes may be sold to or through the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

SECTION 1.    Appointment as Agent.

    (a) Appointment. Subject to (i) the terms and conditions stated herein and (ii) the reservation by the Trust of the right to sell Notes to any broker or dealer (as principal) other than an Agent or directly on its own behalf, upon such terms and conditions as the Trust may determine from time to time, the Trust hereby agrees that Notes will be sold to or through the Agents and will not appoint any other agents to act on its behalf, or to assist it, in the placement of the Notes. Notwithstanding anything to the contrary contained herein, the Trust may solicit or accept offers to purchase Notes through any broker or dealer (as agent) other than an Agent, provided that (i) such broker or dealer is engaged on the same terms and conditions (including the same commission schedule) as those contained in this Agreement and (ii) the Trust shall notify the Agents promptly following the acceptance of such offer.

    (b) Sale of Notes. The Trust shall not sell or approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Trust from time to time or in excess of the aggregate initial offering price of Notes registered pursuant to the Registration Statement. The Agents shall have no responsibility for maintaining records with respect to the aggregate initial offering price of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement.

    (c) Purchases as Principal. The Agents shall not have any obligation to purchase Notes from the Trust as principal, but one or more Agents may agree from time to time to purchase Notes as principal for resale to investors and other purchasers determined by such Agent or Agents. Any such purchase of Notes by an Agent as principal shall be made in accordance with
Section 3(a) hereof.

    (d) Solicitations as Agent. If agreed upon by an Agent and the Trust, such Agent, acting solely as an agent for the Trust and not as principal, will solicit purchases of the Notes. Such Agent will communicate to the Tru-st, orally, each offer to purchase Notes solicited by it on an agency basis, other than those offers rejected by such Agent. Such Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Trust may accept or reject any proposed purchase of Notes, in whole or in part. Such Agent shall make reasonable efforts to assist the Trust in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by it and accepted by the Trust. Such Agent shall not have any liability to the Trust in the event that any such purchase is not consummated for any reason. If the Trust shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Trust shall (i) hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Trust and (ii) pay to such Agent any commission to which it would otherwise be entitled absent such default.

    (e) Reliance. The Trust and the Agents agree that any Notes purchased by one or more Agents as principal shall be purchased, and any Notes the placement of which an Agent arranges as agent shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of the Trust contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2.    Representations and Warranties.

    (a) The Trust represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Trust of an offer for the purchase of Notes (whether to such Agent as principal or through such Agent as agent), as of the date of each delivery of Notes (whether to such Agent as principal or through such Agent as agent) (the date of each such delivery to the Agent as principal being hereafter referred to as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the SEC any document incorpo-rated by reference into the Prospectus (each of the times referenced above being referred to herein as a "Representation Date"), as follows:

           (i) Due Establishment and Qualification. The Trust has been duly established and is validly existing as a voluntary association (commonly referred to as a business trust) in good standing under the laws of the Commonwealth of Massachusetts; the declaration of trust, as amended (the "Declaration of Trust"), pursuant to which the Trust was established, confers upon the trustees named therein, and their successors in trust, power and authority to hold mortgages, to own and lease real property and to conduct its business as described in the Prospectus; and the Trust is duly qualified and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business or business prospects of the Trust and its subsidiaries considered as one enterprise.

          (ii) Subsidiaries. Each subsidiary of the Trust which is a significant subsidiary (each, a "Significant Subsidiary"), as defined in Rule 405 of Regulation C of the 1933 Act Regulations, has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to hold mortgages, to own and lease and operate property and conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business or business prospects of the Trust and its subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Trust, free and clear of any security interest, mort-gage, pledge, lien, encumbrance, claim or equity, except for security interests granted in respect of indebtedness of the Trust or any of its subsidiaries which are referred to in the Prospectus.

         (iii) Registration Statement and Prospectus. The Registration Statement and the Prospectus, at the time the Registration Statement became effective, complied, and as of each Representation Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC promulgated thereunder; the Registration State-ment, at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective or any Annual Report on Form 10-K is filed by the Trust with the SEC and as of each Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as of the date hereof does not, and as of each Representation Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Trust in writing by the Agents expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement consisting of the Trustee's Statement of Eligibility on Form T-1 under the 1939 Act (the "Statement of Eligibility").

          (iv) Incorporated Documents. The documents incorporated or deemed incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed with the SEC, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective or Annual Report on Form 10-K is filed by the Trust with the SEC and as of each Representation Date will not, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

           (v) Accountants. The accountants who certified the financial statements and any supporting schedules thereto included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations.

          (vi) Financial Statements. The financial statements of the Trust and its subsidiaries included in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as any financial statements, schedules and notes of any other entity or property included therein, present fairly in all material respects the financial position of the Trust and its subsidiaries, or such other entity or property, as the case may be, at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Trust and its subsidiaries, or such other entity or property, as the case may be, for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; the supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in all material respects in accordance with generally accepted accounting principles the information required to be stated therein; the selected financial data and the summary financial information included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; and any pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the SEC's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

         (vii) Authorization and Validity of this Agreement, the Indenture and the Notes. This Agreement has been duly authorized, executed and delivered by the Trust; the Indenture has been duly authorized, executed and delivered by the Trust and constitutes a valid and legally binding agreement of the Trust enforceable in accordance with its terms, except as enforcement thereof may be limited by bank-ruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by (1) requirements that a claim with respect to any Notes payable other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (2) governmental authority to limit, delay or prohibit the making of payments outside the United States; the Notes have been duly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor, the Notes will constitute valid and legally binding obligations of the Trust enforceable in accordance with their terms, except as enforcement thereof may be limited by bank-ruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by (1) requirements that a claim with respect to any Notes payable other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate or exchange prevailing on a date determined pursuant to applicable law or (2) governmental authority to limit, delay or prohibit the making of payments outside the United States; the Notes and the Indenture will be substantially in the form heretofore delivered to the Agents and conform in all material respects to all statements relating thereto contained in the Prospectus; and each holder of Notes will be entitled to the benefits of the Indenture.

        (viii) Material Changes, Material Transactions or Distributions. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein, (1) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business or busi-ness prospects of the Trust and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business,
    (2) there have been no transactions or acquisitions entered into by the Trust or any of its subsidiaries other than those arising in the ordinary course of business which are material with respect to the Trust and its subsidiaries considered as one enterprise, and (3) except for regular quarterly dividends on the Trust's shares of beneficial interest without par value (the "Common Shares"), Common Shares issued pursuant to the Trust's Distribution Reinvestment and Share Purchase Plan, or dividends declared, paid or made in accordance with the terms of any series of the Trust's preferred shares of beneficial interest, par value $1.00 per share (the "Preferred Shares"), there has been no dividend or distribution of any kind declared, paid or made by the Trust on any class of its Common Shares or Preferred Shares.

          (ix) No Defaults. The Trust is not in violation of its Declaration of Trust, and no subsidiary of the Trust is in violation of its charter or by-laws, and neither the Trust nor any subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease (other than as disclosed in the Prospectus) or other instrument to which the Trust or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Trust or any of its subsidiaries is subject where the violation or default might result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or business prospects of the Trust and its subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement and the Indenture and the consummation of the transactions contemplated herein and therein and the compliance by the Trust with its obligations hereunder and thereunder have been duly authorized by all necessary action of the Trust and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Trust or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Trust or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Declaration of Trust of the Trust or any law, administrative regulation or administrative or court order or decree.

           (x) Regulatory Approvals. No authorization, approval or consent of any court or governmental agency or body is required for the consummation by the Trust of the transactions contemplated by this Agreement or in connection with the sale of Notes hereunder, except such as have been obtained or rendered, as the case may be, or as may be required under state securities laws ("Blue Sky").

          (xi) Legal Proceedings. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Trust (for purposes of this Agreement, such knowledge shall mean the actual knowledge of a Trust executive officer or trustee), threatened against or affecting, the Trust or any of its subsidiaries, which is required to be disclosed in the Prospectus (other than as disclosed therein) or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or business prospects of the Trust and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets of the Trust and its subsidiaries considered as one enterprise, or which might adversely affect the consummation of this Agreement or the Indenture or any transaction contemplated hereby or thereby; and all pending legal or governmental proceedings to which the Trust or any of its subsidiaries is a party or of which any of their respective property is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

         (xii)     Contracts.   There are no contracts or documents of the
    Trust or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

         (xiii)         Possession of Licenses and Permits.   The Trust and
    its subsidiaries possess adequate certificates, authorities or permits issued by the appropriate state or federal regulatory agencies or bodies necessary to conduct the business now operated by them, and neither the Trust nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, operations, financial condition or income of the Trust and its subsidiaries considered as one enterprise.

         (xiv)          Title to Property.   Each of the Trust and its
    subsidiaries has good and indefeasible title in fee simple to all real property and interests in real property owned by it in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially adversely affect the value of such property or interests and do not materially interfere with the use made and proposed to be made of such property or interests by the Trust or such subsidiary, as the case may be; and, except as otherwise described in the Prospectus, any real property and buildings held under lease by the Trust or any of its subsidiaries or leased by the Trust or any of its subsidiaries to a third party are held or leased by the Trust or its subsidiary, as the case may be, under valid, binding and enforceable leases conforming to the description thereof set forth in the Prospectus (to the extent described therein), enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

         (xv)           Environmental Laws.   Neither the Trust nor any of
    its subsidiaries has knowledge of (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the properties owned by the Trust or any of its subsidiaries, or of (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring off such properties as a result of any construction on or operation and use of such properties which presence or occurrence would in either case have a material adverse effect on the condition, financial or otherwise, or the earnings, business or business prospects of the Trust and its subsidiaries considered as one enterprise; and in connection with the construction on or operation and use of the properties owned by the Trust or any of its subsidiaries, the Trust represents that it has no knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

         (xvi) Trademarks; Service Marks. Neither the Trust nor any of its subsidiaries is required to own or possess any trademarks, service marks, trade names or copyrights in order to conduct the business now operated by them.

           (xvii)  Internal Revenue Code.   The Trust is qualified as a
    "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"), and will be so qualified for the taxable year in which sales of the Notes are to occur.

       (xviii)     Investment Company Act.  The Trust is not required to be
    registered under the Investment Company Act of 1940, as amended (the "1940 Act").

         (xix) Commodity Exchange Act. The Notes, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture, will be excluded or exempted under the provisions of the Commodity Exchange Act.

          (xx) Doing Business with Cuba. The Trust has complied and will comply with the provisions of Florida H.B. 1771, codified as
    Section 517.075 of the Florida Statutes, 1987, as amended, and all regulations promulgated thereunder relating to issuers doing business in Cuba.

    (b) Additional Certifications. Any certificate signed by any trustee or executive officer of the Trust and delivered to one or more Agents or to counsel for the Agents in connection with an offering of Notes to one or more Agents as principal or through an Agent as agent shall be deemed a representation and warranty by the Trust to such Agent or Agents as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

SECTION 3.    Purchases as Principal; Solicitations as Agent.

    (a) Purchases as Principal. Unless otherwise agreed by an Agent and the Trust, Notes shall be purchased by one or more Agents as principal in accordance with terms agreed upon by such Agent or Agents and the Trust (which terms shall be agreed upon orally (with written confirmation prepared promptly by such Agent or Agents and mailed promptly to the Trust) and, unless otherwise agreed, shall, to the extent applicable, include those terms specified in Exhibit A hereto). An Agent's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representa-tions and warranties of the Trust herein contained and shall be subject to the terms and conditions herein set forth. Unless the context otherwise requires, references herein to "this Agreement" shall include the applicable agreement of one or more Agents to purchase Notes from the Trust as principal. Each purchase of Notes, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule A hereto. The Agents may engage the services of any other broker or dealer in connection with the resale of the Notes purchased by them as principal and may allow all or any portion of the discount received in connection with such purchases from the Trust to such brokers and dealers. At the time of each purchase of Notes by one or more Agents as principal, such Agent or Agents shall specify the requirements for the officers' certificate, opinions of counsel and comfort letter pursuant to Sections 7(b), 7(c) and 7(d) hereof. In addition, such Agent or Agents shall promptly notify the Trust when the related Notes are no longer held as principal pursuant hereto.

    (b) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Trust and an Agent, such Agent, as an agent of the Trust, will use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus. The Agents are not authorized to appoint sub-agents with respect to Notes sold through them as agent. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Trust and such Agent.

    The Trust reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through an Agent, as agent, commencing at any time for any period of time or permanently. As soon as practicable after receipt of instructions from the Trust, such Agent will suspend solicitation of purchases from the Trust until such time as the Trust has advised such Agent that such solicitation may be resumed.

    The Trust agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Trust as a result of a solicitation made by such Agent as set forth in Schedule A hereto.

    (c) Administrative Procedures. The purchase price, interest rate or formula, maturity date and other terms of the Notes (as applicable) specified in Exhibit A hereto shall be agreed upon by the Trust and the applicable Agent or Agents and specified in a pricing supplement to the Prospectus (each, a "Pricing Supplement") to be prepared in connection with each sale of Notes. Except as may be otherwise specified in the applicable Pricing Supplement, the Notes will be issued in denominations of U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000. Administrative procedures (the "Procedures") with respect to the sale of Notes shall be agreed upon from time to time by the Trust, the Agents and the Trustee. The current Procedures are attached hereto as Exhibit B. The Agents and the Trust agree to perform, and the Trust agrees to cause the Trustee to agree to perform, their respective duties and obligations specifically provided to be performed by them in the Procedures.

SECTION 4.    Covenants of the Trust.

    The Trust covenants with the Agents as follows:

    (a) Notice of Certain Events. The Trust will notify the Agents immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the SEC for filing of any amendment or supplement to the Prospectus (it being understood that only the applicable Agent(s) will receive notice and a copy of the related pricing supplement) or any document to be filed pursuant to the 1934 Act (other than any amendment, supplement or document relating solely to securities other than the Notes), (iii) the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus,
(iv) any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating to the Notes, (v) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (vi) any change in the rating assigned by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group to any debt securities of the Trust or the public announcement by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Trust. The Trust will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

    (b) Notice of Certain Proposed Filings. The Trust will give the Agents advance notice of its intention to file any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for a change in the interest rate or formula applicable to the Notes or relating solely to the issuance and/or offering of securities other than the Notes), whether by the filing of documents pursuant to the 1934 Act or the 1933 Act or otherwise.
In the event of such additional registration statement, amendment or supplement, the Trust will furnish to the Agents copies thereof a reasonable time in advance of the related proposed filing or use thereof, as the case may be, and will not file any such additional registration statement, amendment or supplement in a form to which the Agents or counsel for the Agents shall reasonably object; provided, however, that, in lieu of the foregoing, in the event that the conditions of subsection (k) of this Section have been satisfied and the Trust has notified the Agents in writing that offerings of Notes are suspended, then the Trust shall be required to deliver copies of all such additional registration statements, amendments and supplements at least five business days prior to the date that offerings of Notes may be resumed.

    (c) Copies of the Registration Statement and the Prospectus. The Trust will deliver to the Agents as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Agents reasonably request. The Trust will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) as the Agents reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

    (d) Preparation of Pricing Supplements. The Trust will prepare, with respect to any Notes to be sold to or through one or more Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the SEC on the fifth business day after the date on which such Pricing Supplement is first used.

    (e) Revisions of Prospectus -- Material Changes. Except as otherwise provided in subsection (k) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Agents or counsel for the Trust, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not mis-leading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Trust shall give immediate notice, confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in their capacity as agents and to cease sales of any Notes they may then own as principal, and the Trust will promptly amend the Registration Statement and the Prospectus, whether by filing documents pursuant to the 1934 Act or the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

    (f) Prospectus Revisions -- Periodic Financial Information. Except as otherwise provided in subsection (k) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Trust with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Trust shall furnish such information in writing to the Agents and shall cause the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other infor-mation and explanations as shall be required by the 1933 Act or the 1933 Act Regulations.

    (g) Prospectus Revisions -- Audited Financial Information. Except as otherwise provided in subsection (k) of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Trust for the preceding fiscal year, the Trust shall furnish such information in writing to the Agents and shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act or the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be required by the 1933 Act or the 1933 Act Regulations.

    (h) Earnings Statements. The Trust will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering each twelve month period beginning, in each case, not later than the first day of the Trust's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

    (i) Blue Sky Qualifications. The Trust will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Trust shall not be obligated to file any general consent to service of process or to qualify as a foreign entity in any jurisdiction in which it is not so qualified. The Trust will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Trust will promptly advise the Agents of the receipt by the Trust of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

    (j) 1934 Act Filings. The Trust, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Notes, will file all documents required to be filed with the SEC pursuant to Sections 13, 14 or 15(d) of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

    (k) Suspension of Certain Obligations. The Trust shall not be required to comply with the provisions of subsections (b), (e), (f) or (g) of this Section during any period from the time (i) the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Trust and (ii) no Agent shall then hold any Notes purchased as principal pursuant hereto, until the time the Trust shall determine that solicitation of purchases of the Notes should be resumed or an Agent shall subsequently purchase Notes from the Trust as principal.

    (l)  Code Requirements.   The Trust will use its best efforts to continue
to meet the requirements to qualify as a "real estate investment trust" under the Code for the taxable year in which sales of the Notes are to occur.

SECTION 5.    Conditions of Obligations.

    The obligations of the Agents to purchase Notes from the Trust as principal and to solicit offers to purchase Notes as agent of the Trust, and the obligations of any purchasers of Notes sold through an Agent as agent, will be subject to the accuracy of the representations and warranties on the part of the Trust herein and to the accuracy of the statements of the Trust's trustees or executive officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Trust of all its covenants and agreements herein contained and to the following additional conditions precedent:

    (a) Legal Opinions. On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:

         (1) Opinion of Trust Counsel. The favorable opinion of Robinson Silverman Pearce Aronsohn & Berman LLP, counsel to the Trust (or, with respect to matters involving the laws of the Commonwealth of Massachusetts, Goodwin, Procter & Hoar LLP), to the effect that:

            (i) The Trust has been duly established and is validly existing and in good standing as an unincorporated association commonly referred to as a business trust pursuant to its Declaration of Trust under the laws of the Commonwealth of Massachusetts.

           (ii) The Trust has power and authority to own, lease and operate its current properties and to conduct its business as described in the Prospectus and possesses all licenses, permits, authorizations, consents and orders required for the conduct of its business as described in the Prospectus, the absence of which would materially adversely affect the business of the Trust and its subsidiaries considered as one enterprise.

          (iii) Each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to hold mortgages, own, lease and operate its properties and conduct its business as described in the Prospectus; and all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of such counsel's knowledge and information, is owned by the Trust, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity except for security interests granted in respect of the Trust or any of its subsidiaries which are referred to in the Prospectus.

           (iv) This Agreement has been duly authorized, executed and delivered by the Trust.

            (v) The Indenture has been duly authorized, executed and delivered by the Trust and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a legal, valid and binding agreement of the Trust, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by (1) requirements that a claim with respect to any Notes payable other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (2) governmental authority to limit, delay or prohibit the making of payments outside the United States.

           (vi) The Notes, in the form(s) certified by the Trust as of the date hereof, have been duly authorized for issuance, offer and sale pursuant to this Agreement by all necessary trust action and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor, will constitute valid and legally binding obligations of the Trust, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by (1) requirements that a claim with respect to any Notes payable other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange pre-vailing on a date determined pursuant to applicable law or (2) governmental authority to limit, delay or prohibit the making of payments outside the United States; and each holder of Notes will be entitled to the benefits of the Indenture.

          (vii) The Notes and the Indenture conform in all material respects to the statements relating thereto in the Prospectus; and the statements in the Prospectus under the captions "Description of the Notes", "Special Provisions Relating to Foreign Currency Notes" and "Description of Debt Securities", insofar as they purport to summarize certain provisions of documents specifically referred to therein, are accurate summaries of such provisions.

         (viii)     The Indenture has been duly qualified under the 1939 Act.

           (ix) The Registration Statement has been declared effective by the SEC under the 1933 Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC.

            (x) The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates, comply as to form in all material respects with the requirements for registration statements on Form S-3 under the 1933 Act and the 1933 Act Regulations; it being understood, however, that no opinion need be rendered with respect to the financial statements, schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or the Prospectus or with respect to the Statement of Eligibility of the Trustee.

           (xi) Each document filed pursuant to the 1934 Act (other than the financial statements, schedules and other financial and statistical data included therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

          (xii) The Notes, in the form(s) certified by the Trust as of the date hereof, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture, will be excluded or exempted from the provisions of the Commodity Exchange Act; provided that such counsel need not express any opinion as to compliance with Part 34 of the Commodity Exchange Act ("Regulation of Hybrid Instruments"), or any exclusion thereunder, of Notes bearing interest determined by reference to one or more interest rate or other indices not described in the Prospectus.

             (xiii) The Trust is not required to be registered under the 1940
          Act.

          (xiv) To the best of such counsel's knowledge and information, the execution and delivery of this Agreement and the Indenture and the consummation of the transactions contemplated herein and therein and compliance by the Trust with its obligations hereunder and thereunder will not conflict with or constitute a breach of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust or any of its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Trust or any of its subsidiaries is a party or by which they may be bound or to which any of the property or assets of the Trust or any of its subsidiaries is subject, nor will such action result in violation of the provisions of the Declaration of Trust or any law, administrative regulation or court decree; and no authorization, approval or consent of any court or governmental authority or agency is required that has not been obtained in connection with the consummation by the Trust of the transactions contemplated by this Agreement and the Indenture except such as may be required under state securities laws or real estate syndication laws.

           (xv) To the best of such counsel's knowledge and information, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Trust or any of its subsidiaries is a party or of which any of the property of the Trust or its subsidiaries is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the condition, financial or otherwise, or to the earnings, business or business prospects of the Trust and its subsidiaries considered as one enterprise and would not adversely affect the consummation of this Agreement or the Indenture or any transaction contemplated hereby or thereby.

            (xvi) To the best of such counsel's knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed as exhibits thereto, the descriptions thereof or references thereto are correct in all material respects, and, to the best of such counsel's knowledge and information, no default exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed which would have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or business prospects of the Trust and its subsidiaries considered as one enterprise.

          (2) Opinion of General Counsel for the Trust. The favorable opinion of the General Counsel of the Trust, or other counsel satisfactory to the Agents, to the effect that:

            (i) The Trust is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business or business prospects of the Trust and its subsidiaries considered as one enterprise.

           (ii) Each Significant Subsidiary is is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Trust and its subsidiaries considered as one enterprise.

          (3) Opinion of Tax Counsel for the Trust. The favorable opinion of Altheimer & Gray, tax counsel for the Trust, to the effect that:

              (i) The information in the Prospectus under "Certain United States Federal Income Tax Considerations" and "Certain Federal Income Tax Considerations to the Trust of its REIT Election", to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by them and is correct.

             (ii) The Trust has all legal rights, powers and authority necessary to qualify and has qualified as a "real estate investment trust" under Sections 856 through 860 of the Code.

          (4) Opinion of Counsel to the Agents. The favorable opinion of Brown & Wood, counsel to the Agents, covering the matters referred to in subsection (a)(1) under the subheadings (i), (vi) to (xii), inclusive, above. Brown & Wood may rely upon, or assume the accuracy of, the opinion of Goodwin, Procter & Hoar LLP as to matters involving the laws of the Commonwealth of Massachusetts.

         (5) Disclosure Documents. In giving their opinions required by subsection (a)(1) and (a)(4), respectively, of this Section 5, Robinson Silverman Pearce Aronsohn & Berman LLP and Brown & Wood shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement, at the time it became effective (or, if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Trust with the SEC subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, as the case may be) or at the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, at the date hereof (or, if such opinion is being delivered in connection with the purchase of Notes from the Trust by one or more Agents as principal pursuant to Section 7(c) hereof, at the date of any agreement by such Agent or Agents to purchase Notes as principal and at the Settlement Date with respect thereto, as the case may be) (included
     or) includes an untrue statement of a material fact or (omitted or) omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that counsel need not comment on the financial statements, schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or the Prospectus).

          In giving their opinions, the foregoing counsel may rely upon, or assume the accuracy of, (1) as to all matters of fact, the certificates and written statements of officers and employees of and accountants for the Trust and (2) as to the qualification and good standing of the Trust or any of its subsidiaries to do business in any state or jurisdiction, the certificates of appropriate government officials or opinions of counsel in such jurisdictions.

     (b) Officer's Certificate. On the date hereof, the Agents shall have received a certificate of the Chief Executive Officer, President or Vice President and the principal financial officer or principal accounting officer of the Trust, dated as of the date hereof, to the effect that (i) since the respective dates as of which information is given in the Prospectus or, if such certificate is required pursuant to Section 7(b) hereof, since the date of the agreement, if any, by one or more Agents to purchase Notes from the Trust as principal, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the representations and warranties of the Trust contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate and (iii) the Trust has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the date of such certificate. As used in this Section 5(b), the term "Prospectus" means the Prospectus in the form first provided to the applicable Agent or Agents for use in confirming sales of the Notes.

     (c) Comfort Letter of Coopers & Lybrand L.L.P. On the date hereof, the Agents shall have received a letter from Coopers & Lybrand L.L.P., dated as of the date hereof, in form and substance satisfactory to the Agents, to the effect that:

       (i) They are independent public accountants with respect to the Trust and its subsidiaries within the meaning of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.

      (ii) It is their opinion that the consolidated financial statements and supporting schedules of the Trust and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.

     (iii) They have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Trust and its indicated subsidiaries, a reading of the minute books of the Trust and such subsidiaries since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Trust and such subsidiaries responsible for financial and accounting matters with respect to the unaudited consolidated financial statements included or incorporated by reference in the Registration Statement and Prospectus and the latest available interim unaudited financial statements of the Trust and its subsidiaries, and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures, nothing came to their attention that caused them to believe that: (A) any material modifications should be made to the unaudited consolidated financial statements of the Trust and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus for them to be in conformity with generally accepted accounting principles in the United States, (B) the unaudited consolidated financial statements of the Trust and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations or (C) at a specified date not more than three days prior to the date of such letter, there was any change in the consolidated capital stock, any increase in consolidated long-term debt or any decrease in the consolidated net current assets or consolidated net assets of the Trust and its subsidiaries, in each case as compared with the amounts shown on the most recent consolidated balance sheet of the Trust and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus or, during the period from the date of such balance sheet to a specified date not more than three days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues or in the total or per-share amounts of income before extraordinary items or of net income of the Trust and its subsidiaries, except in all instances for changes, increases or decreases that the Registration Statement and Prospectus disclose have occurred or may occur or except for such exceptions enumerated in such letter as shall have been agreed to by the Agents and the Trust.

      (iv) In addition to the audit referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and the Prospectus and which are specified by the Agents, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Trust and its subsidiaries identified in such letters.

     (d)  Comfort Letter of Applicable Accountants.   On the date hereof, the
Agents shall have received, with respect to the financial statements and any supporting schedules for properties or entities acquired by the Trust which are included or incorporated by reference in the Registration Statement and the Prospectus, a letter from the applicable accountants covering such financial statements and supporting schedules, dated as of the date hereof, in form and substance satisfactory to the Agents, to the effect that (i) they are independent public accountants within the meaning of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations with respect to the Trust and its subsidiaries and the applicable properties or entities acquired by the Trust, (ii) it is their opinion that the financial statements and supporting schedules of the properties or entities acquired by the Trust which are included or incorporated by reference in the Registration Statement and the Prospectus and covered by their opinions therein, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and (iii) with respect to any pro forma financial statements and any supporting schedules for properties or entities acquired by the Trust which are included or incorporated by reference in the Registration Statement and the Prospectus, they have read such pro forma financial statements, have performed an audit or review in accordance with SAS 71 of such financial statements, have made appropriate inquiries about the basis for the pro forma adjustments and whether such pro forma financial statements comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and have proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in such pro forma adjustments, and on the basis of such review, inquiries and procedures, nothing came to their attention that caused them to believe that such pro forma financial statements do not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such pro forma financial statements.

     (e) Other Documents. On the date hereof and on each Settlement Date, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Trust in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

     If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agent or Agents by notice to the Trust at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(h) hereof, the provisions concerning payment of expenses under Section 10 hereof, the indemnity and contribution agreement set forth in Sections 8 and 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery set forth in
Section 11 hereof, the termination provisions set forth in Section 12 hereof, the provisions relating to governing law and forum set forth in Section 14 and the provisions relating to parties set forth in Section 15 hereof shall remain in effect.

SECTION 6.     Delivery of and Payment for Notes Sold through an Agent.

     Delivery of Notes sold through an Agent as agent shall be made by the Trust to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, such Agent shall promptly notify the Trust and deliver such Note to the Trust and, if such Agent has theretofore paid the Trust for such Note, the Trust will promptly return such funds (without interest) to such Agent.

SECTION 7.      Additional Covenants of the Trust.

     The Trust covenants and agrees with the Agents that:

     (a) Reaffirmation of Representations and Warranties. Each acceptance by the Trust of an offer for the purchase of Notes (whether to one or more Agents as principal or through an Agent as agent), and each delivery of Notes (whether to one or more Agents as principal or through an Agent as agent), shall be deemed to be an affirmation that the representations and warranties of the Trust contained in this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to such Agent or Agents or to the purchaser or its agent, as the case may be, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

     (b) Subsequent Delivery of Certificates. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rate or formula applicable to the Notes or relating solely to the issuance and/or offering of securities other than the Notes), (ii) there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating solely to the issuance and/or offering of securities other than the Notes), (iii) (if required in connection with the purchase of Notes from the Trust by one or more Agents as principal) the Trust sells Notes to such Agent or Agents as principal or (iv) the Trust sells Notes in a form not previously certified to the Agents by the Trust, the Trust shall furnish or cause to be furnished to the Agent(s), forthwith a certificate dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance reasonably satisfactory to the Agent(s) to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which were last furnished to the Agents are true and correct at the time of such amend-ment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(b) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

     (c) Subsequent Delivery of Legal Opinions. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rate or formula applicable to the Notes, providing solely for the inclusion of additional financial information, or relating solely to the issuance and/or offering of securities other than the Notes), (ii) there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating solely to the issuance and/or offering of securities other than the Notes), (iii) (if required in connection with the purchase of Notes from the Trust by one or more Agents as principal) the Trust sells Notes to such Agent or Agents as principal or (iv) the Trust sells Notes in a form not previously certified to the Agents by the Trust, the Trust shall furnish or cause to be furnished forthwith to the Agent(s) and to counsel to the Agents the written opinions of Robinson Silverman Pearce Aronsohn & Berman LLP, Goodwin, Procter & Hoar LLP, the General Counsel of the Trust, and Altheimer & Gray, or other counsel satisfactory to the Agent(s), dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance reasonably satisfactory to the Agent(s), of the same tenor as the opinion referred to in
Section 5(a)(1), 5(a)(2) and 5(a)(3), as the case may be, hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agent(s) with a letter substantially to the effect that the Agent(s) may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance); provided, however, that, with respect to (i) and (ii) above, in the event that the conditions of Section 4(k)(i) hereof have been satisfied and the Trust has notified the Agents in writing that offerings of Notes are suspended, then the Trust shall be required to furnish or cause to be furnished such opinions or such letter, as the case may be, only prior to the date that offerings of Notes may be resumed.

     (d) Subsequent Delivery of Comfort Letters. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information (other than by an amendment or supplement relating solely to the issuance and/or offering of securities other than the Notes), (ii) there is filed with the SEC any document incorporated by reference into the Prospectus which contains additional financial information, or (iii) (if required in connection with the purchase of Notes from the Trust by one or more Agents as principal) the Trust sells Notes to such Agent or Agents as principal, the Trust shall cause Coopers & Lybrand L.L.P. forthwith to furnish to the Agent(s) a letter, dated the date of such filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance reasonably satisfactory to the Agent(s), of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses
(iii) and (iv) of said Section 5(c) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Trust; provided, however, that with respect to (i) and (ii) above, in the event that the conditions of Section 4(k)(i) hereof have been satisfied and the Trust has notified the Agents in writing that offerings of Notes are suspended, then the Trust shall be required to furnish or cause to be furnished such letter only prior to the date that offerings of Notes may be resumed. In addition, each time that the Registration Statement or the Prospectus shall be amended or supplemented to include financial statements and any supporting schedules thereto of properties or entities acquired by the Trust, the Trust shall cause the applicable accountants covering such financial statements and supporting schedules to furnish to the Agents a letter, dated the date of such amendment or supplement with the SEC, in form satisfactory to the Agents, of the same tenor as the letter referred to in Section 5(d) hereof; provided, however, that in the event that the conditions of Section 4(k)(i) hereof have been satisfied and the Trust has notified the Agents in writing that offerings of Notes are suspended, then the Trust shall be required to furnish or cause to be furnished such letter only prior to the date that offerings of Notes may be resumed.

SECTION 8.     Indemnification.

     (a) Indemnification of the Agents. The Trust agrees to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of Section 15 of the 1933 Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission, or alleged omission therefrom, of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission, or alleged omission therefrom, of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

           (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission referred to in subsection (i) above, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Trust; and

          (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by such Agent), as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Trust by the Agents expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or made in reliance upon the Trustee's Statement of Eligibility incorporated by reference into the Registration Statement and the Prospectus.

     (b) Indemnification of the Trust. Each Agent severally agrees to indemnify and hold harmless the Trust, its trustees, each of its officers who signed the Registration Statement, and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Trust by such Agent expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) General. Each indemnified party shall give notice as promptly as is reasonably practical to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indem-nified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

SECTION 9.     Contribution.

     In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Trust and the Agents shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Trust and the Agents, as incurred, in such proportions that each Agent is responsible for that portion represented by the percentage that the commission or underwriting discount received by such Agent bears to the total sales price from the sale of the Notes sold to or through such Agent that were the subject of the claim for indemnification, and the Trust is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Agent, and each trustee of the Trust, each officer of the Trust who signed the Registration Statement, and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Trust.

SECTION 10.    Payment of Expenses.

     The Trust will pay all expenses incident to the performance of its obligations under this Agreement, including:

     (a) The preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

     (b)  The preparation, filing and reproduction of this Agreement;

     (c) The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the eligibility and issuance of Notes in book-entry form;

     (d) The fees and disbursements of the Trust's accountants and counsel, of the Trustee and its counsel, and of any calculation agent or exchange rate agent;

     (e) The reasonable fees and disbursements of counsel to the Agents incurred in connection with the establishment of the program relating to the Notes and incurred from time to time in connection with the transactions contemplated hereby;

     (f) The qualification of the Notes under state securities laws in accordance with the provisions of Section 4(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Survey;

     (g) The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the Prospectus and any amendments or supple-ments thereto in connection with solicitations or confirmations of sales of the Notes;

     (h) The preparation, reproduction and delivery to the Agents of copies of the Indenture and all amendments, supplements and modifications thereto;

     (i) Any fees charged by nationally recognized statistical rating organizations for the rating of the Notes;

     (j) The fees and expenses incurred in connection with any listing of Notes on a securities exchange;

     (k) The fees and expenses incurred with respect to any filing with the National Association of Securities Dealers, Inc.; and

     (l) The cost of providing any CUSIP or other identification numbers for the Notes.

SECTION 11.    Representations, Warranties and Agreements to Survive
               Delivery.

     All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Trust submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of an Agent, or by or on behalf of the Trust, and shall survive each delivery of and payment for any of the Notes.



SECTION 12.    Termination.

     (a) Termination of this Agreement. This Agreement (excluding any agreement by one or more Agents to purchase Notes from the Trust as principal) may be terminated for any reason, at any time by either the Trust or an Agent, as to itself, upon the giving of 7 days' written notice of such termination to the other party hereto.

     (b) Termination of Agreement to Purchase Notes as Principal. The applicable Agent or Agents may terminate any agreement by such Agent or Agents to purchase Notes from the Trust as principal, immediately upon notice to the Trust, at any time prior to the Settlement Date relating thereto, if
(i) there has been, since the date of such agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in the reasonable judgment of such Agent or Agents, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) trading in any securities of the Trust has been suspended by the SEC or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or if minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the SEC or any other governmental authority, or if a banking moratorium shall have been declared by either Federal, New York or Massachusetts authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Notes are denominated or payable, or (iv) the rating assigned by Moody's Investors Service, Inc. or Standard and Poor's Ratings Group to any debt securities of the Trust as of the date of such agreement shall have been lowered since such date or if any such rating organization shall have publicly announced since such date that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Trust, or (v) there shall have come to the attention of such Agent or Agents any facts that would cause them to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading. As used in this Section 12(b), the term "Prospectus" means the Prospectus in the form first provided to the applicable Agent or Agents for use in confirming sales of the related Notes.

     (c) General. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commission earned as a result of a sale of a Note by the Trust, (ii) if at the time of termination (a) any Agent shall own any Notes purchased by it as principal with the intention of reselling them or
(b) an offer to purchase any of the Notes has been accepted by the Trust but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(h) hereof, the provisions of Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11, 14 and 15 hereof shall remain in effect.

SECTION 13.    Notices.

     Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

     If to the Trust:

          New Plan Realty Trust
          1120 Avenue of the Americas, 12th Floor
          New York, New York  10036
          Attention: President
          With a copy to: General Counsel

     If to the Agents:

          Lehman Brothers Inc.
          3 World Financial Center, 12th Floor
          New York, New York  10285
          Attention:  Medium-Term Note Department
          Telephone No.:  (212) 526-2040
          Telecopy No.:  (212) 528-1718

          Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
          World Financial Center
          North Tower, 10th Floor
          New York, New York 10281-1310
          Attention:  MTN Product Management
          Telephone No.:  (212) 449-7476
          Telecopy No.:  (212) 449-2234




          Morgan Stanley & Co. Incorporated
          1585 Broadway, 2nd Floor
          New York, New York  10036
          Attention:  Manager - Continuously Offered Products
          Telephone No.: (212) 761-4000
          Telecopy No.:  (212) 761-0783

          with a copy to

          Morgan Stanley & Co. Incorporated
          1585 Broadway, 34th Floor
          New York, New York  10036
          Attention: Peter Cooper - Investment Banking Information Center Telephone No.: (212) 761-8385
          Telecopy No.: (212) 761-0260

          Smith Barney Inc.
          390 Greenwich Street, 4th Floor
          New York, New York 10013
          Attention:  Frank W. Hamilton III
          Telephone:  (212) 723-5151
          Telecopy No.:  (212) 723-8853/4.


or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

SECTION 14.    Governing Law; Forum.

     This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Any suit, action or proceeding brought by the Trust against any Agent in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

SECTION 15.    Parties.

     This Agreement shall inure to the benefit of and be binding upon the Agents and the Trust and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and trustees referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.    No Liability of Shareholders, Trustees or Officers.

     This Agreement and all documents, agreements, understandings and arrangements relating to any transaction contemplated hereby or thereby have been executed or entered into by an officer of the Trust in his/her capacity as an officer of the Trust which has been formed as a Massachusetts business trust pursuant to the Declaration of Trust, and not individually, and neither the trustees, officers or shareholders of the Trust shall be bound or have any personal liability hereunder or thereunder. Each party hereto shall look solely to the assets of the Trust for satisfaction of any liability of the Trust in respect of this Agreement and all documents, agreements, understandings and arrangements relating to any transaction contemplated hereby or thereby and will not seek recourse or commence any action against any of the trustees, officers or shareholders of the Trust or any of their personal assets for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions between the parties hereto.

SECTION 17.    Counterparts.

     This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

     If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to the Trust a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Trust in accordance with its terms.

                              Very truly yours,

                              NEW PLAN REALTY TRUST


                              By: /s/ Dean Bernstein
				  --------------------------
                                   Name:   Dean Bernstein
                                   Title:  Vice President


Confirmed and Accepted, as of the date
     first above written:


LEHMAN BROTHERS INC.


By: /s/ Herbert McDade
    ---------------------------------------
	Herbert McDade
	Authorized Signatory

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED


By: /s/ Scott Primrose
    ---------------------------------------
	Scott Primrose
	Authorized Signatory

MORGAN STANLEY & CO.
INCORPORATED


By: /s/ Catherine A. Kennedy
    ----------------------------------------
	Authorized Signatory
SMITH BARNEY INC.


By: /s/ Frank W. Hamilton, III
    ----------------------------------------
        Managing Director
                                                                  EXHIBIT A

     The following terms, if applicable, shall be agreed to by one or more Agents and the Trust in connection with each sale of Notes:

     Principal Amount: $_______
          (or principal amount of foreign currency or composite currency)

     Interest Rate or Formula:
          If Fixed Rate Note,
               Interest Rate:
               Default Rate:
               Interest Payment Dates:
          If Floating Rate Note,
               Interest Rate Basis(es):
                    If LIBOR,
                    [ ] LIBOR Reuters
                       Page:
                    [ ] LIBOR Telerate
                       Page:
                    Index Currency:
                    If CMT Rate,
                    Designated CMT Telerate Page:
                    Designated CMT Maturity Index:
               Index Maturity:
               Spread and/or Spread Multiplier, if any:
               Initial Interest Rate, if any:
               Initial Interest Reset Date:
               Interest Reset Dates:
               Interest Payment Dates:
               Default Rate:
               Maximum Interest Rate, if any:
               Minimum Interest Rate, if any:
               Fixed Rate Commencement Date, if any:
               Fixed Interest Rate, if any:
               Calculation Agent:

     If Redeemable:
          Initial Redemption Date:
          Initial Redemption Percentage:
          Annual Redemption Percentage Reduction, if any:
     If Repayable:
          Optional Repayment Date(s):
     Original Issue Date:
     Stated Maturity Date:
     Specified Currency:
     Exchange Rate Agent:
     Authorized Denomination:
     Purchase Price: ___%, plus accrued interest, if any, from ___________ Closing Date and Time:
     Additional/Other Terms:

Also, in connection with the purchase of Notes from the Trust by one or more Agents as principal, agreement as to whether the following will be required:

     Officers' Certificate pursuant to Section 7(b) of the Distribution
Agreement.
     Legal Opinions pursuant to Section 7(c) of the Distribution Agreement. Comfort Letter pursuant to Section 7(d) of the Distribution Agreement.

                                SCHEDULE A

     As compensation for the services of the Agents hereunder, the Trust shall pay the applicable Agent, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

                                                  PERCENT OF
MATURITY RANGES                                PRINCIPAL AMOUNT
- - - ---------------                                ----------------

From 9 months to less than 1 year . . . . . . .     .125%

From 1 year to less than 18 months. . . . . . .     .150

From 18 months to less than 2 years . . . . . .     .200

From 2 years to less than 3 years . . . . . . .     .250

From 3 years to less than 4 years . . . . . . .     .350

From 4 years to less than 5 years . . . . . . .     .450

From 5 years to less than 6 years . . . . . . .     .500

From 6 years to less than 7 years . . . . . . .     .550

From 7 years to less than 10 years. . . . . . .     .600

From 10 years to less than 15 years . . . . . .     .625

From 15 years to less than 20 years . . . . . .     .700

From 20 years to 30 years . . . . . . . . . . .     .750

Greater than 30 years. . . . . . . . . . . . . . . . . .   *



_______________________
* As agreed to by the Company and the applicable Agent at the time of sale.

                                                                  EXHIBIT A

                           New Plan Realty Trust

                         ADMINISTRATIVE PROCEDURES

            for Fixed Rate and Floating Rate Medium-Term Notes
                Due Nine Months or More from Date of Issue
                         (Dated as of May 24, 1996)


     Medium-Term Notes Due Nine Months or More from Date of Issue (the "Notes") are to be offered on a continuous basis by New Plan Realty Trust, a Massachusetts business trust (the "Trust"), to or through Lehman Brothers, Lehman Brothers Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Smith Barney Inc. (each, an "Agent" and, collectively, the "Agents") pursuant to a Distribution Agreement, dated May 24, 1996 (the "Distribution Agree-ment"), by and among the Trust and the Agents. The Distribution Agreement provides both for the sale of Notes by the Trust to one or more of the Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Trust directly to investors (as may from time to time be agreed to by the Trust and the related Agent or Agents), in which case each such Agent will act as an agent of the Trust in soliciting purchases of Notes.

      Unless otherwise agreed by the related Agent or Agents and the Trust, Notes will be purchased by the related Agent or Agents as principal. Such purchases will be made in accordance with terms agreed upon by the related Agent or Agents and the Trust (which terms shall be agreed upon orally, with written confirmation prepared promptly by the related Agent or Agents and mailed promptly to the Trust). If agreed upon by any Agent or Agents and the Trust, the Agent or Agents, acting solely as agent or agents for the Trust and not as principal, will use reasonable efforts to solicit offers to purchase the Notes. Only those provisions in these Administrative Procedures that are applicable to the particular role to be performed by the related Agent or Agents shall apply to the offer and sale of the relevant Notes.

      The Notes will be issued as a series of debt securities under an Indenture, dated as of March 29, 1995, as amended, supplemented or modified from time to time (the "Indenture"), between the Trust and State Street Bank and Trust Company (as successor to The First National Bank of Boston), as trustee (together with any successor in such capacity, the "Trustee"). The Trust has filed a Registration Statement with the Securities and Exchange Commission (the "Commission") registering, among other securities, debt securities (which includes the Notes) (the "Registration Statement", which term shall include any additional registration statements filed in connection with the Notes). The most recent base prospectus deemed part of the Registration Statement, as supplemented with respect to the Notes, is herein referred to as "Prospectus". The most recent supplement to the Prospectus setting forth the purchase price, interest rate or formula, maturity date and other terms of the Notes (as applicable) is herein referred to as the "Pricing Supplement".

     The Notes will either be issued (a) in book-entry form and represented by one or more fully registered Notes without coupons (each, a "Global Note") delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC, or (b) in certificated form (each, a "Certificated Note") delivered to the investor or other purchaser thereof or a person designated by such investor or other purchaser.

     General procedures relating to the issuance of all Notes are set forth in Part I hereof. Additionally, Notes issued in book-entry form will be issued in accordance with the procedures set forth in Part II hereof and Certificated Notes will be issued in accordance with the procedures set forth in Part III hereof. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be.


                      PART I:  PROCEDURES OF GENERAL
                               APPLICABILITY


Date of Issuance/
  Authentication:             Each Note will be dated as of the date of its
                              authentication by the Trustee. Each Note shall also bear an original issue date (each, an "Original Issue Date"). The Original
                              Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Maturities:                   Each Note will mature on a date nine months
                              or more from its Original Issue Date (the
                              "Stated Maturity Date") selected by the
                              investor or other purchaser and agreed to by the Trust.

Registration:                 Unless otherwise provided in the applicable
                              Pricing Supplement, Notes will be issued only in fully registered form.

Denominations:                Unless otherwise provided in the applicable
                              Pricing Supplement, the Notes will be issued in denominations of $1,000 and integral multiples thereof.

Interest Rate Bases
  applicable to
  Floating Rate
  Notes: Unless otherwise provided in the applicable Pricing Supplement, Floating Rate Notes will bear interest at a rate or rates determined by reference to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate, the Treasury Rate, or such other interest rate basis or formula as may be set forth in applicable Pricing Supplement, or by reference to two or more such rates, as adjusted by the Spread and/or Spread Multiplier, if any, applicable to such Floating Rate Notes.

Redemption/Repayment:         The Notes will be subject to redemption by
                              the Trust in accordance with the terms of the Notes, which will be fixed at the time of sale and set forth in the applicable Pricing
                              Supplement. If no Initial Redemption Date is specified on the face of a Note, such Note will not be redeemable prior to its Stated
                              Maturity Date.

                              The Notes will be subject to repayment at the option of the Holders thereof in accordance with the terms of the Notes, which will be fixed at the time of sale and set forth in the applicable Pricing Supplement. If no Optional Repayment Date is specified on the face of a Note, such Note will not be repayable at the option of the Holder prior to its Stated Maturity Date.

Calculation of
  Interest:                   In case of Fixed Rate Notes, interest
                              (including payments for partial periods) will be calculated and paid on the basis of a 360-day year of twelve 30-day months.

                              The interest rate on each Floating Rate Note will be calculated by reference to the specified Interest Rate Basis or Bases plus or minus the applicable Spread, if any, and/or multiplied by the applicable Spread Multiplier, if any.

                              Unless otherwise provided in the applicable
                              Pricing Supplement, interest on each Floating Rate Note will be calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. Unless otherwise provided in the applicable Pricing Supplement, the interest factor for each such day is computed by dividing the interest rate applicable to such day by 360 if the CD Rate, Commercial Paper Rate, Eleventh District Cost of Funds Rate, Federal Funds Rate, LIBOR or Prime Rate is an applicable Interest Rate Basis, or by the actual number of days in the year if the CMT Rate or Treasury Rate is an applicable Interest Rate Basis. As provided in the applicable Pricing Supplement, the interest factor for Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied as specifed in the applicable Pricing Supplement.

Interest:                     General.  Each Note will bear interest in
                              accordance with its terms. Unless otherwise provided in the applicable Pricing
                              Supplement, interest on each Note will accrue from and including the Original Issue Date of such Note for the first interest period or from the most recent Interest Payment Date
                              (as defined below) to which interest has been paid or duly provided for all subsequent interest periods to but excluding the applicable Interest Payment Date or the Stated Maturity Date or date of earlier redemption or repayment, as the case may be (the Stated Maturity Date or date of earlier redemption or repayment is referred to herein as the "Maturity Date" with respect to the principal repayable on such date).

                              If an Interest Payment Date or the Maturity
                              Date with respect to any Fixed Rate Note falls on a day that is not a Business Day (as defined below), the required payment to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue on such payment for the period from and after such day to the next succeeding Business Day. If an Interest Payment Date other than the Maturity Date with respect to any Floating Rate Note would otherwise fall on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of a Note for which LIBOR is an applicable Interest Rate Basis, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date with respect to any Floating Rate Note falls on a day that is not a Business Day, the required payment to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue on such payment for the period from and after the Maturity Date to the next succeeding Business Day. Unless otherwise provided in the applicable Pricing Supplement, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to Notes the payment of which is to be made in a currency other than U.S. dollars or composite currencies (such currency or composite currency in which a Note is denominated is the "Specified Currency"), such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing such Specified Currency (or, if the Specified Currency is European Currency Units ("ECUs")), is not a day that appears as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or a day so designated by the ECU Banking Association), or, if ECU non-settlement days do not appear on that page (and are not so designated), is not a day on which payments in ECU cannot be settled in the international interbank market); provided, further, that, with respect to Notes for which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day (as defined below). "London Business Day" means (i) if the currency (including composite currencies) specified in the applicable Pricing Supplement as the currency (the "Index Currency") for which LIBOR is calculated is other than ECU, any day on which dealings in such Index Currency are transacted in the London interbank market or (ii) if the Index Currency is ECU, any day that does not appear as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or a day so designated by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), is not a day on which payments in ECU cannot be settled in the international interbank market. It being understood that if no such currency or composite currency is specified in the applicable Pricing Supplement, the Index Currency shall be U.S. dollars. "Principal Financial Center" means the capital city of the country issuing the currency or composite currency in which any payment in respect of the Notes is to be made or, solely with respect to the calculation of LIBOR, the Index Currency, except that with respect to U.S. dollars, Australian dollars, Deutsche marks, Dutch guilders, Italian lire, Swiss francs and ECUs, the Principal Financial Center shall be The City of New York, Sydney, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively.

                              Regular Record Dates.  Unless otherwise
                              provided in the applicable Pricing
                              Supplement, the "Regular Record Date" for a
                              Note shall be the date 15 calendar days
                              (whether or not a Business Day) preceding the applicable Interest Payment Date.

                              Interest Payment Dates. Interest payments will be made on each Interest Payment Date commencing with the first Interest Payment Date following the Original Issue Date; provided, however, the first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will occur on the Interest Payment Date immediately following the next succeeding Regular Record Date.

                              Unless otherwise provided in the applicable
                              Pricing Supplement, interest payments on the Notes will be made in arrears as specified in the applicable Pricing Supplement.

Acceptance and
  Rejection of Offers
  from Solicitation
  as Agents:                  If agreed upon by any Agent and the Trust,
                              then such Agent acting solely as agent for the Trust and not as principal will solicit purchases of the Notes. Each Agent will communicate to the Trust, orally or in writing, each reasonable offer to purchase
                              Notes solicited by such Agent on an agency basis, other than those offers rejected by such Agent. Each Agent has the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be a breach of such Agent's agreement contained in the Distribution Agreement. The Trust has the sole right to accept or reject any proposed purchase of Notes, in whole or in part, and any such rejection shall not constitute a breach of the Trust's agreement contained in the Distribution Agreement.
                              Each Agent has agreed to make reasonable efforts to assist the Trust in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Trust.

Preparation of
  Pricing Supplement:         If any offer to purchase a Note is accepted
                              by the Trust, the Trust will promptly prepare a Pricing Supplement reflecting the terms of such Note. Information to be included in the Pricing Supplement shall include:

                               1.  the name of the Trust;

                               2.  the title of the Notes;

                               3.  the date of the Pricing Supplement and
                                   the date of the Prospectus to which the
                                   Pricing Supplement relates;

                               4.  the name of the Offering Agent (as
                                   defined below);

                               5. whether such Notes are being sold to the Offering Agent as principal or to an investor or other purchaser through the Offering Agent acting as agent for the Trust;

                               6.  with respect to Notes sold to the
                                   Offering Agent as principal, whether
                                   such Notes will be resold by the
                                   Offering Agent to investors and other
                                   purchasers at (i) a fixed public
                                   offering price of a specified percentage of their principal amount or (ii) at varying prices related to prevailing market prices at the time of resale to be determined by the Offering Agent;

                               7.  with respect to Notes sold to an
                                   investor or other purchaser through the
                                   Offering Agent acting as agent for the
                                   Trust, whether such Notes will be sold
                                   at (i) 100% of their principal amount or
                                   (ii) a specified percentage of their
                                   principal amount;

                               8.  the Offering Agent's discount
                                   or commission;

                               9.  Net proceeds to the Trust;

                              10.  the Principal Amount, Specified
                                   Currency, Original Issue Date, Stated
                                   Maturity Date, Interest Payment Date(s),
                                   Authorized Denomination, Initial
                                   Redemption Date, if any, Initial
                                   Redemption Percentage, if any, Annual
                                   Redemption Percentage Reduction, if any,
                                   Optional Repayment Date(s), if any,
                                   Exchange Rate Agent, if any, Default
                                   Rate, if any, and, in the case of Fixed
                                   Rate Notes, the Interest Rate, and
                                   whether such Fixed Rate Note is an
                                   Original Issue Discount Note (and, if
                                   so, the Issue Price), and, in the case
                                   of Floating Rate Notes, the Interest
                                   Category, the Interest Rate Basis or
                                   Bases, the Day Count Convention, Index
                                   Maturity (if applicable), Initial
                                   Interest Rate, if any, Maximum Interest
                                   Rate, if any, Minimum Interest Rate, if
                                   any, Initial Interest Reset Date,
                                   Interest Reset Dates, Spread and/or
                                   Spread Multiplier, if any, and
                                   Calculation Agent; and

                              11.  any other additional provisions of the
                                   Notes material to investors or other
                                   purchasers of the Notes not otherwise
                                   specified in the Prospectus.

                              The Trust shall use its reasonable best
                              efforts to send such Pricing Supplement by
                              telecopy or overnight express (for delivery
                              by the close of business on the applicable
                              trade date, but in no event later than 11:00
                              a.m. New York City time, on the Business Day
                              following the applicable trade date) to the
                              Agent which made or presented the offer to
                              purchase the applicable Note (in such
                              capacity, the "Offering Agent") and the
                              Trustee at the following applicable address:
                              if to Lehman Brothers Inc., c/o ADP,
                              Prospectus Services, 536 Broad Hollow Road,
                              Melville, New York 11747, Attention: Mike
                              Ward, (516) 254-7106, telecopier: (516) 249-
                              7942 and by hand to Lehman Brothers Inc., 3
                              World Financial Center, 9th floor, New York,
                              New York  10285, Attention: Brunnie Vazquez,
                              (212) 526-8400; and if to the Trustee, to:
                              State Street Bank and Trust Company, Two
                              International Place, Boston, Massachusetts
                              02110, Attention:  Corporate Trust
                              Department, (617) 664-5602, telecopier: (617)
                              664-5371;  if to Merrill Lynch & Co., to:
                              Tritech Services, 40 Colonial Drive,
                              Piscataway, New Jersey 08854, Attention:
                              Prospectus Operations/ Susannah Putnam, (908) 885-2769, telecopier: (908) 885-2774/5/6, for record keeping purposes, one copy of such
                              Pricing Supplement shall also be mailed or
                              telecopied to Merrill Lynch & Co., Merrill
                              Lynch, Pierce, Fenner & Smith Incorporated,
                              World Financial Center, North Tower, 10th
                              Floor, New York, New York, 10281-1310,
                              Attention: MTN Product Management, (212) 449-7476, telecopier: (212) 449-2234, with a copy to Brown & Wood, One World Trade Center, New
                              York, New York 10048, Attention: Edward F.
                              Petrosky, Esq.; if to Morgan Stanley & Co.,
                              Morgan Stanley & Co. Incorporated, 1585
                              Broadway, 2nd floor, New York, New York
                              10036, Attention:  Medium-Term Note Trading
                              Desk, Carlos Cabrera, Telephone No.:  (212)
                              761-2000,  Telecopy No.: (212) 761-8846; and
                              if to Smith Barney Inc., 1345 Avenue of the
                              Americas, 46th Floor, New York, New York
                              10105, Attention:  Ted Hamilton, Telephone:
                              (212) 698-8007, Telecoopy No.: (212) 698-
                              5873.

                              In each instance that a Pricing Supplement is prepared, the Offering Agent will provide a copy of such Pricing Supplement to each investor or purchaser of the relevant Notes or its agent. Pursuant to Rule 434 ("Rule 434") of the Securities Act of 1933, as amended, the Pricing Supplement may be delivered separately from the Prospectus. Outdated Pricing Supplements (other than those retained for files) will be destroyed.

Settlement:                   The receipt of immediately available funds by
                              the Trust in payment for a Note and the
                              authentication and delivery of such Note shall, with respect to such Note, constitute
                              "settlement". Offers accepted by the Trust will be settled in three Business Days, or at such time as the purchaser, the applicable
                              Agent and the Trust shall agree, pursuant to the timetable for settlement set forth in Parts II and III hereof under "Settlement
                              Procedure Timetable" with respect to Global
                              Notes and Certificated Notes, respectively
                              (each such date fixed for settlement is
                              hereinafter referred to as a "Settlement
                              Date").  If procedures A and B of the
                              applicable Settlement Procedures with respect to a particular offer are not completed on or before the time set forth under the applicable "Settlement Procedures Timetable", such offer shall not be settled until the Business Day following the completion of settlement procedures A and B or such later date as the purchaser and the Trust shall agree.

                              The foregoing settlement procedures may be modified with respect to any purchase of Notes by an Agent as principal if so agreed by the Trust and such Agent.

Procedure for Changing
  Rates or Other
  Variable Terms:             When a decision has been reached to change
                              the interest rate or any other variable term on any Notes being sold by the Trust, the Trust will promptly advise the Agents and the Trustee by telephone and the Agents will forthwith suspend solicitation of offers to purchase such Notes. The Agents will telephone the Trust with recommendations as to the changed interest rates or other variable terms. At such time as the Trust notifies the Agents and the Trustee of the new interest rates or other variable terms, the Agents may resume solicitation of offers to purchase such Notes. Until such time, only "indications of interest" may be recorded. Immediately after acceptance by the Trust of an offer to purchase Notes at a new interest rate or new variable term, the Trust, the Offering Agent and the Trustee shall follow the procedures set forth under the applicable "Settlement Procedures".

Suspension of
  Solicitation;
  Amendment or
  Supplement:                 The Trust may instruct the Agents to suspend
                              solicitation of offers to purchase Notes at any time. Upon receipt of such instructions, the Agents will forthwith suspend solicitation of offers to purchase from the Trust until such time as the Trust has advised the Agents that solicitation of offers to purchase may be resumed. Any notice of an amendment or supplement to the Registration Statement or the Prospectus required to be given by the Trust to the Agents pursuant to the Distribution Agreement shall be given as so required and any amendment or supplement to the Registration
                              Statement or the Prospectus required to be delivered or mailed to the Agents pursuant to the Distribution Agreement shall be delivered or mailed as so required in quantities which such parties may reasonably request at the following respective addresses: if to Lehman
                              Brothers Inc., 3 World Financial Center, 12th floor, New York, New York 10285-1200,
                              Attention: Medium-Term Note Department,(212)
                              526-2040, telecopier: (212) 528-1718; and if
                              to the Trustee, to: State Street Bank and Trust Company, Two International Place,
                              Boston, Massachusetts 02110, Attention:
                              Corporate Trust Department, (617) 664-5602, telecopier: (617) 664-5371; if to Merrill
                              Lynch & Co., World Financial Center, North
                              Tower, 10th Floor, New York, New York
                              10281-1310, Attention: MTN Product
                              Management, (212) 449-7476, telecopier: (212)
                              449-2234, for record keeping purposes, one copy of each such amendment or supplement shall also be mailed or telecopied to Brown &
                              Wood, One World Trade Center, New York, New
                              York 10048, Attention:  Edward F. Petrosky,
                              Esq., (212) 839-5455, telecopier:  (212) 839-
                              5599; if to Morgan Stanley & Co., Morgan
                              Stanley & Co. Incorporated, 1585 Broadway,
                              2nd floor, New York, New York 10036,
                              Attention:  Medium-Term Note Trading Desk,
                              Carlos Cabrera, Telephone No.:  (212) 761-
                              2000,  Telecopy No.: (212) 761-8846; and if
                              to Smith Barney Inc., 1345 Avenue of the
                              Americas, 46th Floor, New York, New York
                              10105, Attention:  Ted Hamilton, Telephone:
                              (212) 698-8007, Telecoopy No.: (212) 698-
                              5873.

                              In the event that at the time the
                              solicitation of offers to purchase from the Trust is suspended (other than to establish or change interest rates or formulas, maturities, prices or other similar variable terms with respect to the Notes) there shall be any offers to purchase Notes that have been accepted by the Trust which have not been settled, the Trust will promptly advise the Offering Agent and the Trustee whether such offers may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such offers. The Trust will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Trust determines that such offers may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus
  and applicable
  Pricing Supplement:         A copy of the most recent Prospectus and the
                              applicable Pricing Supplement, which pursuant to Rule 434 may be delivered separately from the Prospectus, must accompany or precede the earlier of (a) the written confirmation of a sale sent to an investor or other purchaser or its agent and (b) the delivery of Notes to an investor or other purchaser or its agent.

Authenticity of
  Signatures:                 The Agents will have no obligation or
                              liability to the Trust or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Trust or the Trustee on any Note.

Documents Incorporated
  by Reference:               The Trust shall supply the Agents with an
                              adequate supply of all documents incorporated by reference in the Registration Statement and the Prospectus.


                   PART II:  PROCEDURES FOR NOTES ISSUED
                             IN BOOK-ENTRY FORM

     In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Trust and the Trustee to DTC, dated May 24, 1996, and a Certificate Agreement, dated September 27, 1988, between the Trustee and DTC, as amended (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                     All Fixed Rate Notes issued in book-entry
                              form having the same Original Issue Date, Specified Currency, Interest Rate, Default
                              Rate, Interest Payment Dates, redemption and/or repayment terms, if any, and Stated
                              Maturity Date (collectively, the "Fixed Rate
                              Terms") will be represented initially by a single Global Note; and all Floating Rate
                              Notes issued in book-entry form having the same Original Issue Date, Specified Currency,
                              Interest Category, formula for the
                              calculation of interest (including the
                              Interest Rate Basis or Bases, which may be the CD Rate, the CMT Rate, the Commercial
                              Paper Rate, the Eleventh District Cost of
                              Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate or the Treasury Rate or any other interest rate basis or formula, and Spread and/or Spread Multiplier, if any), Day
                              Count Convention, Initial Interest Rate,
                              Default Rate, Index Maturity (if applicable),
                              Minimum Interest Rate, if any, Maximum
                              Interest Rate, if any, redemption and/or repayment terms, if any, Interest Payment
                              Dates, Initial Interest Reset Date, Interest
                              Reset Dates and Stated Maturity
                              Date(collectively, the "Floating Rate Terms") will be represented initially by a single
                              Global Note.

                              For other variable terms with respect to the Fixed Rate Notes and Floating Rate Notes, see the Prospectus and the applicable Pricing Supplement.

                              Owners of beneficial interests in Global
                              Notes will be entitled to physical delivery of Certificated Notes equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus.

Identification:               The Trust has arranged with the CUSIP Service
                              Bureau of Standard & Poor's Corporation (the
                              "CUSIP Service Bureau") for the reservation of one series of CUSIP numbers, which series consists of approximately 900 CUSIP numbers which have been reserved for and relating to Global Notes and the Trust has delivered to each of the Trustee and DTC such list of such CUSIP numbers. The Trust will assign CUSIP numbers to Global Notes as described below under Settlement Procedure B. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Trust has assigned to Global Notes. The Trustee will notify the Trust at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Notes, and, if it deems necessary, the Trust will reserve and obtain additional CUSIP numbers for assignment to Global Notes. Upon obtaining such additional
                              CUSIP numbers, the Trust will deliver a list of such additional numbers to the Trustee and DTC. Notes issued in book-entry form in excess of $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies) aggregate principal amount and otherwise required to be represented by the same Global Note will instead be represented by two or more Global Notes which shall all be assigned the same CUSIP number.

Registration:                 Unless otherwise specified by DTC, each
                              Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the register maintained by the Trustee under the Indenture. The beneficial owner of a Note issued in book-entry form (i.e., an owner of a beneficial interest in a Global Note) (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note issued in book-entry form, the "Participants") to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such
                              Participants, a credit balance with respect to such Note issued in book-entry form in the account of such Participants. The ownership interest of such beneficial owner in such
                              Note issued in book-entry form will be
                              recorded through the records of such
                              Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:                    Transfers of beneficial ownership interests
                              in a Global Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Global Note.

Exchanges:                    The Trustee may deliver to DTC and the CUSIP
                              Service Bureau at any time a written notice specifying (a) the CUSIP numbers of two or more Global Notes outstanding on such date that represent Global Notes having the same
                              Fixed Rate Terms or Floating Rate Terms, as the case may be (other than Original Issue
                              Dates), and for which interest has been paid to the same date; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for the related
                              Notes issued in book-entry form, on which such Global Notes shall be exchanged for a single replacement Global Note; and (c) a new
                              CUSIP number, obtained from the Trust, to be assigned to such replacement Global Note.
                              Upon receipt of such a notice, DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date.
                              Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service
                              Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single
                              Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. Notwithstanding the foregoing, if the Global Notes to be exchanged exceed
                              $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies) in aggregate principal amount, one replacement Note will be authenticated and issued to represent each $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies) in aggregate principal amount of the exchanged Global Notes and an additional Global Note or Notes will be authenticated and issued to represent any remaining principal amount of such Global
                              Notes (See "Denominations" below).

Denominations:                Unless otherwise provided in the applicable
                              Pricing Supplement, Notes issued in
                              book-entry form will be issued in
                              denominations of $1,000 and integral
                              multiples thereof. Global Notes will not be denominated in excess of $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies) aggregate principal amount. If one or more Notes are issued in book-entry form in excess of $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies) aggregate principal amount and would, but for the preceding sentence, be represented by a single Global
                              Note, then one Global Note will be issued to represent each $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies) in aggregate principal amount of such Notes issued in book-entry form and an additional Global Note or Notes will be issued to represent any remaining aggregate principal amount of such Note or Notes issued in book-entry form. In such a case, each of the Global Notes representing
                              Notes issued in book-entry form shall be assigned the same CUSIP number.

Payments of Principal
  and Interest:               Payments of Interest Only.  Promptly after
                              each Regular Record Date, the Trustee will deliver to the Trust and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with the Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment
                              Date by reference to the daily bond reports published by Standard & Poor's Corporation.
                              On such Interest Payment Date, the Trust will pay to the Trustee in immediately available funds an amount sufficient to pay the interest then due and owing on the Global
                              Notes, and upon receipt of such funds from the Trust, the Trustee in turn will pay to DTC such total amount of interest due on such Global Notes (other than on the Maturity
                              Date) which is payable in U.S. dollars, at the times and in the manner set forth below under "Manner of Payment". The Trustee shall make payment of that amount of interest due and owing on any Global Notes that Partici-pants have elected to receive in foreign or composite currencies directly to such
                              Participants.

                              Notice of Interest Rates. Promptly after each Interest Determination Date or Calculation Date, as the case may be, for Floating Rate Notes issued in book-entry form, the Trustee will notify each of Moody's Investors Service, Inc. and Standard & Poor's Corporation of the interest rates determined as of such Interest Determination Date.

                              Payments at Maturity.  On or about the first
                              Business Day of each month, the Trustee will deliver to the Trust and DTC a written list of principal, premium, if any, and interest to be paid on each Global Note maturing or otherwise becoming due in the following month. The Trustee, the Trust and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each such Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Trust will pay to the Trustee in immediately available funds an amount sufficient to make the required payments, and upon receipt of such funds the Trustee in turn will pay to DTC the principal amount of Global Notes, together with premium, if any, and interest due on the Maturity Date, which are payable in U.S. dollars, at the times and in the manner set forth below under "Manner of Payment". The Trustee shall make payment of the principal, premium, if any, and interest to be paid on the Maturity Date of each Global Note that Participants have elected to receive in foreign or composite currencies directly to such Participants. Promptly after (i) payment to DTC of the principal, premium, if any, and interest due on the Maturity Date of such Global Note which are payable in U.S. dollars and (ii) payment of the principal, premium, if any, and interest due on the Maturity Date of such Global Note to those Participants who have elected to receive such payments in foreign or composite currencies, the Trustee will cancel such Global Note and deliver it to the Trust with an appropriate debit advice. On the first Business Day of each month, the Trustee will deliver to the Trust a written statement indicating the total principal amount of outstanding Global Notes as of the close of business on the immediately preceding Business Day.

                              Manner of Payment. The total amount of any principal, premium, if any, and interest due on Global Notes on any Interest Payment Date or the Maturity Date, as the case may be, which is payable in U.S. dollars shall be paid by the Trust to the Trustee in funds available for use by the Trustee no later than 10:00 a.m., New York City time, on such date. The Trust will make such payment on such Global Notes to an account specified by the Trustee. Upon receipt of such funds, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment in U.S. dollars of principal, premium, if any, and interest due on Global Notes on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the beneficial interests in such Global Notes are recorded in the book-entry system maintained by DTC. Neither the Trust nor the Trustee shall have any responsibility or liability for the payment in U.S. dollars by DTC of the principal of, or premium, if any, or interest on, the Global Notes. The Trustee shall make all payments of principal, premium, if any, and interest on each Global Note that Participants have elected to receive in foreign or composite currencies directly to such Participants.

                              Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Global Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Global Note.

Settlement
  Procedures:                 Settlement Procedures with regard to each
                              Note in book-entry form sold by an Agent, as agent of the Trust, or purchased by an Agent, as principal, will be as follows:

                              A. The Offering Agent will advise the Trust by telephone, confirmed by facsimile, of the following settlement information:

                                  1.  Principal amount, Authorized
                                      Denomination, and Specified Currency.

                                  2.  Exchange Rate Agent, if any.

                                  3.  (a)  Fixed Rate Notes:

                                         (i)   Interest Rate.

                                        (ii)   Interest Payment Dates.

                                       (iii)   Whether such Note is being
                                               issued with Original Issue
                                               Discount and, if so, the
                                               terms thereof.

                                      (b)   Floating Rate Notes:

                                         (i)   Interest Category.

                                        (ii)   Interest Rate Basis or
                                               Bases.

                                       (iii)   Initial Interest Rate.

                                        (iv)   Spread and/or Spread
                                               Multiplier, if any.

                                         (v)   Initial Interest Reset Date
                                               or Interest Reset Dates.

                                        (vi)   Interest Payment Dates.

                                       (vii)   Index Maturity, if any.

                                      (viii)   Maximum and/or Minimum
                                               Interest Rates, if any.

                                        (ix)   Day Count Convention.

                                      (viii)   Calculation Agent.

                                  4.  Price to public, if any, of such Note
                                      (or whether such Note is being
                                      offered at varying prices relating to
                                      prevailing market prices at time of
                                      resale as determined by the Offering
                                      Agent).

                                  5.  Trade Date.

                                  6.  Settlement Date (Original Issue
                                      Date).

                                  7.  Stated Maturity Date.

                                  8.  Redemption provisions, if any.

                                  9.  Repayment provisions, if any.

                                  10. Default Rate, if any.

                                  11. Net proceeds to the Trust.

                                  12. The Offering Agent's discount or
                                      commission.

                                  13. Whether such Note is being sold to
                                      the Offering Agent as principal or to
                                      an investor or other purchaser
                                      through the Offering Agent acting as
                                      agent for the Trust.

                                  14. Such other information specified with
                                      respect to such Note (whether by
                                      Addendum or otherwise).

                              B.  The Trust will assign a CUSIP number to
                                  the Global Note representing such Note
                                  and then advise the Trustee by facsimile transmission or other electronic transmission of the above settlement information received from the Offering Agent, such CUSIP number and the name of the Offering Agent. The Trust will also advise the Offering Agent of the CUSIP number assigned to the Global Note.

                              C.  The Trustee will communicate to DTC and
                                  the Offering Agent through DTC's
                                  Participant Terminal System a pending
                                  deposit message specifying the following settlement information:

                                  1.  The information set forth in the
                                      Settlement Procedure A.

                                  2.  Identification numbers of the
                                      participant accounts maintained by
                                      DTC on behalf of the Trustee and the
                                      Offering Agent.

                                  3.  Identification of the Global Note as
                                      a Fixed Rate Global Note or Floating
                                      Rate Global Note.

                                  4.  Initial Interest Payment Date for
                                      such Note, number of days by which
                                      such date succeeds the related record
                                      date for DTC purposes (or, in the
                                      case of Floating Rate Notes which
                                      reset daily or weekly, the date five
                                      calendar days preceding the Interest
                                      Payment Date) and, if then
                                      calculable, the amount of interest
                                      payable on such Interest Payment Date
                                      (which amount shall have been
                                      confirmed by the Trustee).

                                  5.  CUSIP number of the Global Note
                                      representing such Note.

                                  6.  Whether such Global Note represents
                                      any other Notes issued or to be
                                      issued in book-entry form.

                                  DTC will arrange for each pending deposit message described above to be transmitted to Standard & Poor's Corporation, which will use the information in the message to include certain terms of the related Global Note in the appropriate daily bond report published by Standard & Poor's Corporation.

                              D.  The Trustee will complete and
                                  authenticate the Global Note representing such Note.

                              E.  DTC will credit such Note to the
                                  participant account of the Trustee
                                  maintained by DTC.

                              F.  The Trustee will enter an SDFS deliver
                                  order through DTC's Participant Terminal
                                  System instructing DTC (i) to debit such Note to the Trustee's participant account and credit such Note to the participant account of the Offering Agent maintained by DTC and (ii) to debit the settlement account of the Offering Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less such Offering Agent's discount or underwriting commission, as applicable. Any entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (i) the Global Note representing such Note has been issued and authenticated and (ii) the Trustee is holding such Global Note pursuant to the Certificate Agreement.

                              G.  In the case of Notes in book-entry form
                                  sold through the Offering Agent, as
                                  agent, the Offering Agent will enter an
                                  SDFS deliver order through DTC's
                                  Participant Terminal System instructing
                                  DTC (i) to debit such Note to the
                                  Offering Agent's participant account and credit such Note to the participant account of the Participants maintained by DTC and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Offering Agent maintained by DTC in an amount equal to the initial public offering price of such Note.

                              H.  Transfers of funds in accordance with
                                  SDFS deliver orders described in
                                  Settlement Procedures F and G will be
                                  settled in accordance with SDFS operating procedures in effect on the Settlement Date.

                              I.  Upon receipt, the Trustee will pay the
                                  Trust, by wire transfer of immediately
                                  available funds to an account specified
                                  by the Trust to the Trustee from time to time, the amount transferred to the Trustee in accordance with Settlement Procedure F.

                              J.  The Trustee will send a copy of the
                                  Global Note by first class mail to the
                                  Trust together with a statement setting
                                  forth the principal amount of Notes
                                  Outstanding as of the related Settlement
                                  Date after giving effect to such
                                  transaction and all other offers to
                                  purchase Notes of which the Trust has
                                  advised the Trustee but which have not
                                  yet been settled.

                              K.  If such Note was sold through the
                                  Offering Agent, as agent, the Offering
                                  Agent will confirm the purchase of such
                                  Note to the investor or other purchaser
                                  either by transmitting to the Participant with respect to such Note a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such investor or other purchaser.

Settlement Procedures
  Timetable:                  For offers to purchase Notes accepted by the
                              Trust, Settlement Procedures A through K set forth above shall be completed as soon as possible following the trade but not later than the respective times (New York City time) set forth below:

                              Settlement
                              Procedure             Time
                              ----------            ----

                                  A         11:00 a.m. on the trade date or
                                            within one hour following the
                                            trade
                                  B         12:00 noon on the trade date or
                                            within one hour following the
                                            trade
                                  C         No later than the close of
                                            business on the trade date
                                  D         9:00 a.m. on Settlement Date
                                  E         10:00 a.m. on Settlement Date
                                  F-G       No later than 2:00 p.m. on
                                            Settlement Date
                                  H         4:00 p.m. on Settlement Date
                                  I-K       5:00 p.m. on Settlement Date


                              Settlement Procedure H is subject to
                              extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                              If settlement of a Note issued in book-entry form is rescheduled or canceled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 5:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:            If the Trustee fails to enter an SDFS deliver
                              order with respect to a Note issued in
                              book-entry form pursuant to Settlement
                              Procedure F, the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Global Note representing such Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Notes represented by a Global Note, the Trustee will mark such Global Note "canceled", make appropriate entries in its records and send certification of destruction of such canceled
                              Global Note to the Trust. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent the Global Notes for which withdrawal messages are processed and shall be canceled immediately after issuance and the other of which shall represent the other
                              Notes previously represented by the
                              surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

                              In the case of any Note in book-entry form sold through the Offering Agent, as agent, if the purchase price for any such Note is not timely paid to the Participants with respect thereto by the beneficial investor or other purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such investor or other purchaser), such Participants and, in turn, the related Offering Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures F and G, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph.

                              Notwithstanding the foregoing, upon any
                              failure to settle with respect to a Note in book-entry form, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Note that was to have been represented by a Global Note also representing other Notes, the Trustee will provide, in accordance with Settlement Procedure D, for the authentication and issuance of a Global Note representing such remaining Notes and will make appropriate entries in its records.


               PART III:  PROCEDURES FOR CERTIFICATED NOTES


Denominations:                Unless otherwise provided in the applicable
                              Pricing Supplement, the Certificated Notes will be issued in denominations of $1,000 and integral multiples thereof.

Payments of Principal,
  Premium, if any,
  and Interest:               Upon presentment and delivery of the
                              Certificated Note, the Trustee upon receipt of immediately available funds from the Trust will pay the principal of, premium, if any, and interest on, each Certificated Note on the Maturity Date in immediately available funds. All interest payments on a Certificated Note, other than interest due on the Maturity Date, will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register; provided, however, that
                              Holders of $10,000,000 (or, if the applicable
                              Specified Currency is other than United
                              States dollars, the equivalent thereof in such Specified Currency) or more in aggregate principal amount of Certificated Notes
                              (whether having identical or different terms and provisions) shall be entitled to receive such interest payments by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to the applicable
                              Interest Payment Date.

                              The Trustee will provide monthly to the Trust a list of the principal, premium, if any, and interest to be paid on Certificated Notes maturing in the next succeeding month. The Trustee will be responsible for withholding taxes on interest paid as required by applicable law.

                              Certificated Notes presented to the Trustee on the Maturity Date for payment will be canceled by the Trustee. All canceled Certificated Notes held by the Trustee shall be destroyed, and the Trustee shall furnish to the Trust a certificate with respect to such destruction.

Settlement
  Procedures:                 Settlement Procedures with regard to each
                              Certificated Note purchased by an Agent, as principal, or through an Agent, as agent, shall be as follows:

                              A. The Offering Agent will advise the Trust by telephone of the following Settlement information with regard to each
                                  Certificated Note:

                                  1.  Exact name in which the Certificated
                                      Note(s) is to be registered (the
                                      "Registered Owner").

                                  2.  Exact address or addresses of the
                                      Registered Owner for delivery,
                                      notices and payments of principal,
                                      premium, if any, and interest.

                                  3.  Taxpayer identification number of the
                                      Registered Owner.

                                  4.  Principal amount, Authorized
                                      Denomination and Specified Currency.

                                  5.  Exchange Rate Agent, if any.

                                  6.  (a)   Fixed Rate Notes:

                                            (i)   Interest Rate.

                                           (ii)   Interest Payment Dates.

                                          (iii)   Whether such Note is
                                                  being issued with
                                                  Original Issue Discount
                                                  and, if so, the terms
                                                  thereof.

                                      (b)   Floating Rate Notes:

                                            (i)   Interest Category.

                                           (ii)   Interest Rate Basis or
                                                  Bases.

                                          (iii)   Initial Interest Rate.

                                           (iv)   Spread and/or Spread
                                                  Multiplier, if any.

                                            (v)   Initial Interest Reset
                                                  Date and Interest Reset
                                                  Dates.

                                           (vi)   Interest Payment Dates.

                                          (vii)   Index Maturity, if any.

                                         (viii)   Maximum and/or Minimum
                                                  Interest Rates, if any.

                                           (ix)   Day Count Convention.

                                            (x)   Calculation Agent.

                                  7.  Price to public of such Certificated
                                      Note (or whether such Note is being
                                      offered at varying prices relating to
                                      prevailing market prices at time of
                                      resale as determined by the Offering
                                      Agent).

                                  8.  Trade Date.

                                  9.  Settlement Date (Original Issue
                                      Date).

                                  10. Stated Maturity Date.

                                  11. Redemption provisions, if any.

                                  12. Repayment provisions, if any.

                                  13. Default Rate, if any.

                                  14. Net proceeds to the Trust.

                                  15. The Offering Agent's discount or
                                      commission.

                                  16. Whether such Note is being sold to
                                      the Offering Agent as principal or to
                                      an investor or other purchaser
                                      through the Offering Agent acting as
                                      agent for the Trust.

                                  17. Such other information specified with
                                      respect to such Note (whether by
                                      Addendum or otherwise).

                              B.  After receiving such settlement
                                  information from the Offering Agent, the Trust will advise the Trustee of the above settlement information by facsimile transmission confirmed by telephone. The Trust will cause the Trustee to issue, authenticate and deliver the Certificated Note.

                              C.  The Trustee will complete the
                                  Certificated Note in the form approved by the Trust and the Offering Agent, and will make three copies thereof (herein called "Stub 1", "Stub 2" and "Stub 3"):

                                  1.  Certificated Note with the Offering
                                      Agent's confirmation, if traded on a
                                      principal basis, or the Offering
                                      Agent's customer confirmation, if
                                      traded on an agency basis.

                                  2.  Stub 1 for Trustee.

                                  3.  Stub 2 for Offering Agent.

                                  4.  Stub 3 for the Trust.

                              D.  With respect to each trade, the Trustee
                                  will deliver the Certificated Note and
                                  Stub 2 thereof to the Offering Agent at
                                  the following applicable address: if to Lehman Brothers Inc., to Chemical Bank, 4 New York Plaza, Ground Floor, Receive Window, FAO Lehman Brothers, New York, New York, Attention: Jennifer Jones,(212) 623-5953; if to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Money Markets Clearance, 55 Water Street, Concourse Level, N.S.C.C. Window, New York, New York 10041, Attention: Al Mitchell, (212) 558-2405, telecopier:
                                  (212) 558-2457;  if to Morgan Stanley &
                                  Co., Morgan Stanley & Co. Incorporated,
                                  to Bank of New York, Dealer Clearance
                                  Department, 1 Wall Street, 3rd Floor,
                                  Window 3B, New York, New York  10005,
                                  Attention:  For the Account of Morgan
                                  Stanley & Co. Incorporated; and if to
                                  Smith Barney Inc., 1345 Avenue of the
                                  Americas, 46th Floor, New York, New York
                                  10105, Attention:  Ted Hamilton,
                                  Telephone:  (212) 698-8007, Telecoopy
                                  No.: (212) 698-5873.  The Trustee will
                                  keep Stub 1.  The Offering Agent will
                                  acknowledge receipt of the Certificated
                                  Note through a broker's receipt and will keep Stub 2. Delivery of the Certificated Note will be made only against such acknowledgment of receipt. Upon determination that the Certificated Note has been authorized, delivered and completed as aforementioned, the Offering Agent will wire the net proceeds of the Certificated Note after deduction of its applicable commission to the Trust pursuant to standard wire instructions given by the Trust.

                              E.  In the case of a Certificated Note sold
                                  through the Offering Agent, as agent, the Offering Agent will deliver such Certificated Note (with the confirmation) to the purchaser against payment in immediately available funds.

                              F.  The Trustee will send Stub 3 to the
                                  Trust.

Settlement
  Procedures
  Timetable:                  For offers to purchase Certificated Notes
                              accepted by the Trust, Settlement Procedures
                              A through F set forth above shall be
                              completed as soon as possible following the trade but not later than the respective times
                              (New York City time) set forth below:

                              Settlement
                              Procedure             Time
                              ----------            ----

                                  A         11:00 a.m. on the trade date or
                                            within one hour following the
                                            trade
                                  B         12:00 noon on the trade date or
                                            within one hour following the
                                            trade
                                  C-D       2:15 p.m. on Settlement Date
                                  E         3:00 p.m. on Settlement Date
                                  F         5:00 p.m. on Settlement Date

Failure to Settle:            In the case of Certificated Notes sold
                              through the Offering Agent, as agent, if an investor or other purchaser of a Certificated
                              Note from the Trust shall either fail to accept delivery of or fail to make payment for such Certificated Note on the date fixed for settlement, the Offering Agent will forthwith notify the Trustee and the Trust by telephone, confirmed in writing, and return such Certificated Note to the Trustee.

                              The Trustee, upon receipt of such
                              Certificated Note from the Offering Agent, will immediately advise the Trust and the Trust will promptly arrange to credit the account of the Offering Agent in an amount of immediately available funds equal to the amount previously paid to the Trust by such Offering Agent in settlement for such Certificated Note (without interest). Such credits will be made on the Settlement Date if possible, and in any event not later than the Business Day following the Settlement Date; provided that the Trust has received notice on the same day. Immediately upon receipt of the Certificated Note in respect of which the failure occurred, the Trustee will cancel and destroy such Certificated Note, make appropriate entries in its records to reflect the fact that such Certificated Note was never issued, and accordingly notify in writing the Trust.

                              [FACE OF NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") (55 WATER STREET, NEW YORK, NEW
YORK) TO THE ISSUER HEREOF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(1)

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN
CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.(2)

REGISTERED                          CUSIP No.:   PRINCIPAL AMOUNT:
No. FXR-______                      _____________________________

                           New Plan Realty Trust
                             MEDIUM-TERM NOTE
                               (Fixed Rate)

ORIGINAL ISSUE DATE:        INTEREST RATE:    %      STATED MATURITY DATE:


INTEREST PAYMENT DATE(S)    DEFAULT RATE:    %
[ ] _______ and ______
[ ] Other:


INITIAL REDEMPTION          INITIAL REDEMPTION       ANNUAL REDEMPTION
DATE:                       PERCENTAGE:    %         PERCENTAGE
                                                     REDUCTION:   %

OPTIONAL REPAYMENT          [ ] CHECK IF AN ORIGINAL
DATE(S):                        ISSUE DISCOUNT NOTE
                                Issue Price:   %


SPECIFIED CURRENCY:         AUTHORIZED DENOMINATION: EXCHANGE RATE
[ ] United States dollars   [ ] $1,000 and integral  AGENT:
[ ] Other:                      multiples thereof
                            [ ] Other:

ADDENDUM ATTACHED           OTHER/ADDITIONAL PROVISIONS:
[ ] Yes
[ ] No




________________________
(1)  This paragraph applies to global Notes only.

(2)  This paragraph applies to global Notes only.

     New Plan Realty Trust, a Massachusetts business trust (the "Trust", which term includes any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to
              , or registered assigns, the principal sum of , on the Stated Maturity Date specified above (or any Redemption Date or
Repayment Date, each as defined on the reverse hereof) (each such Stated Maturity Date, Redemption Date or Repayment Date being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date) and to pay interest thereon, at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the Default Rate per annum specified above on any overdue principal, premium and/or interest. The Trust will pay interest in arrears on each Interest Payment Date, if any, specified above (each, an "Interest Payment Date"), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date; provided, however, that if the Original Issue Date occurs between a Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date to the holder of this Note on the Record Date with respect to such second Interest Payment Date. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

     Interest on this Note will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period"). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day, as defined below) immediately preceding such Interest Payment Date (the "Record Date"); provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof and premium, if any, hereon shall be payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the holder on any Record Date, and shall be paid to the person in whose name this Note is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the holder of this Note by the Trustee not less than 10 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided for in the Indenture.

     Payment of principal, premium, if any, and interest in respect of this Note due on the Maturity Date will be made in immediately available funds upon presentation and surrender of this Note (and, with respect to any applicable repayment of this Note, a duly completed election form as contemplated on the reverse hereof) at the office or agency maintained by the Trust for that purpose in the Borough of Manhattan, The City of New York, currently the office of the Trustee located at 61 Broadway, New York, New York 10006, or at such other paying agency in the Borough of Manhattan, The City of New York, as the Trust may determine; provided, however, that if the Specified Currency specified above is other than United States dollars and such payment is to be made in the Specified Currency in accordance with the provisions set forth below, such payment will be made by wire transfer of immediately available funds to an account with a bank designated by the holder hereof at least 15 calendar days prior to the Maturity Date, provided that such bank has appropriate facilities therefor and that this Note (and, if applicable, a duly completed repayment election form) is presented and surrendered at the aforementioned office or agency maintained by the Trust in time for the Trustee to make such payment in such funds in accordance with its normal procedures. Payment of interest due on any Interest Payment Date other than the Maturity Date will be made at the aforementioned office or agency maintained by the Trust or, at the option of the Trust, by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained by the Trustee; provided, however, that a holder of U.S.$10,000,000 (or, if the Specified Currency is other than United States dollars, the equivalent thereof in the Specified Currency) or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments on such Interest Payment Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such holder.

     If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

     As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that if the Specified Currency is other than United States dollars, such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (or, if the Specified Currency is European Currency Units ("ECU"), is not a day that appears as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or a day so designated by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), is not a day on which payments in ECU cannot be settled in the international interbank market). "Principal Financial Center" means the capital city of the country issuing the Specified Currency, except that with respect to United States dollars, Australian dollars, Deutsche marks, Dutch guilders, Italian lire, Swiss francs and ECU, the "Principal Financial Center" shall be The City of New York, Sydney, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively.

     The Trust is obligated to make payment of principal, premium, if any, and interest in respect of this Note in the Specified Currency (or, if the Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued the Specified Currency as at the time of such payment is legal tender for the payment of such debts). If the Specified Currency is other than United States dollars, except as otherwise provided below, any such amounts so payable by the Trust will be converted by the Exchange Rate Agent specified above into United States dollars for payment to the holder of this Note.

     If the Specified Currency is other than United States dollars, the holder of this Note may elect to receive such amounts in such Specified Currency. If the holder of this Note shall not have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in the Specified Currency, any United States dollar amount to be received by the holder of this Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Trust for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all holders of Notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the holder of this Note by deductions from such payments. If three such bid quotations are not available, payments on this Note will be made in the Specified Currency.

     If the Specified Currency is other than United States dollars, the holder of this Note may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this
Note in the Specified Currency by submitting a written request for such payment to the Trustee at its corporate trust office in The City of New York on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. The holder of this Note may elect to receive all or a specified portion of all future payments in the Specified Currency in respect of such principal, premium, if any, and/or interest and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be.

     If the Specified Currency is other than United States dollars or a composite currency and the holder of this Note shall have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in the Specified Currency and if the Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Trust, the Trust will be entitled to satisfy its obligations to the holder of this Note by making such payment in United States dollars on the basis of the Market Exchange Rate (as defined below) on the second Business Day prior to such payment date or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise specified on the face hereof. The "Market Exchange Rate" for the Specified Currency means the noon dollar buying rate in The City of New York for cable transfers for the Specified Currency as certified for customs purposes by (or if not so certified, as otherwise determined by) the Federal Reserve Bank of New York. Any payment made under such circumstances in United States dollars will not constitute an Event of Default (as defined in the Indenture) with respect to this Note.

     If the Specified Currency is a composite currency and the holder of this Note shall have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in the Specified Currency and if such composite currency is unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Trust, then the Trust will be entitled to satisfy its obligations to the holder of this Note by making such payment in United States dollars. The amount of each payment in United States dollars shall be computed by the Exchange Rate Agent on the basis of the equivalent of the composite currency in United States dollars. The component currencies of the composite currency for this purpose (collectively, the "Component Currencies" and each, a "Component Currency") shall be the currency amounts that were components of the composite currency as of the last day on which the composite currency was used. The equivalent of the composite currency in United States dollars shall be calculated by aggregating the United States dollar equivalents of the Component Currencies. The United States dollar equivalent of each of the Component Currencies shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for each such Component Currency, or as otherwise specified on the face hereof.

     If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of the currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

     All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the holder of this Note.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and, if so specified above on the face hereof, in the Addendum hereto, which further provisions shall have the same force and effect as if set forth on the face hereof.

     Notwithstanding the foregoing, if an Addendum is attached hereto or "Other/Additional Provisions" apply to this Note as specified above, this Note shall be subject to the terms set forth in such Addendum or such "Other/Additional Provisions".

     Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


     IN WITNESS WHEREOF, New Plan Realty Trust has caused this Note to be duly executed by one of its duly authorized officers.

                         NEW PLAN REALTY TRUST


                              By________________________________
                                 Title:

Dated:



TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the
series designated therein referred to
in the within-mentioned Indenture.



STATE STREET BANK AND TRUST COMPANY,
          as Trustee


By____________________________
     Authorized Signatory

                             [REVERSE OF NOTE]

                           New Plan Realty Trust
                             MEDIUM-TERM NOTE
                               (Fixed Rate)


          This Note is one of a duly authorized series of Securities (the "Securities") of the Trust issued and to be issued under an Indenture, dated as of March 29, 1995, as amended, modified or supplemented from time to time (the "Indenture"), between the Trust and State Street Bank and Trust Company (as successor to The First National Bank of Boston), as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trust, the Trustee and the holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the series of Securities designated as "Medium-Term Notes Due Nine Months or More from Date of Issue" (the "Notes"). All terms used but not defined in this Note or in an Addendum hereto shall have the meanings assigned to such terms in the Indenture or on the face hereof, as the case may be.

          This Note is issuable only in registered form without coupons in minimum denominations of U.S. $1,000 and integral multiples thereof or the minimum Authorized Denomination specified on the face hereof.

          This Note will not be subject to any sinking fund and, unless otherwise specified on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or repayable prior to the Stated Maturity Date.

          This Note will be subject to redemption at the option of the Trust on any date on or after the Initial Redemption Date, if any, specified on the face hereof, in whole or from time to time in part in increments of U.S. $1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S. $1,000 or such minimum Authorized Denomination), at the Redemption Price (as defined below), together with unpaid interest accrued thereon to the date fixed for redemption (each, a "Redemption Date"), on notice given no more than 60 nor less than 30 calendar days prior to the Redemption Date and in accordance with the provisions of the Indenture. The "Redemption Price" shall initially be the Initial Redemption Percentage specified on the face hereof multiplied by the unpaid principal amount of this Note to be redeemed. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof until the Redemption Price is 100% of unpaid principal amount to be redeemed. In the event of redemption of this
Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Note shall be issued in the name of the holder hereof upon the presentation and surrender hereof.

          This Note will be subject to repayment by the Trust at the option of the holder hereof on the Optional Repayment Date(s), if any, specified on the face hereof, in whole or in part in increments of U.S.$1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S.$1,000 or such minimum Authorized Denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the date fixed for repayment (each, a "Repayment Date"). For this Note to be repaid, the Trustee must receive at its office in the Borough of Manhattan, The City of New York, referred to on the face hereof, at least 30 days but not more than 60 days prior to the Repayment Date (i) this Note and the form hereon entitled "Option to Elect Repayment" duly completed or (ii) a telegram, telex, facsimile transmission, or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder hereof, the principal amount of this Note, the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby, and a guarantee that this Note, together with the form hereon entitled "Option to Elect Repayment" duly completed, will be received by the Trustee not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter, provided that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and duly completed form are received by the Trustee by such fifth Business Day. Exercise of such repayment option by the holder hereof will be irrevocable. In the event of repayment of this Note in part only, a new Note of like tenor for the unrepaid portion hereof and otherwise having the same terms as this Note shall be issued in the name of the holder hereof upon the presentation and surrender hereof.

          If this Note is an Original Issue Discount Note as specified on the face hereof, the amount payable to the holder of this Note in the event of redemption, repayment or acceleration of maturity will be equal to the sum of (i) the Issue Price specified on the face hereof (increased by any accruals of the Discount, as defined below) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (ii) any unpaid interest on this Note accrued from the Original Issue Date to the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be. The difference between the Issue Price and 100% of the principal amount of this Note is referred to herein as the "Discount".

           For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount will be accrued so as to cause the yield on the Note to be constant. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period) and an assumption that the maturity of this Note will not be accelerated. If the period from the Original Issue Date to the initial Interest Payment Date (the "Initial Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

          If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Notes or (ii) certain covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Trust and the rights of the holders of the Securities at any time by the Trust and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of all Securities at the time outstanding and affected thereby. The Indenture also contains provisions permitting the holders of not less than a majority of the aggregate principal amount of the outstanding Securities of any series, on behalf of the holders of all such Securities, to waive compliance by the Trust with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the holders of not less than a majority of the aggregate principal amount of the outstanding Securities of any series, in certain instances, to waive, on behalf of all of the holders of Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange heretofore or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Trust, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this Note at the times, places and rate or formula, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register of the Trust upon surrender of this Note for registration of transfer at the office or agency of the Trust in any place where the principal hereof and any premium or interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trust and the Security Registrar duly executed by, the holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          As provided in the Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the holder hereof surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Note for registration of transfer, the Trust, the Trustee and any agent of the Trust or the Trustee may treat the holder in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Trust, the Trustee nor any such agent shall be affected by notice to the contrary.

          This Note and all documents, agreements, understandings and arrangements relating to any transaction contemplated hereby or thereby have been executed or entered into by an officer of the Trust in his/her capacity as an officer of the Trust which has been formed as a Massachusetts business trust pursuant to the Declaration of Trust, and not individually, and neither the trustees, officers or shareholders of the Trust shall be bound or have any personal liability hereunder or thereunder. Each party hereto shall look solely to the assets of the Trust for satisfaction of any liability of the Trust in respect of this Note and all documents, agreements, understandings and arrangements relating to any transaction contemplated hereby or thereby and will not seek recourse or commence any action against any of the trustees, officers or shareholders of the Trust or any of their personal assets for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions between the parties hereto.

          The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.

                               ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common   UNIF GIFT MIN ACT - ______ Custodian______
TEN ENT - as tenants by the entireties               (Cust)         (Minor)
JT TEN  - as joint tenants with right of      under Uniform Gifts to Minors
          survivorship and not as tenants        Act_____________________
          in common                                                (State)

         Additional abbreviations may also be used though not in the above list.


                    __________________________________

                                ASSIGNMENT


  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
               OTHER
IDENTIFYING NUMBER OF ASSIGNEE
|                              |
|______________________________|___________________________________________
___________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)
___________________________________________________________________________
This Note and all rights thereunder hereby irrevocably constituting and appointing

__________________________________________________________________ Attorney
to transfer this Note on the books of the Trustee, with full power of substitution in the premises.

Dated:_____________________        _______________________________________

                                   _______________________________________
                              Notice: The signature(s) on this Assignment must correspond with the name(s) as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever.

                         OPTION TO ELECT REPAYMENT

          The undersigned hereby irrevocably request(s) and instruct(s) the Trust to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued hereon to the Repayment Date, to the undersigned, at __________________________________________________________
__________________________________________________________________________
      (Please print or typewrite name and address of the undersigned)

          For this Note to be repaid, the Trustee must receive at its corporate trust office in the Borough of Manhattan, The City of New York, currently located at 61 Broadway, New York, New York 10006, this Note with this "Option to Elect Repayment" form duly completed.

          If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of U.S.$1,000 (or, if the Specified Currency is other than United States dollars, the minimum Authorized Denomination specified on the face hereof)) which the holder elects to have repaid and specify the denomination or denominations (which shall be an Authorized Denomination) of the Notes to be issued to the holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).


Principal Amount
to be Repaid:  $_________________
                                        Notice:  The signature(s) on this
Date:  __________________________       Option to Elect Repayment must
                                        correspond with the name(s) as
                                        written upon the face of this Note
                                        in every particular, without
                                        alteration or enlargement or any
                                        change whatsoever.

                              [FACE OF NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") (55 WATER STREET, NEW YORK, NEW
YORK) TO THE ISSUER HEREOF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(1)

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN
CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.(2)


REGISTERED            CUSIP No.:        PRINCIPAL AMOUNT:
No. FLR-____          __________________________________

                           NEW PLAN REALTY TRUST
                             MEDIUM-TERM NOTE
                              (Floating Rate)

INTEREST RATE BASIS     ORIGINAL ISSUE DATE:      STATED MATURITY DATE:
OR BASES:

   IF LIBOR:                       IF CMT RATE:
      [ ] LIBOR Reuters               Designated CMT Telerate Page:
           Page:                          If Telerate Page 7052:
                                         [ ] Weekly Average
                                         [ ] Monthly Average
                                      Designated CMT MAturity Index:
      [ ] LIBOR Telerate
           Page:

   INDEX CURRENCY:


INDEX MATURITY:      INITIAL INTEREST RATE:   % INTEREST PAYMENT DATE(S):


SPREAD (PLUS OR      SPREAD MULTIPLIER:         INITIAL INTEREST RESET
MINUS):                    DATE:


MINIMUM INTEREST RATE: %  MAXIMUM INTEREST RATE:  % INTEREST RESET DATE(S):

INITIAL REDEMPTION        INITIAL REDEMPTION    ANNUAL REDEMPTION
DATE:                     PERCENTAGE:    %      PERCENTAGE REDUCTION:   %


OPTIONAL REPAYMENT        CALCULATION AGENT:
DATE(S):


INTEREST CATEGORY:                      DAY COUNT CONVENTION:
[ ] Regular Floating Rate Note          [ ] 30/360 for the period
[ ] Floating Rate/Fixed Rate Note           from            to            .
       Fixed Rate Commencement Date:    [ ] Actual/360 for the period
       Fixed Interest Rate:    %            from            to            .
[ ] Inverse Floating Rate Note          [ ] Actual/Actual for the period
       Fixed Interest Rate:    %            from            to            .
[ ] Original Issue Discount Note        Applicable Interest Rate Basis:
       Issue Price:    %


SPECIFIED CURRENCY:                     AUTHORIZED DENOMINATION:
[ ] United States dollars               [ ] $1,000 and integral multiples
[ ] Other:                              thereof
                                        [ ] Other:


EXCHANGE RATE AGENT:


DEFAULT RATE:    %


ADDENDUM ATTACHED
[ ] Yes
[ ] No


OTHER/ADDITIONAL PROVISIONS:


(1)  This paragraph applies to global Notes only.

(2)  This paragraph applies to global Notes only.

     New Plan Realty Trust, a Massachusetts business trust (the "Trust", which term includes any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to
          , or registered assigns, the principal sum of , on the Stated Maturity Date specified above (or any Redemption Date or Repayment Date, each as defined on the reverse hereof) (each such Stated Maturity Date, Redemption Date or Repayment Date being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date) and to pay interest thereon, at a rate per annum equal to the initial Interest Rate specified above until the Initial Interest Reset Date specified above and thereafter at a rate determined in accordance with the provisions specified above and on the reverse hereof or in an Addendum hereto with respect to one or more Interest Rate Bases specified above until the principal hereof is paid or duly made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the Default Rate per annum specified above on any overdue principal, premium and/or interest. The Trust will pay interest in arrears on each Interest Payment Date, if any, specified above (each, an "Interest Payment Date"), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date; provided, however, that if the Original Issue Date occurs between a Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date to the holder of this Note on the Record Date with respect to such second Interest Payment Date.

     Interest on this Note will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period"). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day, as defined on the reverse hereof) immediately preceding such Interest Payment Date (the "Record Date"); provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof and premium, if any, hereon shall be payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the holder on any Record Date, and shall be paid to the person in whose name this Note is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the holder of this Note by the Trustee not less than 10 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided for in the Indenture.

     Payment of principal, premium, if any, and interest in respect of this Note due on the Maturity Date will be made in immediately available funds upon presentation and surrender of this Note (and, with respect to any applicable repayment of this Note, a duly completed election form as contemplated on the reverse hereof) at the office or agency maintained by the Trust for that purpose in the Borough of Manhattan, The City of New York, currently the office of the Trustee located at 61 Broadway, New York, New York 10006, or at such other paying agency in the Borough of Manhattan, The City of New York, as the Trust may determine; provided, however, that if the Specified Currency specified above is other than United States dollars and such payment is to be made in the Specified Currency in accordance with the provisions set forth below, such payment will be made by wire transfer of immediately available funds to an account with a bank designated by the holder hereof at least 15 calendar days prior to the Maturity Date, provided that such bank has appropriate facilities therefor and that this Note (and, if applicable, a duly completed repayment election form) is presented and surrendered at the aforementioned office or agency maintained by the Trust in time for the Trustee to make such payment in such funds in accordance with its normal procedures. Payment of interest due on any Interest Payment Date other than the Maturity Date will be made at the aforementioned office of agency maintained by the Trust or, at the option of the Trust, by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained by the Trustee; provided, however, that a holder of U.S. $10,000,000 (or, if the Specified Currency is other than United States dollars, the equivalent thereof in the Specified Currency) or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments on such Interest Payment Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such holder.

     If any Interest Payment Date other than the Maturity Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after the Maturity Date to the date of such payment on the next succeeding Business Day.

     The Trust is obligated to make payment of principal, premium, if any, and interest in respect of this Note in the Specified Currency (or, if the Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued the Specified Currency as at the time of such payment is legal tender for the payment of such debts). If the Specified Currency is other than United States dollars, except as provided below, any such amounts so payable by the Trust will be converted by the Exchange Rate Agent specified above into United States dollars for payment to the holder of this Note.

     If the Specified Currency is other than United States dollars, the holder of this Note may elect to receive such amounts in such Specified Currency. If the holder of this Note shall not have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in the Specified Currency, any United States dollar amount to be received by the holder of this Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Trust for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all holders of Notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the holder of this Note by deductions from such payments. If three such bid quotations are not available, payments on this Note will be made in the Specified Currency.

     If the Specified Currency is other than United States dollars, the holder of this Note may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this
Note in the Specified Currency by submitting a written request for such payment to the Trustee at its corporate trust office in The City of New York on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. The holder of this Note may elect to receive all or a specified portion of all future payments in the Specified Currency in respect of such principal, premium, if any, and/or interest and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be.

     If the Specified Currency is other than United States dollars or a composite currency and the holder of this Note shall have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in the Specified Currency and if the Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Trust, the Trust will be entitled to satisfy its obligations to the holder of this Note by making such payment in United States dollars on the basis of the Market Exchange Rate (as defined below) on the second Business Day prior to such payment date or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise specified on the face hereof. The "Market Exchange Rate" for the Specified Currency means the noon dollar buying rate in The City of New York for cable transfers for the Specified Currency as certified for customs purposes by (or if not so certified, as otherwise determined by) the Federal Reserve Bank of New York. Any payment made under such circumstances in United States dollars will not constitute an Event of Default (as defined in the Indenture) with respect to this Note.

     If the Specified Currency is a composite currency and the holder of this Note shall have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in the Specified Currency and if such composite currency is unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Trust, then the Trust will be entitled to satisfy its obligations to the holder of this Note by making such payment in United States dollars. The amount of each payment in United States dollars shall be computed by the Exchange Rate Agent on the basis of the equivalent of the composite currency in United States dollars. The component currencies of the composite currency for this purpose (collectively, the "Component Currencies" and each, a "Component Currency") shall be the currency amounts that were components of the composite currency as of the last day on which the composite currency was used. The equivalent of the composite currency in United States dollars shall be calculated by aggregating the United States dollar equivalents of the Component Currencies. The United States dollar equivalent of each of the Component Currencies shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for each such Component Currency, or as otherwise specified on the face hereof.

     If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of the currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

     All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the holder of this Note.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and, if so specified above on the face hereof, in the Addendum hereto, which further provisions shall have the same force and effect as if set forth on the face hereof.

     Notwithstanding any provisions to the contrary contained herein, if the face of this Note specifies that an Addendum is attached hereto or that "Other/Additional Provisions" apply, this Note shall be subject to the terms set forth in such Addendum or such "Other/Additional Provisions".

     Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, New Plan Realty Trust has caused this Note to be duly executed by one of its duly authorized officers.

                              NEW PLAN REALTY TRUST


                                   By________________________________
                                      Title:

Dated:



TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the
series designated therein referred to
in the within-mentioned Indenture.



STATE STREET BANK AND TRUST COMPANY,
     as Trustee


By____________________________
      Authorized Signatory

                             [REVERSE OF NOTE]

                           NEW PLAN REALTY TRUST
                             MEDIUM-TERM NOTE
                              (Floating Rate)


          This Note is one of a duly authorized series of Securities (the "Securities") of the Trust issued and to be issued under an Indenture, dated as of March 29, 1995, as amended, modified or supplemented from time to time (the "Indenture"), between the Trust and State Street Bank and Trust Company (as successor to The First National Bank of Boston), as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trust, the Trustee and the holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the series of Securities designated as "Medium-Term Notes Due Nine Months or More from Date of Issue" (the "Notes"). All terms used but not defined in this Note or in an Addendum hereto shall have the meanings assigned to such terms in the Indenture or on the face hereof, as the case may be.

          This Note is issuable only in registered form without coupons in minimum denominations of U.S. $1,000 and integral multiples thereof or the minimum Authorized Denomination specified on the face hereof.

          This Note will not be subject to any sinking fund and, unless otherwise specified on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or repayable prior to the Stated Maturity Date.

          This Note will be subject to redemption at the option of the Trust on any date on or after the Initial Redemption Date, if any, specified on the face hereof, in whole or from time to time in part in increments of U.S. $1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S. $1,000 or such minimum Authorized Denomination), at the Redemption Price (as defined below), together with unpaid interest accrued thereon to the date fixed for redemption (each, a "Redemption Date"), on notice given no more than 60 nor less than 30 calendar days prior to the Redemption Date and in accordance with the provisions of the Indenture. The "Redemption Price" shall initially be the Initial Redemption Percentage specified on the face hereof multiplied by the unpaid principal amount of this Note to be redeemed. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof until the Redemption Price is 100% of unpaid principal amount to be redeemed. In the event of redemption of this
Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Note shall be issued in the name of the holder hereof upon the presentation and surrender hereof.

          This Note will be subject to repayment by the Trust at the option of the holder hereof on the Optional Repayment Date(s), if any, specified on the face hereof, in whole or in part in increments of U.S. $1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S. $1,000 or such minimum Authorized Denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, (each, a Repayment Date"). For this Note to be repaid, the Trustee must receive at its office in the Borough of Manhattan, the City of New York, referred to on the face hereof, at least 30 days but not more than 60 days prior to the Repayment Date (i) this Note and the form hereon entitled "Option to Elect Repayment" duly completed or (ii) a telegram, telex, facsimile transmission, or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder hereof, the principal amount of this Note, the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby, and a guarantee that this Note, together with the form hereon entitled "Option to Elect Repayment" duly completed, will be received by the Trustee not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter, provided that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and duly completed form are received by the Trustee by such fifth Business Day. Exercise of such repayment option by the holder hereof will be irrevocable. In the event of repayment of this Note in part only, a new Note of like tenor for the unrepaid portion hereof and otherwise having the same terms as this Note shall be issued in the name of the holder hereof upon the presentation and surrender hereof.

          If the Interest Category of this Note is specified on the face hereof as an Original Issue Discount Note, the amount payable to the holder of this Note in the event of redemption, repayment or acceleration of maturity of this Note will be equal to the sum of (i) the Issue Price specified on the face hereof (increased by any accruals of the Discount, as defined below) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (ii) any unpaid interest on this Note accrued from the Original Issue Date to the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be. The difference between the Issue Price and 100% of the principal amount of this Note is referred to herein as the "Discount."

          For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount will be accrued so as to cause an assumed yield on the Note to be constant. The assumed constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period), a coupon rate equal to the initial interest rate applicable to this Note and an assumption that the maturity of this Note will not be accelerated. If the period from the Original Issue Date to the initial Interest Payment Date (the "Initial Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

          The interest rate borne by this Note will be determined as follows:

               (i) Unless the Interest Category of this Note is specified on the face hereof as a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note" or as otherwise specified as Other/Additional Provisions on the face hereof or in an Addendum hereto, this Note shall be designated as a "Regular Floating Rate Note" and, except as set forth below or specified on the face hereof or in an Addendum hereto, shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified on the face hereof. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date specified on the face hereof; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate.

               (ii) If the Interest Category of this Note is specified on the face hereof as a "Floating Rate/Fixed Rate Note", then, except as set forth below or specified on the face hereof or in an Addendum hereto, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that (y) the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate and (z) the interest rate in effect for the period commencing on the Fixed Rate Commencement Date specified on the face hereof to the Maturity Date shall be the Fixed Interest Rate specified on the face hereof or, if no such Fixed Interest Rate is specified, the interest rate in effect hereon on the day immediately preceding the Fixed Rate Commencement Date.

               (iii) If the Interest Category of this Note is specified on the face hereof as an "Inverse Floating Rate Note", then, except as set forth below or specified on the face hereof or in an Addendum hereto, this Note shall bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any; provided, however, that, unless otherwise specified on the face hereof or in an Addendum hereto, the interest rate hereon shall not be less than zero. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate.

          Except as set forth above or specified on the face hereof or in an Addendum hereto, the interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. In addition, if the Treasury Rate is an applicable Interest Rate Basis and the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day.

          As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that if the Specified Currency is other than United States dollars, such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (or, if the Specified Currency is European Currency Units ("ECU"), is not a day that appears as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or a day so designated by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), is not a day on which payments in ECU cannot be settled in the international interbank market); provided, further, that if LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day (as defined below). "London Business Day" means
(i) if the Index Currency (as defined below) is other than ECU, any day on which dealings in such Index Currency are transacted in the London interbank market or (ii) if the Index Currency is ECU, any day that does not appear as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or a day so designated by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), is not a day on which payments in ECU cannot be settled in the international interbank market. "Principal Financial Center" means the capital city of the country issuing the Specified Currency, or solely with respect to the calculation of LIBOR, the Index Currency, except that with respect to United States dollars, Australian dollars, Deutsche marks, Dutch guilders, Italian lire, Swiss francs and ECU, the "Principal Financial Center" shall be The City of New York, Sydney, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively.

          The interest rate applicable to each Interest Reset Period commencing on the related Interest Reset Date will be determined by the Calculation Agent as of the applicable Interest Determination Date and will be calculated by the Calculation Agent on or prior to the Calculation Date (as defined below), except with respect to LIBOR and the Eleventh District Cost of Funds Rate, which will be calculated on such Interest Determination Date. The "Interest Determination Date" with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the second Business Day immediately preceding the applicable Interest Reset Date; the "Interest Determination Date" with respect to the Eleventh District Cost of Funds Rate shall be the last working day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as defined below); and the "Interest Determination Date" with respect to LIBOR shall be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Index Currency is British pounds sterling, in which case the "Interest Determination Date" will be the applicable Interest Reset Date. The "Interest Determination Date" with respect to the Treasury Rate shall be the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the "Interest Determination Date" shall be such preceding Friday. If the interest rate of this Note is determined with reference to two or more Interest Rate Bases specified on the face hereof, the "Interest Determination Date" pertaining to this Note shall be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date on which each Interest Rate Basis is determinable. Each Interest Rate Basis shall be determined as of such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

          Unless otherwise specified on the face hereof or in an Addendum hereto, the rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below.

          CD Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the CD Rate, the CD Rate shall be determined as of the applicable Interest Determination Date (a "CD Rate Interest Determination Date") as the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)") under the heading "CDs (Secondary Market)", or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for United States Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit". If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent specified on the face hereof and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money center banks in the market for negotiable United States dollar certificates of deposit with a remaining maturity closest to the Index Maturity in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

          CMT Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the CMT rate, the CMT Rate shall be determined as of the applicable Interest Determination Date (a "CMT Rate Interest Determination Date") as the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.", under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified on the face hereof, for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least U.S.$100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity and will use such quotations to calculate the CMT Rate.

          "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service (or any successor service) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified on the face hereof, the Designated CMT Telerate Page shall be 7052, for the most recent week.

          "Designated CMT Maturity Index" means the original period to maturity of the United States Treasury securities (either one, two, three, five, seven, 10, 20 or 30 years) specified on the face hereof with respect to which the CMT Rate will be calculated. If no such maturity is specified on the face hereof, the Designated CMT Maturity Index shall be two years.

          Commercial Paper Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the Commercial Paper Rate, the Commercial Paper Rate shall be determined as of the applicable Interest Determination Date (a "Commercial Paper Rate Interest Determination Date") as the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity as published in H.15(519) under the heading "Commercial Paper". In the event that such rate is not published by 3:00 P.M., New York City time, on such Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be the Money Market Yield of the rate for commercial paper having the Index Maturity as published in Composite Quotations under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity placed for an industrial issuer whose bond rating is "AA", or the equi-valent, from a nationally recognized statistical rating organization; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

          "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

          Money Market Yield =        D x 360        x 100
                                   360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the Interest Period for which interest is being calculated.

          Eleventh District Cost of Funds Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the Eleventh District Cost of Funds Rate, the Eleventh District Cost of Funds Rate shall be determined as of the applicable Interest Determination Date (an "Eleventh District Cost of Funds Rate Interest Determination Date") as the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate on such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date. If the FHLB of San Francisco fails to announce the Index on or prior to such Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

          Federal Funds Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the Federal Funds Rate, the Federal Funds Rate shall be determined as of the applicable Interest Determination Date (a "Federal Funds Rate Interest Determination Date") as the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not published by 3:00 P.M., New York City time, on the Calculation Date, the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York selected by the Calculation Agent, prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

          LIBOR. If an Interest Rate Basis for this Note is specified on the face hereof as LIBOR, LIBOR shall be determined by the Calculation Agent as of the applicable Interest Determination Date (a "LIBOR Interest Determination Date") in accordance with the following provisions:

           (i) if (a) "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates (unless the Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate will be used) for deposits in the Index Currency having the Index Maturity, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page (as defined below) as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, or (b) "LIBOR Telerate" is specified on the face hereof, or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates appear, or if no such rate appears, as applicable, LIBOR on such LIBOR Interest Determination Date shall be determined in accordance with the provisions described in clause (ii) below.

          (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.

          "Index Currency" means the currency or composite currency specified on the face hereof as to which LIBOR shall be calculated. If no such currency or composite currency is specified on the face hereof, the Index Currency shall be United States dollars.

          "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified on the face hereof, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service (or any successor service)), for the purpose of displaying the London interbank rates of major banks for the Index Currency, or (b) if "LIBOR Telerate" is specified on the face hereof or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the display on the Dow Jones Telerate Service (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service (or any successor service)), for the purpose of displaying the London interbank rates of major banks for the Index Currency.

          Prime Rate. If an Interest Rate Basis for this Note is specified on the face hereto as the Prime Rate, the Prime Rate shall be determined as of the applicable Interest Determination Date (a "Prime Rate Interest Determination Date") as the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan". If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination Date, the Prime Rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than four such quotations are so provided, the Prime Rate shall be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations and by a reasonable number of substitute banks or trust companies to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least U.S.$500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

          "Reuters Screen USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuter Monitor Money Rates Service (or any successor service) (or such other page as may replace the USPRIME1 page on such service (for any successor service) for the purpose of displaying prime rates or base lending rates of major United States banks).

          Treasury Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the Treasury Rate, the Treasury Rate shall be determined as of the applicable Interest Determination Date (a "Treasury Rate Interest Determination Date") as the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity, as such rate is published in H.15(519) under the heading "Treasury bills-auction average (investment)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate of such Treasury Bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the Auction of Treasury Bills having the Index Maturity are not reported as provided above by 3:00 P.M., New York City time, on such Calculation Date, or if no such Auction is held, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of ap-proximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

          Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, in each case as specified on the face hereof. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

          The "Calculation Date", if applicable, pertaining to any Interest Determination Date shall be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be. At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date.

          Accrued interest hereon shall be an amount calculated by multiplying the principal amount hereof by an accrued interest factor.
Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the applicable Interest Period. Unless otherwise specified as the Day Count Convention on the face hereof, the interest factor for each such date shall be computed by dividing the interest rate applicable to such day by 360 if the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate is an applicable Interest Rate Basis or by the actual number of days in the year if the CMT Rate or the Treasury Rate is an applicable Interest Rate Basis. Unless otherwise specified as the Day Count Convention on the face hereof, the interest factor for this Note, if the interest rate is calculated with reference to two or more Interest Rate Bases, shall be calculated in each period in the same manner as if only the Applicable Interest Rate Basis specified on the face hereof applied.

          All percentages resulting from any calculation on this Note shall be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards, and all amounts used in or resulting from such calculation on this Note shall be rounded, in the case of United States dollars, to the nearest cent or, in the case of a Specified Currency other than United States dollars, to the nearest unit (with one-half cent or unit being rounded upwards).

          If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Notes or (ii) certain covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Trust and the rights of the holders of the Securities at any time by the Trust and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of all Securities at the time outstanding and affected thereby. The Indenture also contains provisions permitting the holders of not less than a majority of the aggregate principal amount of the outstanding Securities of any series, on behalf of the holders of all such Securities, to waive compliance by the Trust with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the holders of not less than a majority of the aggregate principal amount of the outstanding Securities of any series, in certain instances, to waive, on behalf of all of the holders of Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Trust, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this Note at the times, places and rate or formula, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register of the Trust upon surrender of this Note for registration of transfer at the office or agency of the Trust in any place where the principal hereof and any premium or interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trust and the Security Registrar duly executed by, the holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          As provided in the Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the holder hereof surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Note for registration of transfer, the Trust, the Trustee and any agent of the Trust or the Trustee may treat the holder in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Trust, the Trustee nor any such agent shall be affected by notice to the contrary.

          This Note and all documents, agreements, understandings and arrangements relating to any transaction contemplated hereby or thereby have been executed or entered into by an officer of the Trust in his/her capacity as an officer of the Trust which has been formed as a Massachusetts business trust pursuant to the Declaration of Trust, and not individually, and neither the trustees, officers or shareholders of the Trust shall be bound or have any personal liability hereunder or thereunder. Each party hereto shall look solely to the assets of the Trust for satisfaction of any liability of the Trust in respect of this Note and all documents, agreements, understandings and arrangements relating to any transaction contemplated hereby or thereby and will not seek recourse or commence any action against any of the trustees, officers or shareholders of the Trust or any of their personal assets for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions between the parties hereto.

          The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.

                               ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common  UNIF GIFT MIN ACT - ______ Custodian _____
TEN ENT - as tenants by the entireties              (Cust)          (Minor)
JT TEN  - as joint tenants with right of      under Uniform Gifts to Minors
          survivorship and not as tenants        Act_____________________
          in common                                                 (State)

         Additional abbreviations may also be used though not in the above list.


                     __________________________________

                                ASSIGNMENT


  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
               OTHER
IDENTIFYING NUMBER OF ASSIGNEE
_______________________________
|                              |
|______________________________|___________________________________________
___________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)
___________________________________________________________________________
this Note and all rights thereunder hereby irrevocably constituting and appointing

_________________________________________________________________ Attorney
to transfer this Note on the books of the Trustee, with full power of substitution in the premises.

Dated:_____________________        _______________________________________

                                   _______________________________________
                                   Notice:  The signature(s) on this
                                   Assignment must correspond with the
                                   name(s) as written upon the face of this
                                   Note in every particular, without
                                   alteration or enlargement or any change
                                   whatsoever.

                         OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably request(s) and instruct(s) the Trust to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued hereon to the Repayment Date, to the undersigned, at ___________________________________________________________
___________________________________________________________________________
      (Please print or typewrite name and address of the undersigned)

     For this Note to be repaid, the Trustee must receive at its corporate trust office in the Borough of Manhattan, The City of New York, currently located at 61 Broadway, New York, New York 10006, this Note with this "Option to Elect Repayment" form duly completed.

     If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of U.S.$1,000 (or, if the Specified Currency is other than United States dollars, the minimum Authorized Denomination specified on the face hereof)) which the holder elects to have repaid and specify the denomination or denominations (which shall be an Authorized Denomination) of the Notes to be issued to the holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).


Principal Amount
to be Repaid:  $_____________           ___________________________________
                                        Notice:  The signature(s) on
Date:  ______________________           this Option to Elect Repayment
                                        must correspond with the name(s) as
                                        written upon the face of this Note
                                        in every particular, without
                                        alteration or enlargement or any
                                        change whatsoever.

                           AMENDED AND RESTATED

                           DECLARATION OF TRUST

                                    OF

                           NEW PLAN REALTY TRUST


          This AMENDED AND RESTATED DECLARATION OF TRUST OF NEW PLAN REALTY TRUST is made as of the 15th day of January, 1996 by William Newman, Arnold Laubich, Norman Gold, Melvin Newman, James Steuterman, Raymond Bottorf, Dean Bernstein, John Wetzler and Gregory White, not personally but solely as Trustees of New Plan Realty Trust.

                           W I T N E S S E T H:

          WHEREAS, on July 31, 1972 the original Declaration of Trust of New Plan Realty Trust (the "Trust") was duly declared, executed and delivered and filed with the Secretary of The Commonwealth of Massachusetts;

          WHEREAS, said original Declaration of Trust has been duly amended, with the approval of the holders of the requisite number of the Shares of Beneficial Interest of the Trust as provided in the Declaration of Trust, from time to time, most recently by Amendment No. 11, so approved by holders of Shares of Beneficial Interest on December 13, 1995;

          WHEREAS, said Declaration of Trust as so amended authorizes the Trustees from time to time to approve and file in the office of the Secretary of The Commonwealth of Massachusetts (and in any other office where the Declaration of Trust and amendments may be filed or recorded) an Amended and Restated Declaration of Trust which restates (with nonsubstantive conforming changes which the Trustees consider appropriate) the original Declaration of Trust as previously amended and provides that from and after the filing thereof such Amended and Restated Declaration of Trust shall be deemed for all purposes to have superseded the earlier Declaration of Trust and amendments thereto and shall constitute the Declaration of Trust;

          WHEREAS, the Trustees determine it to be in the interests of the Trust, the holders of Shares of Beneficial Interest of the Trust, and others doing business with or having an interest in the Trust that the original Declaration of Trust as previously amended be restated into a single document as herein set forth;

          WHEREAS, the Trustees have appointed Goodwin, Procter & Hoar LLP as resident agent of the Trust in Massachusetts and have designated the principal place of business of the Trust in Massachusetts to be c/o Goodwin, Procter & Hoar LLP, Exchange Place, Boston, MA 02109.

          NOW, THEREFORE, the undersigned, being all of the Trustees of New Plan Realty Trust, do hereby approve and adopt this Amended and Restated Declaration of Trust and do restate the original Declaration of Trust of New Plan Realty Trust, as heretofore amended, in its entirety to read as hereinafter set forth.


                                 ARTICLE I

                          THE TRUST; DEFINITIONS

     SECTION 1.1. Name. The name of the trust created by this Declaration of Trust shall be "New Plan Realty Trust" and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever used in this Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees in their capacity as Trustees, and not individually or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not practicable, legal or convenient, they may use such other designation or they may adopt such other name for the Trust as they deem proper, and the Trustees may hold property of the Trust and conduct activities as Trustees under such designation or name.

     SECTION 1.2. Adviser. The Trustees may appoint, employ or contract with an Adviser pursuant to Article III.

     SECTION 1.3. Location; Places of Business. The principal place of business of the Trust shall be in Boston, Massachusetts, unless changed by the Trustees to another location within or without Massachusetts. The Trust may have such other offices or places of business as the Trustees from time to time may determine as necessary or expedient.

     SECTION 1.4. Nature of Trust. The Trust shall be a Massachusetts unincorporated voluntary association of the type commonly termed a Massachusetts business trust and as "association" is defined in Section 1 of Chapter 182 of the General Laws of the Commonwealth of Massachusetts. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general partnership, limited partnership, joint venture, a consortium, corporation, association or joint stock company (but nothing herein shall preclude the Trust from being taxable as an association under the REIT Provisions of the Internal Revenue Code), nor shall the Trustees or Shareholders or any of them for any purpose be or be deemed to be treated in any way whatsoever to be liable or responsible hereunder as partners or joint venturers. The Shareholders shall be beneficiaries and their relationship to the Trustees shall be solely in that capacity in accordance with the rights conferred upon them hereunder. The Trust is intended to have the status of a "real estate investment trust" as that term is defined in the REIT Provisions of the Internal Revenue Code, and this Declaration of Trust and all actions of the Trustees hereunder shall be construed in accordance with such intent.

     SECTION 1.5. Definitions. As used in this Declaration of Trust, the following terms shall have the following meanings unless the context hereof otherwise requires:

          1.5.1. Adviser. "Adviser" shall mean any business organization appointed, employed or contracted with by the Trustees under the provisions of Section 3.1 hereof to administer the day-to-day operations of the Trust.

          1.5.2. Affiliate. "Affiliate" shall mean, (a) as to any corporation, partnership or trust: (i) any Person who directly or indirectly controls, is controlled by, or is under common control with, such corporation, partnership or trust; (ii) any Person who is an officer, director, employee, partner or trustee of such corporation, partnership or trust, or of any Person which controls, is controlled by, or is under common control with, such corporation, partnership or trust; (b) as to any Person: any corporation, partnership or trust of which such Person is an Affiliate under (a) above.

          1.5.3. Affiliated Trustee. "Affiliated Trustee" shall mean a Trustee who in his individual capacity, is an Affiliate of the Adviser, if any.

          1.5.4. Annual Meeting. "Annual Meeting of Shareholders" shall have the meaning set forth in Section 9.1.

          1.5.5. Annual Report. "Annual Report" shall have the meaning set forth in Section 9.6.

          1.5.6. Appraisal. "Appraisal" shall mean a determination of the fair market value of a specified interest in Real Property in its existing state or in a state to be created, by any disinterested Person having no economic interest in the Real Property, provided any such Person, in the sole judgment of the Trustees, is properly qualified to make such a determination.

          1.5.7. Book Value. "Book Value" shall mean the value of assets on the books of the Trust before provision for amortization, depreciation or depletion and before deduction of any indebtedness or other liability (but after provision for bad debt loss and similar reserves). Depreciable assets shall be included in such computation at the cost of such assets before provision for depreciation, amortization or depletion unless the Trustees determine that the fair market value of such assets is less than such amount. At the time the Trust acquires any asset, if such asset is acquired in connection with a reorganization or any other transaction in which the historical cost of such asset in the Trust's predecessor is carried over to the Trust, the Book Value of such asset shall be the fair market value thereof at the time the Trust acquired such asset, determined by an Appraisal.

          1.5.8. Construction Loans. "Construction Loans" shall mean Mortgage Loans made to finance all or part of the cost of the acquisition of land (including leaseholds therein) and the construction of buildings and other improvements thereon.

          1.5.9. Declaration of Trust; Declaration. "Declaration of Trust" and "Declaration" shall mean this Amended and Restated Declaration of Trust as amended, restated or modified from time to time. References in this Declaration of Trust to "Declaration," "hereof," "herein" and "hereunder" shall be deemed to refer to the Declaration of Trust and shall not be limited to the particular text, article or section in which such words appear.

          1.5.10. Development Loans. "Development Loans" shall mean Mortgage Loans made to finance all or part of the cost of the acquisition of land (including leaseholds therein and including costs of demolition, wrecking and clearing) and the development of such land into a site or sites suitable for the construction of improvements thereon or suitable for other residential, recreational, commercial, industrial or public uses.

          1.5.11. Equity Investments in Real Property. "Equity Investments in Real Property" shall mean investments in the ownership of, or participations in the ownership of, Real Property, improved and unimproved, including the development thereof, and any interest therein other than Mortgage Loans, or investments in any corporate or other entity principally involved in owning, developing, improving, financing, operating or managing Real Property.

          1.5.12.   FHA.  "FHA" shall mean the Federal Housing
     Administration and any successor thereto.

          1.5.13. First Mortgage. "First Mortgage" shall mean a Mortgage which takes priority or precedence over all other charges or encumbrances upon the same interest in Real Property, other than a lessee's interest therein, and which must be satisfied before such other charges or encumbrances are entitled to participate in the proceeds of any sale or other disposition of such interest in Real Property. Such Mortgage may be upon a lessee's interest in Real Property. Such priority shall not be deemed to be abrogated by any charges or encumbrances if the amount deemed necessary to discharge said charges or encumbrances is withheld from disbursements made under the loan secured by such Mortgage, liens for taxes, assessments which are not due or remain payable without penalty, contracts (other than contracts for repayment of borrowed moneys), leases, mechanics' and materialmen's liens for work performed and materials furnished which are not in default or are in good faith being contested, other minor encumbrances immaterial in amount, and other claims normally deemed in the local jurisdiction in which the Real Property is located not to abrogate the priority of a first mortgage.

          1.5.14. First Mortgage Loans. "First Mortgage Loans" shall mean Mortgage Loans secured or collateralized at the time of the making or organization thereof by the Trust by First Mortgages.

          1.5.15. Internal Revenue Code. "Internal Revenue Code" shall mean the Internal Revenue Code of the United States of America, as amended from time to time and regulations and rulings promulgated thereunder from time to time.

          1.5.16. Invested Assets. "Invested Assets" shall mean the Book Value of the Total Assets of the Trust Estate but excluding good will and other intangible assets, cash, cash items and obligations of municipal, state and federal governments and governmental agencies (other than obligations secured by a lien on Real Property owned or to be acquired by such governments or governmental agencies and securities issued or guaranteed by such governments or governmental agencies which are backed by a pool of Mortgages). For purposes of this Trust, the Federal National Mortgage Association, Government National Mortgage Association and any other governmental agency issuing securities backed by a pool of mortgages shall be deemed to be governmental agencies.

          1.5.17. Investment Committee. "Investment Committee" shall mean a committee consisting of three or more Trustees, a majority of whom (except as permitted by Section 3.3 hereof) shall not be Affiliated Trustees and to whom the approval of investments may be delegated pursuant to Section 2.2.12 hereof.

          1.5.18. Junior Mortgages. "Junior Mortgage" shall mean a Mortgage which (a) has the same priority or precedence over all charges or encumbrances upon an interest in Real Property as that required for a First Mortgage except that it is subject to the priority of one or more other Mortgages and (b) must be satisfied before such other charges or encumbrances (other than prior Mortgages) are entitled to participate in the proceeds of any sale or other disposition of such interest in Real Property.

          1.5.19. Junior Mortgage Loans. "Junior Mortgage Loans" shall mean Mortgage Loans secured or collateralized at the time of the making or acquisition thereof by the Trust by Junior Mortgages.

          1.5.20. Mortgage Loans. "Mortgage Loans" shall mean notes, debentures, bonds and other evidences of indebtedness or obligations which are negotiable or non-negotiable and which are secured or collateralized by Mortgages.

          1.5.21. Mortgages. "Mortgages" shall mean mortgages, deeds of trust, deeds to secure debt, or other security deeds on or interests in Real Property or on rights or interests, including leasehold interests, in Real Property.

          1.5.22. Net Assets. "Net Assets" shall mean the Total Assets of the Trust after deducting therefrom any liabilities of the Trust.

          1.5.23. Net Income. "Net Income" of the Trust for any period shall mean the net income of the Trust for such period, determined in accordance with generally accepted accounting principles after deducting Operating Expenses, but excluding extraordinary items and realized gains and losses from the sale, exchange or other disposition of assets of the Trust, and without deduction of:

               (a) regular fees or compensation payable by the Trust to the Adviser, if any; and

               (b) depreciation, depletion and amortization of any Assets of the Trust.

          1.5.24. Non-Affiliated Trustee. "Non-Affiliated Trustee" shall mean a Trustee who is not an Affiliated Trustee.

          1.5.25. Non-Recourse Indebtedness. "Non-Recourse Indebtedness" shall mean indebtedness which does not represent a general obligation of the Trust or the Trust Estate but is indebtedness of the Trust incurred in connection with any asset wherein the liability of the Trust is limited to such asset (including any increments or additions thereto) and the income and proceeds attributable thereto.

          1.5.26. Operating Expenses. "Operating Expenses" shall mean with respect to any Fiscal Year the aggregate expenses for such Fiscal Year of every character regarded as operating expenses in accordance with generally accepted accounting principles, as determined by independent accountants selected by the Trustees, exclusive of the following:

                  (a) fees and compensation paid to the Adviser, if any, whether regular or for additional services;

                  (b)  the cost of borrowed money;

                  (c)  taxes on income;

                  (d) taxes and assessments on real property, and all other taxes applicable to the Trust;

                  (e) legal, audit, accounting, underwriting, brokerage, listing, registration, printing, engraving and other expenses, taxes and fees incurred in connection with the issuance, distribution, transfer and stock exchange listing of the Trust's Securities;

                  (f)  fees and expenses paid to Non-Affiliated Trustees;

                  (g) fees and expenses paid or accrued to independent contractors, independent advisers, consultants, Mortgage servicers, Real Property managers, employees and other agents employed by or on behalf of the Trust in connection with the acquisition, operation, maintenance, management, protection and disposition of Equity Investments in Real Property or Mortgage Loans or other properties;

                  (h) expenses connected with the acquisition, operation, maintenance, management, protection and disposition of Equity Investments in Real Property or Mortgage Loans or other properties (including as exclusions from Operating Expenses, in connection with such investments or Mortgage Loans, travel, telephone and other out-of-pocket expenses of the Adviser, if any, and its officers and employees, the costs of foreclosures, loan administration, insurance premiums, legal services, architectural and engineering fees, mortgage taxes, appraisal and inspection fees, title and abstract expenses, brokerage, sale and leasing commissions, and costs incurred for maintenance, repairs and improvements of property);

                  (i) insurance as required by the Trust (including as exclusions from Operating Expenses Trustees' and officers' liability insurance and fidelity bonds of the Adviser, if any);

                  (j) expenses of organizing, modifying, amending or terminating the Trust;

                  (k) expenses connected with payments of dividends, distributions, or interest to security holders of the Trust;

                  (l) all expenses connected with communications to security holders of the Trust and the other bookkeeping and clerical work necessary in maintaining relations with security holders, including the cost of preparing, printing and mailing proxy solicitation materials and reports to holders of the Trust's Securities and the cost of holding shareholders' meetings;

                  (m) transfer agents', registrars', indenture trustees', warrant agents', authenticating agents', and paying agents' charges and fees;

                  (n) realized losses (exceeding provisions therefor) on disposition of assets;

                  (o) all provisions for depletion, depreciation, amortization and losses; and

                  (p) miscellaneous expenses connected with any of the foregoing items.

          1.5.27. Person. "Person" shall mean and include individuals, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, consortia, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof.

          1.5.28. Real Property. "Real Property" shall mean land, rights in land (including but not limited to leasehold interests as lessee or lessor), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land, leasehold interests and rights in land or interests therein, and air rights, but does not include Mortgages, Mortgage Loans or interests therein.

          1.5.29. REIT Provisions of the Internal Revenue Code. "REIT Provisions of the Internal Revenue Code" shall mean Sections 856 through 860 of the Internal Revenue Code, as now enacted or hereafter amended, or successor statutes, and regulations and rulings promulgated thereunder from time to time.

          1.5.30. Securities. "Securities" shall mean any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise or, in general, any instruments commonly known as "securities" or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire any of the foregoing.

          1.5.31. Securities of the Trust. "Securities of the Trust" shall mean any Securities issued by the Trust or payment of which has been assumed by the Trust.

          1.5.32. Shareholders. "Shareholders" shall mean as of any particular time all holders of record of outstanding Shares at such time.

          1.5.33. Shares. "Shares" shall mean the Shares of Beneficial Interest and the Preferred Shares of the Trust as described in Section 6.1.

          1.5.34. Standby and Gap Commitments.  "Standby and Gap
     Commitments" shall mean commitments to make Mortgage Loans if the borrowers are unable otherwise to obtain financing on specified terms or in specified amounts.

          1.5.35. Standing Loans. "Standing Loans" shall mean loans which provide only for periodic interest payments and not for amortization of principal which is paid in full at maturity.

          1.5.36. Total Assets of the Trust. "Total Assets of the Trust" shall mean the Book Value of all of the Trust Estate.

          1.5.37. Trust. "Trust" shall mean the Trust existing pursuant to this Declaration and/or where the context so requires, in furtherance of the purposes of this Trust being a Massachusetts unincorporated voluntary association, shall mean the Trustees under this Declaration holding in trust for the benefit of the Shareholders.

          1.5.38. Trustees. "Trustees" shall mean, as of any particular time, Trustees holding office under this Declaration at such time, whether they be the Trustees named herein or additional or successor Trustees and shall not include the officers, representatives or agents of the Trust or the Shareholders. Nothing herein shall be deemed to preclude the Trustees from also serving as officers, representatives or agents of the Trust, or the Adviser, if any, or any Real Property Manager, or owning Shares of the Trust, the Adviser, if any, or any Real Property Manager; provided that ownership or affiliation with the Real Property Manager does not prevent such Manager from being an "independent contractor" under the REIT Provisions of the Internal Revenue Code.

          1.5.39. Trust Estate. "Trust Estate" shall have the same meaning as "Trust Property" defined in Section 1.5.40.

          1.5.40. Trust Property. "Trust Property" shall mean as of any particular time any and all property, real, personal or otherwise, tangible or intangible, which is transferred, conveyed, held or paid to the Trust or Trustees and all rents, income, profits and gains therefrom and which at such time is owned or held by, or for the account of, the Trust or the Trustees.

          1.5.41. Trustees' Regulations. "Trustees' Regulations" shall have the meaning set forth in Section 10.8.

          1.5.42. Wrap Around Loan.  "Wrap Around Loan" shall mean a
     Junior Mortgage Loan made pursuant to an agreement obligating the borrower to pay the Trust a combined principal amount equal to that of any First Mortgage Loan plus that of such Junior Mortgage Loan with interest on the combined principal and obligating the Trust to pay, as received from the borrower, the principal and interest due on any such First Mortgage Loan.

          1.5.43. Fiscal Year. "Fiscal Year" of the Trust shall mean the 12-month period ending July 31 in each year, or such other period as may be determined by the Trustees.


                                ARTICLE II

                            POWERS OF TRUSTEES

     SECTION 2.1. General Power and Authority of Trustees. The Trustees, subject only to the specific limitations contained in this Declaration, shall have, without further or other authorization and free from any power or control on the part of the Shareholders, full, absolute and exclusive power, control and authority over the Trust Property, the Trust Estate and the business and affairs of the Trust, to the same extent as if the Trustees were the sole and absolute owners thereof in their own right, and to do all such acts and things as in their sole judgment and discretion are necessary or incidental to, or desirable for the carrying out of any of the purposes of the Trust or conducting the business of the Trust. Any determination made in good faith by the Trustees of the purposes of the Trust or the existence of any power or authority hereunder shall be conclusive. In construing the provisions of this Declaration, there shall be a presumption in favor of the grant of powers and authority to the Trustees. The enumeration of any specific power or authority herein shall not be construed as limiting the general powers or authority or any other specified power or authority conferred herein upon the Trustees.

     SECTION 2.2. Specific Powers and Authorities of Trustees. Subject only to the express limitations contained in this Declaration and in addition to any powers and authorities conferred by this Declaration or which the Trustees may have by virtue of any present or future statute or rule or law, without any action or consent by the Shareholders, the Trustees shall have and may exercise at any time and from time to time any or all of the following powers and authorities which may or may not be exercised by them in their sole judgment and discretion and in such manner and upon such terms and conditions as from time to time they may deem proper, and all of which powers and authorities shall be exercisable without regard to whether such exercise would be permissible or appropriate for Trustees subject to the "prudent man rule" or other statutes or legal principles limiting or restricting in any manner the investment or trust funds, none of which limiting statutes or principles shall be applicable to the Trustees or the Trust:

          2.2.1. Investments. To retain, invest, reinvest, the capital or other funds of the Trust, whether by purchase or other acquisition for cash or other property or through the issuance or assumption of Securities of the Trust or taking property subject to debt, in Real Property, Equity Investments in Real Property, Mortgage Loans and such other real, personal, mixed or otherwise, tangible or intangible property of any kind and description wherever located (within or without the United States), improved or unimproved, including without limitation, the following: (a) a full or participating interest in Securities which are secured by Mortgages; (b) a full or participating interest in rents, lease payments or other income from, or a full or participating interest in equity or ownership of, Real Property; (c) investments secured by the pledge or transfer of Mortgage Loans; and
     (d) Securities of every nature, whether or not secured by Mortgages, without regard to whether such interests are in newly constructed properties and other new ventures with no history of operations or earnings. The Trustees shall have the power to enter into commitments to make any investments, purchase, or acquisition of any kind authorized by this Article II, including, but not limited to, Standby and Gap Commitments.

          2.2.2. No Limitations Relating to Term of Trust. The Trustees shall have full authority and power to make any and all investment and commitments therefor, within the limitations of this Declaration of Trust, that they, in their absolute discretion, shall determine, and without liability for loss, even though such investments shall be of a character or in an amount not considered proper for the investment of trust funds or which do not or may not produce income and regardless of whether any such investments mature after the possible termination of the Trust.

          2.2.3. Participations with or in Persons. To acquire a share of rents, lease payments, or other gross income from or a share of the profits from or a share in the equity or ownership of Real Property as a general or limited partner, co-owner, joint venturer, or otherwise; to invest in loans secured by the pledge or transfer of mortgages; to develop, operate, pool, unitize, grant production payments out of or lease or otherwise dispose of mineral, oil and gas properties rights.

          2.2.4. Disposition and Encumbering of Assets. To sell, rent, lease, hire, exchange, release, partition, assign, mortgage, pledge, hypothecate, grant security interests in, otherwise encumber, negotiate, convey, transfer, exchange or otherwise dispose of any and all of the Trust Property by warranty or other deeds, trustees' deeds, assignments, warranty or other bills of sale, transfers, leases, mortgages, financing statements, security agreements and other instruments for any of such purposes executed and delivered for and on behalf of the Trust or the Trustees free and clear from any and all trusts, at public or private sale, for cash or on terms, with or without advertisement, and subject to such restrictions, stipulations, agreements and reservations as they shall deem proper, including the taking back of mortgages with or without personal liability to secure the whole or any part of the purchase price of any of the Trust Property sold or transferred; provided, however, the affirmative vote at a meeting of Shareholders of the holders of at least 66-2/3% of all outstanding Shares having the right to vote thereon shall be required to approve the principal terms of the transaction and the nature and the amount of consideration involving any sale, lease, exchange or other disposition of more than 50% of the Trust Estate. The vote or consent of Shareholders shall not be required for the pledging, hypothecating, granting a security interest in, mortgaging or encumbering all or any of the Trust Estate, or for the sale, lease, exchange or other disposition of less than 50% of the Trust Estate.

          2.2.5. Agreement Pertaining to Assets. To enter into leases, contracts, obligations, easement agreements, party wall agreements, boundary line agreements, loan commitments of every kind, nature and description, including Standby and Gap Commitments and other agreements, any one of which may be for a term extending beyond the term of office of the Trustees and beyond the possible termination of the Trust or for a lesser term.

          2.2.6.  Financing.  To lend money, whether secured or unsecured.

          2.2.7. Borrowing. To borrow or in any other manner raise such sum or sums of money or other property as they shall determine in any amount and in any manner and on any terms, and to evidence the same by Securities or negotiable or non-negotiable instruments which may mature at any time or times even beyond the possible date of termination of the Trust, and to reacquire any such Securities; to enter into other contracts on behalf of the Trust; and to execute and deliver any mortgage, pledge, assignment, conveyance, transfer, subordination, security agreement, encumbrance or other instrument to secure any such Securities or other obligations or contracts; provided that upon the completion of and after giving effect to any proposed borrowing (other than any new borrowing for the purpose of extending, renewing, refunding or replacing an equal or larger aggregate principal amount of any then existing borrowing) the amount of outstanding indebtedness of the Trust for money borrowed from or guaranteed to others (including Non-Recourse Indebtedness) shall not exceed 500% of the Net Assets of the Trust. Any such Securities, instruments or other obligations of the Trust may, at the discretion of the Trustees, without vote of the Shareholders, be convertible into Shares at such time and on such terms as the Trustees may prescribe.

          2.2.8. Issuance of or Repurchase of Securities. Subject to the provisions of Section 4.3, to issue, purchase or repurchase or otherwise acquire any type of Securities of the Trust, without vote of or other action by the Shareholders, including but not limited to Shares, bonds, debentures, notes or other evidences of indebtedness, which may be secured or unsecured, and which may be subordinated to any indebtedness of the Trust and may be convertible into Shares, and to issue options, warrants and rights to subscribe to, purchase or acquire any type of Securities of the Trust, and stock appreciation rights and other rights and awards in respect of any type of Securities of the Trust, all to or from such Persons for such cash, property, services or other consideration (including Securities issued or created by, or interests in, any Person) at such time or times and in such amounts and in such manner and on such terms as the Trustees may deem advisable and to list any of the foregoing Securities of the Trust on any securities exchange. Securities so purchased, repurchased or acquired by the Trustees for the account of the Trust shall not, so long as they belong to the Trust, receive distributions (other than, at the option of the Trustees, distributions in Shares) or be entitled to any voting rights. Such Securities in the discretion of the Trustees may be cancelled and the number of Securities issued thereby reduced, or such Securities in the discretion of the Trustees may be held in the treasury and may be disposed of by the Trustees at such time or times, to such party or parties and for such considerations as the Trustees may determine.

          2.2.9. Reserves. To create a reserve fund or reserve funds for any purposes, and to use the same in any manner that the Trustees see fit.

          2.2.10. Taxes. To pay out of the Trust Estate all taxes or assessments, of whatever kind or nature, imposed upon or against the Trust or the Trustees in connection with the Trust Property or upon or against the Trust Property or income or any part thereof; to settle and compromise disputed tax liabilities; and for the foregoing purposes to make such returns and do all such other acts and things as may be deemed by the Trustees necessary or desirable.

          2.2.11. Rights as Holder of Mortgages and Securities. To possess and exercise all the rights, powers and privileges appertaining to the ownership of all or any Mortgages or Securities issued or created by, or interests in, any Person forming a part of the Trust Property to the same extent that an individual might, and, without limiting the generality of the foregoing, to vote or give any consent, request or notice or waive any notice, either in person or by proxy or power of attorney, with or without power of substitution, to one or more Persons, which proxies and powers of attorney may be for meetings or actions generally or for any particular meeting or action, and may include the exercise of discretionary powers.

          2.2.12. Delegation; Investment Committee. Consistent with the Trustees' ultimate responsibility to supervise the affairs of the Trust, and their exclusive authority over the management of the Trust and the Trust property, to delegate from time to time to such one or more of their number or to their officers, employees and agents the doing of such things and the execution of such deeds or other instruments either in the name of the Trust or the names of the Trustees or as their attorney or attorneys or otherwise as the Trustees may from time to time deem expedient, except that powers of the Trustees relating to the approval of investments for the Trust may be delegated only to an Investment Committee.

          2.2.13. Collection. To collect, sue for, receive and receipt for all sums of money or other property coming due to the Trust; to consent to extensions of the time for payment, or to the renewal, of any bonds or other Securities or obligations; to engage in, intervene in, prosecute, join, defend, compound, compromise, abandon or adjust by arbitration or otherwise any actions, suits, proceedings, disputes, claims, demands or things relating to the Trust, the Trust Property or the Trust's affairs; to enter into agreements therefor, whether or not any suit is commenced or claimed, accrued or asserted; to foreclose any Mortgage or other Security securing any note, debenture, bond, obligation or contract, by virtue of which any sums of money are owed to the Trust; to exercise any power of sale held by the Trustees or the Trust, and to convey good title thereunder free of any and all trusts, and, in connection with any such foreclosure or sale, to purchase or otherwise acquire title to any property; to be parties to reorganizations and to transfer to and deposit with any corporation, committee, voting trustee or other Person any stocks, shares, bonds or other Securities or obligations of any corporation, trust, association or other organization, the Securities of which form a part of the Trust Property, for the purpose of any reorganization of any such corporation, trust, association or other organization, or otherwise to participate in any arrangement for enforcing or protecting the interests of the Trustees as the owners or holders of such stocks, shares, bonds or other Securities or obligations and to pay any assessment levied in connection with such reorganization or arrangement; to extend the time with or without security for the payment or delivery of any debts or property and to execute and enter into releases, agreements and other instruments; to pay or satisfy any debts or claims upon any evidence that the Trustees shall think sufficient, and in advance of any potential controversy or proceedings to enter into agreements regarding arbitration, adjudication or settlement thereof.

          2.2.14. Expenses. To incur and pay out of the Trust Estate any charges or expenses and disburse any funds of the Trust which, in the opinion of the Trustees is necessary or incidental to or desirable or proper for carrying out any of the purposes of this Declaration of Trust or conducting the business of the Trust.

          2.2.15. Compensation. To pay appropriate compensation or fees from the funds of the Trust to themselves as Trustees and to Persons with whom the Trust has contracted or transacted business. The Trustees shall fix the compensation of all officers and Trustees. The Trustees shall be entitled to receive reasonable compensation for their general services as Trustees and officers hereunder, and the Trustees may pay themselves or any one or more of themselves such compensation for special services, including legal services, as they in good faith may deem reasonable.

          2.2.16. Guarantees. To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust Property or any part thereof to secure any of or all such obligations.

          2.2.17. Deposits. To deposit any moneys or Securities included in the Trust Property with any one or more banks, trust companies or other banking, savings or savings and loan institutions, whether or not such deposits will draw interest. Such deposits shall be subject to withdrawal on such terms and in such manner and by such Person or Persons (including any one or more Trustees, officers, agents or representatives) as the Trustees may determine, and the Trustees shall have no responsibility for any loss which may occur by reason of the failure of the bank, trust company or other banking, savings or savings and loan institution with whom the moneys or Securities have been deposited.

          2.2.18. Allocation. To determine whether moneys, Securities or other assets received by the Trustees under the Trust shall be charged or credited to income or capital or allocated between income and capital, including the power to amortize or fail to amortize any part or all of any premium or discount; to treat any part or all the profit resulting from the maturity or sale of any asset, whether purchased at a premium or at a discount, as income or capital, or apportion the same between income and capital; to apportion the sales price of any asset between income and capital; and to determine in what manner any expenses or disbursements are to be borne as between income and capital, whether or not in the absence of the power and authority conferred by this Section 2.2.18 such assets would be regarded as income or as capital or such expense or disbursement would be charged to income or to capital; to treat any dividend or other distribution on any investment as income, or capital or apportion the same between income and capital; to provide or fail to provide reserves for depreciation, amortization, depletion or obsolescence in respect of all or any Trust Property in such amounts and by such methods as they shall determine, and to allocate the consideration received for Shares between paid-in capital and other appropriate accounts, all as the Trustees may reasonably deem proper. All of the foregoing determinations by the Trustees are final, absolute, valid and binding, notwithstanding any contrary provisions of any statutory or common law of any jurisdiction which might be applicable in the absence of this
     Section 2.2.18 and the making of such determinations by the Trustees.

          2.2.19. Valuation. To determine conclusively from time to time and at any time the value of any of the Trust Property and of any services, Securities, assets or other consideration hereafter to be acquired or disposed of by the Trustees under the Trust, and to revalue the Trust Property, in accordance with such appraisals or other information as the Trustees, in their sole judgment, deem necessary or advisable, and to keep the books of the Trust on the basis of the figures so adopted. If the Trustees should at any time purchase or otherwise acquire Real Property, the consideration paid for such Real Property shall generally be based upon the fair market value of the property but the Trustees shall not be required to secure an Appraisal.

          2.2.20. Fiscal Year. To determine the fiscal year of the Trust and the method or form in which its accounts shall be kept and from time to time to change the fiscal year or method or form of accounts.

          2.2.21. Title. To cause legal title to any or all of the Trust Estate or Trust Property to be held by or in the name of the Trustees, or except as prohibited by law, by or in the name of the Trust or one or more of the Trustees, in joint tenancy or otherwise, as the Trustees may determine or any other Person, as nominee or otherwise, on such terms, in such manner, and with such powers in such Person as the Trustees may determine, and with or without the disclosure that the Trust or Trustees are interested therein; provided, that the Trust Estate at all times shall be held for the exclusive benefit of the Trust.

          2.2.22. Renewal; Modification; Extension. To renew, modify, release, compromise, extend, consolidate or cancel in whole or in part, any obligation to or of the Trust.

          2.2.23. Insurance. To purchase and pay for entirely out of Trust Property insurance contracts and policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against such liability.

          2.2.24. Seal. To adopt and use a seal (but the use of a seal shall not be required for the execution of instruments or obligations of the Trust).

          2.2.25. Organize, Merge, Consolidate, Liquidate or Dissolve Others. To cause to be organized, merged, consolidated, liquidated or dissolved or assist in organizing, merging, consolidating, liquidating or dissolving any Person under the laws of any jurisdiction, or to acquire the Trust Estate or any part or parts thereof or to carry on any business in which the Trust directly or indirectly, shall have any interest, and to sell, rent, lease, hire, convey, negotiate, assign, exchange, merge or transfer the Trust Estate or any part or parts thereof to or with any such Person whether or not in exchange for the Securities of any Person, and enter into any contracts with Persons to effectuate the above or in which the Trust holds or is about to acquire Securities or any other interest.

          2.2.26. Officers. To elect, appoint, engage or employ officers for the Trust (including a President, Secretary, and Treasurer, and such Vice Presidents and other officers as the Trustees may determine), from among their number or otherwise, who may be removed or discharged at the discretion of the Trustees which officers shall have such powers and duties, and to serve such terms, as may be prescribed by the Trustees or by the Trustees' Regulations, if any; to engage or employ or contract with any Persons (including, subject to the provisions of Section 10.9, any Trustee, officer or employee of the Trust or any Affiliate of any such Trustee, officer or employee of the Trust) as agents, representatives, employees or independent contractors (including without limitation, real estate advisers, investment advisers, transfer agents, registrars, underwriters, accountants, attorneys at law, real estate agents, managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, and to pay compensation from the Trust for services in as many capacities as such Persons may be so engaged or employed; and, except as prohibited by law, to delegate any of the powers and duties of the Trustees to any one or more Trustees, the Investment Committee, agents, representatives, officers, employees, independent contractors or other Persons. Any action taken and any obligations entered into by such officers or agents on behalf of the Trust pursuant to authority granted to them by the deeds, mortgage notes or bonds, mortgages, deeds of trust, extension agreements, consolidation agreements, releases and management agreements, shall be binding upon the Trust and the Trust Property. Any officers or employees of the Trust shall not be required to solely perform such functions, and may have other business interests and activities, unless prohibited by the Trustees.

          2.2.27. FHA Qualification. If the Trust shall be a so-called "FHA Approved Mortgagee", the Trustees shall have power to sell or otherwise dispose of any FHA loan or any interest therein which the Trust owns in accordance with the provisions of the National Housing Act of 1934, as amended, and regulations promulgated thereunder. The Trustees shall have the power to execute on behalf of the Trust, in connection with any project on which FHA has insured the indebtedness, any and all deeds of trust or mortgages, and other agreements, documents and forms which may be required by FHA in connection with the approval by FHA of the transfer of physical assets from any entity to the Trustees or the insurance by FHA of any indebtedness on any project as to which the Trustees are or shall become owners pursuant to this Declaration of Trust, and the provisions of any such agreement shall be binding upon the Trust notwithstanding any conflict with or limitation of this Declaration of Trust.

          2.2.28. Power to Contract. Subject to the provisions of Sections 2.2.12 and 3.1 with respect to delegation of authority by the Trustees, the Trustees shall have power to appoint, employ, or contract with any Person (including one or more of themselves and any corporation, partnership or trust of which one or more of them may be an Affiliate, subject to the applicable requirements of Section 3.3 and Section 10.9) as the Trustees may deem necessary or desirable for the transaction of the business of the Trust, including any Person who, under the supervision of the Trustees, among other things, may: administer the day-to-day investment operations of the Trust; serve as the Trust's investment adviser and consultant in connection with policy decisions made by the Trustees; furnish reports to the Trustees and provide research, economic and statistical data in connection with the Trust's investments; act as consultants, accountants, mortgage loan originators or servicers, correspondents, lenders, technical advisers, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians or agents for collection, insurers or insurance agents, transfer agents or registrars for Securities of the Trust, or in any other capacity deemed by the Trustees necessary or desirable; investigate, select, and, on behalf of the Trust, conduct relations with Persons acting in such capacities, and pay appropriate fees to, and enter into appropriate contracts with, or employ, or retain services performed or to be performed by, any of them, in connection with the investments acquired, sold, or otherwise disposed of, or committed, negotiated, or contemplated to be acquired, sold, or otherwise disposed of; substitute any other Person for any such Person; act as attorney-in-fact or agent in the purchase or sale or other disposition of investments, and in the handling, prosecuting or settling of any mortgage or other lien or other security securing investments, and exercise its own sound discretion in doing so; invest or reinvest any moneys held by the Trustees under this Trust; and perform or assist in the performance of such administrative functions necessary in the management of the Trust as may be agreed upon with the Trustees or officers of the Trust.

          2.2.29. Associations. To cause or permit the Trust to enter into joint ventures, general or limited partnerships as a general or limited partner, and any other forms of ownership, combinations or associations.

          2.2.30. Pensions and Other Plans. To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, Share bonus, Share purchase, stock option, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions for any or all of the Trustees, officers, employees and agents of the Trust.

          2.2.31. Dividends. To declare and pay dividends in cash, Shares or otherwise and make other distributions to Shareholders in cash, Shares or otherwise, whether out of earnings, profits, surplus, capital or otherwise.

          2.2.32. Charitable Contributions. To make donations, irrespective of benefit to the Trust, for the public welfare or for community fund, hospital, charitable, religious, educational, scientific, civic or similar purposes, and in time of war or other national emergency in aid thereof.

          2.2.33. Indemnification. In addition to the indemnification provided for in Section 5.4, to the extent permitted by law, to indemnify or enter into agreements with respect to indemnification with any Person with whom the Trust has dealings, including, without limitation the Adviser, if any, any investment adviser or independent contractor and any underwriters of any offering of the Trust's Securities, to such extent as the Trustees shall determine.

          2.2.34. Remedies. Notwithstanding any provisions in this Declaration of Trust, when the Trustees deem that there is a significant risk that an obligor to the Trust may default or is in default under the terms of any obligation to the Trust, to pursue any remedies permitted by law which in their sole judgment, are in the interests of the Trust, and the power to enter into any investment, commitment or obligation of the Trust resulting from the pursuit of such remedies or necessary or desirable to dispose of property acquired in the pursuit of such remedies.

          2.2.35. Further Powers. To do all such other matters and things and execute all such instruments as they deem necessary and proper or desirable in order to carry out, promote or advance the interests and purposes of the Trust for the benefit of the Shareholders, although such matters or things are not herein specifically mentioned. Any determination as to what is in the interests of the Shareholders made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. The Trustees shall not be required to obtain any court order to deal with the Trust property.


                                ARTICLE III

                                  ADVISER

     SECTION 3.1. Appointment. The Trustees are responsible for the general policies of the Trust and for such general supervision of the business of the Trust conducted by all officers, agents, employees, advisers or independent contractors of the Trust as may be necessary to insure that such business conforms to the provisions of this Declaration. However, the Trustees are not and shall not be required personally to conduct all the business of the Trust and, consistent with their ultimate responsibility as stated herein, the Trustees may appoint, employ or contract with any business organization as Adviser, and may grant or delegate such authority to the Adviser (pursuant to the terms of Section 2.2.28) as the Trustees, in their sole discretion, may deem to be necessary or desirable, without regard to whether such authority is normally granted or delegated by Trustees. The Trustees may contract with an Adviser to administer the day-to-day operations of the Trust and to serve as the Trust's advisor, and the Trustees may exercise broad discretion in allowing the Adviser to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trustees and to make executive decisions which conform to general policies and general principles previously established by the Trustees.
The Trustees (subject to the provisions of Section 3.8) shall have the power to determine the terms and compensation of the Adviser or any other person whom they may employ or with whom they may contract; provided, however, that any determination to employ or contract with any Trustee or any Person which is an Affiliate of any Trustee shall be valid only if made, approved or ratified by a majority of the Trustees who are not Affiliates of such Trustee or Person.

     The provisions of Sections 3.2 through 3.9 of this Declaration shall be applicable at such times as there is an Adviser appointed, employed or contracted with by the Trustees to administer the day-to-day operations of the Trust, but shall not apply when the day-to-day operations of the Trust are being administered by the Trust's own employees directly responsible to officers of the Trust elected by the Trustees in accordance with Section 10.7.

     SECTION 3.2. Term of Agreement. The Trustees shall not enter into any agreement with an Adviser pursuant to the provisions of Section 3.1 hereof unless all of the following conditions are met: (a) such agreement has an initial term of not more than 12 months; (b) its renewal or extension provisions, if any, shall provide for renewals or extensions of not more than one year in length; (c) the approval of a majority of the Trustees who are not Affiliated Trustees is necessary to enter into, renew, modify or extend such an agreement; and (d) such agreement may be terminated for any reason or for no reason upon 60 days' written notice by the Trustees to the Adviser, either by a vote of a majority of the Trustees or the holders of a majority of all outstanding Shares having the right to vote thereon. Any contract with an Adviser shall terminate automatically upon assignment thereof by the Adviser or upon the sale or other transfer of all or substantially all of the business or assets of the Adviser, unless following such assignment or transfer, the Adviser, or its successor, will carry on the business and continue to provide the services required of the Adviser under the contract with substantially the same employees and in substantially the same manner as prior to the transfer.

     SECTION 3.3. Independence of Trustees. Not more than 49% of the total number of Trustees, or of the number of Trustees constituting the Investment Committee, acting at any time and from time to time may be Affiliated Trustees; provided, however, that if at any time the percentage of all Trustees or those Trustees who are members of the Investment Committee who are Affiliated Trustees becomes more than 49% of the applicable number of Trustees because of the death, resignation, removal or change in affiliation of one or more Trustees or members of the Investment Committee who are not such Affiliated Trustees, such requirement shall not be applicable for a period of 60 days after any such event, during which time a majority of the Trustees then in office shall appoint a sufficient number of other individuals as Trustees or as members of the Investment Committee, so that there is again not more than 49% of the total number of all Trustees, or of the number of Trustees constituting the Investment Committee, who are Affiliated Trustees. The Trustees at all times shall endeavor to comply with such requirements, but failure so to comply shall not affect the validity or effectiveness of any action of the Trustees or of the Investment Committee, as the case may be.

     SECTION 3.4. Other Activities. The Adviser shall not be required to administer the investment activities of the Trust as its sole and exclusive function and may have other business interests and may engage in other activities similar or in addition to those relating to the Trust, including the rendering of services or advice of any kind to any other Person, whether or not competitive with the Trust, provided that except with the permission of a majority of the Trustees who are not Affiliates of the Adviser, the Adviser and its Affiliates, for compensation, shall not render services or advice to Persons or Affiliates of such Persons having as their investment policy the investment of a major portion of their assets in the types of investments in which the Trust, pursuant to Section 4.1 hereof, intends to invest at least 90% of the Total Assets of the Trust to remain qualified for certain tax benefits under the REIT Provisions of the Internal Revenue Code. The Trustees may request the Adviser to engage in other activities which complement the Trust's investments and to provide services requested by the borrowers or prospective borrowers from the Trust, and the Adviser may receive compensation or commissions therefor from the Trust or other Persons without such payments being credited against sums due the Adviser as part of its regular fees and compensation.

     SECTION 3.5. Presentation of Investment Opportunities. The Adviser shall be required to use its best efforts to present a continuing and suitable program of investments to the Trust which is consistent with the investment policies and objectives of the Trust. The Adviser shall be required to act on a basis which is fair and reasonable to the Trust and to the Shareholders in selecting from among its investment opportunities the particular investment opportunities which it presents to the Trust.
Subject to the foregoing provisions of this Section 3.5, neither the Adviser nor any Affiliate of the Adviser shall be obligated to present any particular investment opportunity to the Trust even if such opportunity is of a character which, if presented to the Trust, could be taken by the Trust, and subject to the provisions of Sections 3.4, 3.6, and 10.9.5 hereof, each of them shall have the right to take for its own account (individually or as a trustee) or to recommend to others any such particular investment opportunity. The Adviser at all times shall disclose any interest it has, and any interest known to it of any Affiliate of it, in any investment opportunity presented to the Trust from time to time.

     SECTION 3.6. Adviser's Reports. Within a reasonable time after the end of each calendar year, the Adviser shall furnish, and where appropriate, shall use its best efforts to cause any of its Affiliates to furnish, to the Trustees on a confidential basis (to the extent feasible, legally permissible and not in violation of trust or confidence) a list, together with a brief description, of all Real Property investments made by the Adviser or an Affiliate of the Adviser, or by investment entities advised or managed by the Adviser or an Affiliate of the Adviser, during such year.

     SECTION 3.7. Trustees Have no Investment Responsibilities. So long as there is an Adviser or other person performing similar functions, the Trustees shall have no responsibility to originate investment opportunities for the Trust.

     SECTION 3.8. Limitation on Adviser's Compensation and Operating Expenses. The total of Operating Expenses of the Trust and any regular fees or compensation payable by the Trust to the Adviser, in any Fiscal Year of the Trust, shall not exceed an amount equal to the lesser of:

          3.8.1. 1 1/2% of the Invested Assets of the Trust for such Fiscal Year of the Trust, calculated quarterly (prorated for fiscal years of less than 12 months); or

          3.8.2. the greater of: (A) 1 1/2% of the average Book Value of the Net Assets of the Trust for such Fiscal Year of the Trust, calculated quarterly (prorated for fiscal years of less than 12 months), or (B) 25% of the Net Income of the Trust for such Fiscal Year.

Each contract made with an Adviser under this Article III shall specifically provide for reimbursement to the Trust of the Adviser's fees or compensation to the extent, if any, by which the total of Operating Expenses and any regular fees or compensation paid by the Trust to the Adviser so exceed said amount.

     SECTION 3.9. Compensation of Adviser. If the Adviser or any Affiliate of the Adviser shall receive and retain any origination fees or brokerage commissions or fees in connection with a loan or investment originated by them for the Trust, such fees shall be credited against the regular fees and compensation otherwise payable to the Adviser.


                                ARTICLE IV

                     INVESTMENTS AND TRUST LIMITATIONS

     SECTION 4.1. General Statement of Investment Policy. Subject to the investment restrictions in Section 4.3, it is the policy of the Trust to invest in a wide variety of interests in Real Property, of an income or non-income producing nature, but predominantly in already improved income producing Real Property, including without limitation Real Property, Equity Investments in Real Property, land purchase and leasebacks, Mortgage Loans, with or without equity participation, short-term construction and development loans, short-term government and governmental-agency securities, certificates of deposit of commercial banks, savings, and savings and loan associations and deposits in members of the Federal Home Loan Bank System, First Mortgage Loans and Junior Mortgage Loans, Wrap-Around Loans, loans on residential, commercial and industrial Real Property, Standby Loans and loans requiring periodic amortization of principal on a self amortizing and non self amortizing basis, and other investments related to Real Property, and to issue Standby and Gap Commitments, as the Trustees may deem advisable from time to time in light of changing economic conditions. Investment may be made in newly constructed properties with no significant operating history, properties being constructed, unimproved property, and developed and undeveloped property. Investments of the Trust may be made in various combinations and may involve participation with other Persons, including Affiliates of the Trust or the Adviser, if any. Such investments may incorporate a variety of real property financing techniques, including without limitation, purchases, joint ventures, sales and leasebacks, land purchase leasebacks, net lease financings, conventional mortgages, lease-secured mortgages, convertible mortgages and mortgages of special interests including, without limitation, leaseholds, air rights and condominiums.

          4.1.1. Restrictions on General Investment Policy. It is the intention that the Trust be a real estate investment trust, qualifying under the REIT Provisions of the Internal Revenue Code for certain tax benefits provided under such provisions. While such qualification as a real estate investment trust is the policy of the Trust, the Trustees intend at all times to make investments in such a manner as to comply with the requirements of the REIT Provisions of the Internal Revenue Code with respect to the composition of the Trust's investments and the derivation of its income; provided, however, that no Trustee, officer, employee or agent of the Trust shall be liable for any act or omission resulting in the loss of tax benefits under the Internal Revenue Code, except for that arising from his own bad faith, willful misconduct, gross negligence or reckless disregard of his duties; and provided further that the Trustees, if they deem it advisable, may adopt the specific policy of disqualifying the Trust for such tax benefits.

          4.1.2. Failure to Invest Pursuant to Stated Investment Policies. The Trustees shall endeavor to invest the Trust's assets in accordance with the investment policies set forth in this Article IV, but the failure so to invest its assets shall not affect the validity of any investment made or action taken by the Trustees.

          4.1.3. Change in Investment Policy. Subject to the restrictions contained in Section 4.3 hereof, the Trustees, in their discretion and without Shareholder approval, may alter the above declared investment policy in the light of changes and economic circumstances or other factors the Trustees deem relevant and the methods of implementing the Trust's investment policies may change as new investment forms are developed or financial conditions change.

     SECTION 4.2. Uninvested Assets. To the extent that the Trust has assets not otherwise invested in accordance with Section 4.1, the Trustees may invest such assets in:

          4.2.1. obligations of, or guaranteed or insured by, the United States Government or any agencies or political subdivisions thereof;

          4.2.2. obligations of, or guaranteed or insured by, any state, territory or possession of the United States of America or any agencies or political subdivisions thereof;

          4.2.3. evidences of deposits in, or obligations of, banking institutions, state and federal savings and loan associations and savings institutions which are members of the Federal Deposit Insurance Corporation or the Federal Home Loan Bank System;

          4.2.4. shares of other "real estate investment trusts," to the extent permitted by the REIT Provisions of the Internal Revenue Code, which do not, to the actual knowledge of the Trustees, hold investments or engage in activities prohibited to the Trustees under
     Section 4.3; and

          4.2.5. other securities and property; provided that while the Trust is qualified for certain tax benefits under the REIT Provisions of the Internal Revenue Code, only to the extent not prohibited by the REIT Provisions of the Internal Revenue Code.

     SECTION 4.3.  Restrictions.  The Trustees shall not:

          4.3.1. invest more than 10% of the Total Assets of the Trust Estate in unimproved Real Property, or mortgages on unimproved Real Property, except Real Property in the process of development or which will be developed within a reasonable period of time, as determined by the Trustees;

          4.3.2. engage in any trading activities with respect to the Trust's properties;

          4.3.3. except as permitted under Section 6.1.2. or under any Dividend Reinvestment and Share Purchase Plan of the Trust, issue redeemable equity securities or equity securities of more than one class (which shall not, however, prohibit the issuance of convertible obligations, warrants, rights and options);

          4.3.4. invest more than 10% of the Total Assets of the Trust in Junior Mortgage Loans excluding Wrap-Around Loans;

          4.3.5. issue debt securities to the public unless the historical cash flow of the Trust or the substantiated future cash flow of the Trust, excluding extraordinary items, is sufficient to cover the interest on the debt securities;

          4.3.6.  invest in commodities;

          4.3.7. invest in contracts between third parties for the sale of real estate for the purpose of reselling such contracts to others;

          4.3.8. invest in securities of any company which to the actual knowledge of the Trustees holds investments or engages in activities prohibited by this Section 4.3; and

          4.3.9. engage in underwriting or the agency distribution of securities issued by others.


                                 ARTICLE V

                         LIMITATIONS OF LIABILITY

     SECTION 5.1. Liability to Third Persons. No Shareholder shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any other Person or Persons in connection with Trust Property or the affairs of the Trust. No Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever including, without limitation, liability to the Trust or to any Trustee for any act or omission of any other Trustee, Shareholder, officer, employee or agent of the Trust, or any personal liability whatsoever, in tort, contract or otherwise, to any holder of Securities of the Trust or to any other Person or Persons in connection with Trust Property or the affairs of the Trust, save only that arising from his own bad faith, willful misconduct, gross negligence or reckless disregard of his duties or for his failure to act in good faith in the reasonable belief that his action was in the best interests of the Trust. All such other Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee, officer, employee or agent, as such, of the Trust is made a party to any suit or proceedings to enforce any such liability, he shall not, on account thereof, be held to any personal liability. The Trustees, officers and employees in incurring any debts, liabilities or obligations, or in taking or omitting any other actions for or in connection with the Trust are, and shall be deemed to be, acting as Trustees, officers or employees of the Trust and not in their own individual capacities. Except to the extent provided in this Section 5.1, no Trustee, officer, employee or agent shall be liable for any debt, claim, demand, judgment, decree, liability or obligation of any kind of, against or with respect to the Trust, or arising out of any action taken or omitted for on behalf of the Trust, and the Trust shall be solely liable therefor and resort shall be had solely to the Trust Estate for the payment or performance thereof. The Trustees shall have no power to bind the Shareholders personally.

     SECTION 5.2.  Liability to Trust or to Shareholders.

          5.2.1. No Liability of Trustees, Officers, Employees or Agents for Certain Acts or Omissions. No Trustee, officer, employee or agent of the Trust shall be liable to the Trust or to any Shareholder, Trustee, officer, employee or agent of the Trust for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misconduct, gross negligence or reckless disregard of his duties or for his failure to act in good faith in the reasonable belief that his action was in the best interests of the Trust.

          5.2.2. No Liability of Trustees for Monetary Damages for Breach of Fiduciary Duty. No Trustee shall be personally liable to the Trust or the Shareholders of the Trust for monetary damages for breach of fiduciary duty as a Trustee notwithstanding any provision of law imposing such liability, except for liability (i) for any breach of the Trustee's duty of loyalty to the Trust or its Shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the Trustee derived an improper personal benefit. This Section 5.2.2 shall limit any liability of a Trustee for any monetary damages for breach of fiduciary duty notwithstanding any other provision of this Declaration of Trust (including, without limitation, Sections 4.1.1, 5.1., 5.2.1, 5.4.2 and 5.5).

     SECTION 5.3. Express Exculpatory Clauses and Instruments; Recitals. Every note, debenture, bond, obligation, contract, instrument, certificate, Share, security or undertaking, and every other act or thing whatsoever executed in connection with the Trust, shall be conclusively taken to have been executed or done by a Trustee or Trustees or an officer, employee or agent of the Trust only in their or his capacity as Trustees or Trustee under this Declaration of Trust or in the capacity of officer, employee or agent of the Trust. Every written note, debenture, bond, obligation, contract, instrument, certificate, Share, security or undertaking made or issued by or on behalf of the Trust shall refer to this Declaration of Trust and contain a recital to the effect that the obligations thereunder are not personally binding upon, nor shall resort be had to the private property of, any of the Trustees, Shareholders, officers, employees or agents of the Trust, but the Trust Property or a specific portion thereof only shall be bound for payment or performance, and may contain any further recital which shall not operate to impose personal liability on any of the Trustees, Shareholders, officers, employees or agents of the Trust; provided, however, the omission of such recital or a portion of such recital shall not render the Trustees, Shareholders, officers, employees, or agents of the Trust to be personally liable. The Trustees, at all times, shall maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover all foreseeable tort liability to the extent available at reasonable rates.

     SECTION 5.4.  Indemnification and Reimbursement.

          5.4.1. Indemnification of Shareholders by Trust. The Trust shall indemnify, hold harmless, protect and defend each of its Shareholders of, from and against all claims, liabilities and expenses asserted against them, including, without limitation, amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable fees, including, without limitation, counsel fees actually and reasonably incurred in connection with the defense or disposition of any action, suit or other proceeding, claim or alleged liability, or any appeal therein by the Trust or any other Person whether civil or criminal, in which they may be involved or with which they may be involved or with which they may be threatened solely by reason of the fact of his being or having been a Shareholder. The rights accruing to a Shareholder under this Section 5.4.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein; provided, however, that the Trust shall have no liability to reimburse Shareholders for taxes assessed against them by reason of their ownership of Shares, nor for any losses suffered by reason of changes in the market value of Securities of the Trust.

          5.4.2. Indemnification of Trustees, Officers, Employees and Agents by Trust. The Trust shall indemnify, hold harmless, protect and defend each of its Trustees, officers, employees and agents (including those who serve at its written request as directors, officers or trustees of another organization in which it has any interest as a shareholder, creditor or otherwise) of, from and against all claims, liabilities and expenses asserted against them, including, without limitation, amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable fees, including, without limitation, counsel fees actually and reasonably incurred in connection with the defense or disposition of any action, suit or other proceeding, claim or alleged liability, or any appeal therein by the Trust or any other Person, whether civil or criminal, in which they may be involved or with which they may be threatened by reason of the fact that he, while in office or thereafter, has been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith or with willful misconduct, gross negligence or reckless disregard of his duties provided that such person gives prompt notice thereof, executes such documents and takes such action as will permit the Trust to conduct the defense or settlement thereof and cooperates therein, further provided, that as to any matter disposed of by a compromise payment by such Trustee, officer, employee or agent, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Trust by a majority of the disinterested Trustees or the Trust shall have received a written opinion of independent legal counsel to the effect that such Trustee, officer, employee or agent appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust. The rights accruing to any Trustee, officer, employee or agent under these provisions shall not exclude any other right to which he may be lawfully entitled; provided, however, that no Trustee, officer, employee or agent may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property, and no Shareholder shall be personally liable to any Person with respect to any claim for indemnity or reimbursement or otherwise.

          5.4.3. Advance Payments. The Trustees may make advance payments in connection with indemnification under this Section 5.4, provided that the indemnified Shareholder, Trustee, officer, employee or agent shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he is not entitled to such indemnification.

     SECTION 5.5. Bad Faith. For the purposes of this Trust (including without limitation, Sections 5.1, 5.2, 5.3 and 5.4), any action taken by, or conduct on the part of, the Adviser, if any, or its affiliates, a Trustee, officer, employee or agent of the Trust, in conformity with, or in good faith reliance upon, the provisions of Section 10.9 or 3.4, shall not constitute bad faith, willful misconduct, gross negligence or reckless disregard of its duties, or failure to act in good faith in the reasonable belief that his action was in the best interests of the Trust.

     SECTION 5.6. Surety Bonds. No Trustee, as such, shall be obligated to give any bond or surety or other security for the performance of any of its duties.

     SECTION 5.7. Persons Dealing with Trustees or Officers. Any act of the Trustees or officers purporting to be done in their capacity as such, as to any persons dealing with such Trustees or officers, shall be conclusively deemed to be within the purposes of this Trust and within the powers of the Trustees and officers. No Person dealing with the Trustees or any of them, or with the authorized officers, agents or representatives of the Trust, shall be bound to see to the application of any funds or property passing into their hands or control. The receipt of the Trustees or any of them, or of authorized officers, agents or representatives of the Trust, for monies or other consideration, shall be binding upon the Trust.

     SECTION 5.8. Restriction of Duties and Liabilities. To the extent that the nature of this Trust (that is, a business trust of the type referred to in Chapter 182 of the General Laws of the Commonwealth of Massachusetts) will permit, the duties and liabilities of Shareholders, Trustees and officers in no event shall be greater than the duties and liabilities of shareholders, directors and officers of a Massachusetts corporation. The Shareholders, Trustees and officers in no event shall have any greater duties or liabilities than those imposed by applicable law as shall be in effect from time to time.

     SECTION 5.9. Reliance. The Trustees and officers, employees and agents of the Trust may consult with counsel (which may be a firm in which one or more of the Trustees, officers, employees or agents is or are members) and the advice or opinion of such counsel shall be full and complete personal protection to all of the Trustees, officers, employees or agents of the Trust in respect of any action taken or suffered by them in good faith and in reliance on or in accordance with such advice or opinion. In discharging their duties, Trustees, officers, employees or agents, when acting in good faith, may rely upon financial statements of the Trust represented to them to be correct by the President or the officer of the Trust having charge of its books of account, or stated in a written report by an independent certified public accountant fairly to present the financial position of the Trust. The Trustees, officers, employees and agents may rely, and shall be personally protected in acting, upon any instrument or other document believed by them to be genuine. In matters relating to the fair value of Real Property, the Trustees and officers, employees and agents of the Trust, when acting in good faith, may rely upon an Appraisal.


                                ARTICLE VI

                                  SHARES

     SECTION 6.1. Description of Shares. The interests of the Shareholders hereunder shall be divided into two classes of Shares: Shares of Beneficial Interest and Preferred Shares. Ownership of Shares shall be evidenced by certificates. All Shares shall be fully paid and nonassessable by the Trust upon receipt of full consideration for which they have been issued or without additional consideration if issued by way of share dividend or share split. Shares reacquired by the Trust shall no longer be deemed outstanding and shall have no voting or other rights unless and until reissued. Shares reacquired by the Trust may be cancelled and restored to the status of authorized and unissued shares by action of the Trustees. The Shares shall not entitle the holder to any preemptive or appraisal rights of any kind. Shares may be issued for such consideration as the Trustees shall determine or by way of share dividend or share split in the discretion of the Trustees.

          6.1.1. Shares of Beneficial Interest. Shares of Beneficial Interest shall be without par value, shall all be of the same class, and shall have equal non-cumulative voting, distribution, liquidation and other rights. Shares of Beneficial Interest shall not entitle the holder thereof to preference, conversion, exchange or redemption rights of any kind. The number of Shares of Beneficial Interest authorized hereunder shall be unlimited.

          6.1.2. Preferred Shares. Preferred Shares shall have a par value of $1.00 per share. The Trustees are authorized to provide for the issuance of the Preferred Shares in series, and, by resolution, to establish the number of Shares to be included in each series and to fix the designation and relative rights, preferences and limitations of the Shares of each series, including, but not limited to, the determination of the following: any dividend and distribution rights; any terms on which Shares may be redeemed; any voting rights; any rights in the event of the dissolution, liquidation or winding up of the Trust; any conversion rights; and any other rights, preferences and limitations; provided, however, that no Preferred Shares shall be issued with preemptive rights or with the right to elect one or more separate Trustees. The number of Preferred Shares authorized hereunder shall be limited to 1,000,000 Shares.

     SECTION 6.2. Certificates. Every Shareholder shall be entitled to receive a Certificate, containing such printed matter and in such form as the Trustees from time to time shall approve, specifying the number and class and series of Shares held by such Shareholder. Subject to Sections
6.4 and 8.3 hereof, such certificates shall be treated as negotiable and title thereto and to the Shares represented thereby shall be transferred by assignment and delivery thereof to the same extent and in all respects as a stock certificate, and the shares represented thereby, of a Massachusetts business corporation. Unless otherwise determined by the Trustees, such certificates shall be signed by the Chairman or President or Chief Executive Officer and Treasurer or Secretary and shall be countersigned by a transfer agent, and registered by a registrar, if any. The Trustees may authorize the use of facsimile signatures or a facsimile seal of the Trust on Securities of the Trust, provided that where facsimile signatures are so used, one of the authorized signatures shall be manual or the Securities shall be manually countersigned or authenticated by a transfer agent or registrar or by an authenticating agent or trustee or similar Person. In case any Person who shall have signed (or whose facsimile signature shall appear on) Securities of the Trust shall have ceased to occupy the office or perform the function with respect to which such signature was authorized before such Securities shall have been actually issued, such Securities may nevertheless be issued with the same effect as though such Person had not ceased to occupy such office or perform such function. There shall be filed with each transfer agent a copy of each form of certificate so approved by the Trustees, certified by the Chairman, President or Treasurer, and each such form shall continue to be used and until the Trustees approve some other form.

     SECTION 6.3. Fractional Shares. In connection with any issuance of Shares, the Trustees may issue fractional Shares or may provide for the issuance of scrip for fractions of Shares and determine the terms of such scrip, including, without limitation, the time within which any such scrip must be surrendered for exchange into full Shares and the rights, if any, to receive proportional distributions, and the rights, if any, to redeem scrip for cash, or the Trustees may in their discretion, or if they see fit at the option of each holder, provide in lieu of scrip for the adjustment of the fractions in cash. The provisions of Section 6.2 hereof relative to certificates for Shares shall apply so far as applicable to such scrip, except that such scrip may, in the discretion of the Trustees, be signed by a transfer agent alone.

     SECTION 6.4. Issuance of Units. Notwithstanding any other provision of this Declaration of Trust, the Trustees may issue from time to time units consisting of different Securities of the Trust. Any Security issued in any such unit shall have the same characteristics and entitle the registered holder thereof to the same rights as any identical Securities issued by the Trustees, except that the Trustees may provide (and may cause a notation to be placed on the certificate representing such unit or Securities of the Trust issued in any such unit) that for a specified period, not to exceed one year after issuance, Securities of the Trust issued in any such unit may be transferred upon the books of the Trust only in such unit.

     SECTION 6.5. Shares Deemed Personal Property. Shares shall be personal property and shall confer upon the holders thereof only the interests and rights specifically set forth in this Declaration, and, in the case of Preferred Shares of any series, in the resolution of the Trustees pursuant to Section 6.1.


                                ARTICLE VII

                       RECORD AND TRANSFER OF SHARES

     SECTION 7.1. Share Register. A register shall be kept by or on behalf of the Trustees, under the direction of the Trustees, which shall contain the names and addresses of the Shareholders and the number and class and series of Shares held by them respectively and the numbers of the Certificates representing such Shares and a record of all transfers thereof. The persons in whose names Certificates are registered on the records of the Trust shall be deemed the absolute owners of the Shares represented thereby for all purposes of the Trust; but nothing herein shall be deemed to preclude the Trustees or officers, or their agents or representatives, from inquiring as to the actual ownership of Shares.
Until a transfer is duly effected on the records of the Trust, the Trustees shall not be affected by any notice of such transfer, either actual or constructive. The receipt by the Person in whose name any Shares are registered on the records of the Trust or of the duly authorized agent of such Person, or if such Shares are so registered in the name of more than one Person, the receipt of any one of such Persons, or the duly authorized agent of such Person, shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof. Only Shareholders whose Certificates are recorded on such register shall be entitled to vote or to receive distributions or otherwise to exercise or enjoy the rights of Shareholders, but the recording of any series of Preferred Shares in such register shall not be deemed to enlarge the rights or preferences of that series. No Shareholder shall be entitled to receive any distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such officer or agent of the Trust as shall keep the register for entry thereon.

     SECTION 7.2. Transfer Agent, Dividend Disbursing Agent and Registrar. The Trustees shall have power to employ in the City of Boston, Massachusetts, City of New York, New York, and in any other city, one or more transfer agents, dividend disbursing agents and registrars and to authorize them on behalf of the Trust to keep records, to hold and disburse any dividends and distributions, and to have and perform in respect of all original issue and transfer of Shares, dividends and distributions and reports and communications to Shareholders the powers and duties usually had and performed by transfer agents, dividend disbursing agents and registrars of certificates of stock in a corporation, except as modified by the Trustees.

     SECTION 7.3. Blank Certificates. In accordance with the usual custom of corporations having a transfer agent, signed Certificates for Shares in blank may be deposited with any transfer agent of the Trust, to be issued by such transfer agent in accordance with authority conferred upon it as occasion may require, and in so doing the signers of such Certificates shall not be responsible for any loss resulting therefrom.

     SECTION 7.4. Owner of Record. The death, insolvency, bankruptcy or incapacity of a Shareholder shall not dissolve or terminate the Trust or affect its continuity nor give his legal representative any rights whatsoever, whether against or in respect of other Shareholders, the Trustees or the Trust Estate or otherwise, except the sole right to demand and, subject to the provisions of this Declaration, the Trustees' Regulations, if any, and any requirements of law, to receive a new Certificate for Shares registered in the name of such legal representative in exchange for the Certificate held by such Shareholder. Any Person becoming entitled to any Shares in consequence of the death, insolvency, bankruptcy or incapacity of any Shareholder, or otherwise by operation of law, shall be recorded as the holder of such Shares and receive a new Certificate for the same upon production of the proper evidence thereof and delivery of the existing Certificate to the Trustees or a transfer agent of the Trust and any necessary releases from applicable governmental authorities. But until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, insolvency, bankruptcy, incapacity or other event.

     SECTION 7.5. Transfers of Shares. Shares shall be transferable on the records of the Trust (other than by operation of law) only by the record holder thereof or by his agent thereunto duly authorized in writing upon delivery to the Trust, the Trustees or a transfer agent of the Trust of the Certificate or Certificates therefor, with all transfer tax stamps affixed or duly provided for, properly endorsed or accompanied by duly executed instrument or instruments of transfer, together with such evidence of the genuineness of each endorsement, execution and authorization and of other matters as may reasonably be required by the Trust, the Trustees or the transfer agent. Upon such delivery, the transfer shall be recorded on the register of the Trust and a new Certificate for the Shares so transferred shall be issued to the transferee, and in case of a transfer of only a part of the Shares represented by any Certificate, a new Certificate for the residue thereof shall be issued to the transferor, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor the Trust nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of the proposed transfer. This
Section 7.5 and Section 7.4 are subject in all respects to the provisions of Sections 6.4 and 8.3.

     SECTION 7.6. Limitation of Fiduciary Responsibility. The Trustees shall not, nor shall the Shareholders or any officer, transfer agent or other agent of the Trust, be bound to see to the execution of any trust, express, implied or constructive, or of any charge, pledge or equity to which any of the Shares or any interest therein are subject, or to ascertain or inquire whether any sale or transfer of any such Shares or interest therein by any such Shareholder or his personal representatives is authorized by such trust, charge, pledge or equity, or to recognize any Person as having any interest therein except the Persons recorded as such Shareholders.

     SECTION 7.7. Lost Certificates. In case of the loss, mutilation or destruction of any Certificate for Shares, the Trustees may issue or cause to be issued a replacement Certificate on such terms and subject to such rules and regulations as the Trustees from time to time may prescribe. Nothing in this Declaration shall enforce upon the Trustees or upon a transfer agent a duty or limit their rights to inquire into adverse claims.

     SECTION 7.8. Notices. Any and all notices to which Shareholders hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to Shareholders of record at their last known post office addresses as recorded on the Share register provided for in Section 7.1 hereof.


                               ARTICLE VIII

                         CHARACTERISTICS OF SHARES

     SECTION 8.1. General. The legal ownership of the Trust Property of every description and the right to conduct the business of the Trust are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest in the Trust conferred by their Shares, and they shall have no right to call for or compel any partition or division of any property, dividend or distribution of profits, rights or interests of the Trust, nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights in this Declaration of Trust and in the Certificates for Shares specifically set forth.

     SECTION 8.2. Death of Shareholders. The death of a Shareholder during continuance of the Trust shall not terminate this Declaration of Trust nor give such Shareholder's legal representatives a right to an accounting or to take any action in the courts or otherwise against other Shareholders or the Trustees or the Trust Property, but shall simply entitle the legal representatives of the deceased Shareholder to demand and receive, pursuant to the provisions of Section 7.4 hereof, a new Certificate for Shares in place of the Certificate held by the deceased Shareholder, and upon the acceptance thereof such legal representatives shall succeed to all the rights of the deceased Shareholder under this Declaration of Trust.

     SECTION 8.3. Redemption and Stop Transfers for Tax Purposes; Certain Transfers Void; Certain Transfers Deemed Made to the Trust. If two-thirds (2/3) of the Trustees, at any time and in good faith, shall be of the opinion that direct or indirect ownership of Shares by persons has become concentrated, or that there is a substantial possibility it may become concentrated (determined on the basis that such concentrated ownership existed during the entire Fiscal Year of the Trust), to an extent which would prevent the Trust from becoming or continuing to be qualified as a real estate investment trust eligible for certain tax benefits under the REIT Provisions of the Internal Revenue Code, then:

          8.3.1. Trustees' Power. The Trustees shall have the power, by lot or such other means as they deem equitable, to call for redemption on such date as they shall fix (the "redemption date"), from any owner or owners of Shares, such number of such Shares as shall be sufficient, in the opinion of the Trustees, to eliminate the substantial possibility of such concentration or to maintain or bring the direct or indirect ownership of Shares into conformity with the aforesaid requirements under the Internal Revenue Code to qualify as a real estate investment trust. In addition, in such cases, the Trustees shall have the right to issue stop orders and to take such other steps as they deem necessary to prevent transfer of Shares. In the event of redemption under these provisions, the redemption price to be paid for the Shares so called for redemption on the redemption date shall be (i) the last reported sale price of the Shares on the last business day prior to the redemption date on the principal national securities exchange on which the Shares are listed or admitted to trading, or (ii) if the Shares are not so listed or admitted to trading, the average of the highest bid and lowest asked prices on such last business day as reported by the National Quotation Bureau Incorporated or a similar organization selected from time to time by the Trustees for the purpose, or (iii) if not determinable as aforesaid, as determined in good faith by the Trustees. From and after the redemption date, the holder of any Shares so called for redemption shall cease to be a Shareholder and shall cease to be entitled to any distributions, voting rights and other benefits with respect to such Shares, except only the right to payment of the redemption price fixed as aforesaid. With respect to any transactions where the transfer of Shares would cause the Trust to lose its continuing qualification for certain tax benefits under the REIT Provisions of the Internal Revenue Code (determined on the basis that such concentrated ownership existed during the entire Fiscal Year of the Trust), the provisions of Section 8.3.2 shall first be applied, and if Section 8.3.2. is deemed to be invalid, the provisions of
     Section 8.3.3 shall next be applied, and if Section 8.3.3 is deemed to be invalid, the provisions of Section 8.3.1 shall then be applied, it being intended that the provisions of Sections 8.3.1, 8.3.2 and 8.3.3 are cumulative alternatives available to assure continued appropriate qualification by the Trust, except that the provisions of Section
     8.3.1 may be invoked whether or not the provisions of Sections 8.3.2 or 8.3.3 are applicable or valid. In addition, the Trustees may invoke the provisions of Section 8.3.1 in conjunction with the provisions of Section 8.3.3.

          8.3.2. Transfers Void. Any transfer of Shares which would give rise to a concentration of ownership (determined on the basis that such concentrated ownership existed during the entire Fiscal Year of the Trust), which would prevent the Trust from continuing to be qualified as a real estate trust eligible for certain tax benefits under the REIT Provisions of the Internal Revenue Code shall be void ab initio, the would-be purchaser of such Shares shall be deemed never to have had any interest in the Shares purportedly purchased, and the transferor shall be deemed never to have transferred such Shares and shall continue without interruption as the full record and beneficial owner of such Shares.

          In addition, except as set forth below, any issuance or transfer of Shares, or Securities convertible into Shares, that would create a direct or indirect owner of more than 7.5% of the lesser of the number or the value of the total Shares outstanding ("Excess Shares") shall be void ab initio and the would-be transferee of such Shares shall be deemed never to have had any interest in the Shares purportedly transferred, and the would-be transferor shall be deemed never to have transferred such Shares and shall continue without interruption as the full and record beneficial owner of such Shares. For purposes of this Declaration of Trust, the number and value of the total Shares outstanding shall be determined by the Trustees in good faith, which determination shall be conclusive for all purposes hereunder.

          The foregoing restrictions shall not apply to any Person approved by the Trustees ("Excepted Person"), at their option and in their sole discretion, provided, however, that such approval shall not be granted to any Person whose ownership of Excess Shares would result, directly, indirectly or as a result of attribution of ownership, in termination of the status of the Trust as a real estate investment trust under the REIT Provisions of the Internal Revenue Code.

          Any Person other than an Excepted Person who could, as a result of any transfer and/or registration of transfer on the books of the Trust of any Shares, or Securities convertible into Shares, become a direct or indirect owner of Excess Shares shall give written notice to the Trust of the proposed transfer and any information as may be required by the Trustees no later than the 15th day prior to any transfer which, if consummated, would result in such ownership.

          8.3.3. Shares Purchased on Behalf of Trust. If in connection with an attempted transfer of Shares, Section 8.3.2 is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of Shares, by virtue of his acquisition, the transfer of which Shares was attempted and would have been proscribed if Section 8.3.2 were valid, shall be deemed to have acted as agent of the Trustees in acquiring such Shares and to be holding such Shares on behalf of the Trustees. Such person shall simultaneously and in connection therewith deliver to the Trustees all or such portion of such Shares so acquired, and such additional Shares previously owned by him as in the opinion of two-thirds of the Trustees is required to maintain or bring the direct or indirect ownership (determined on the basis that such concentrated ownership existed during the entire Fiscal Year of the Trust) of Shares into conformity with the requirements of the REIT Provisions of the Internal Revenue Code so as to enable the Trust to continue to be qualified as a real estate investment trust and eligible for certain tax benefits under the REIT Provisions of the Internal Revenue Code. The price to be paid to such person for his interest in each of such Shares acquired by such person as agent for the Trustees shall be the price paid by such agent to the immediate seller thereof, and the price for the additional Shares to be acquired by the Trustees from such person shall be the redemption price described in Section 8.3.1 hereof.

          8.3.4. Notice. Each Shareholder agrees, as a condition of his becoming and remaining a Shareholder, that if such Shareholder has knowledge that he owns, directly or indirectly, together with certain related persons, 500,000 or more Shares (including Shares into which convertible securities, options and warrants may be converted or purchased pursuant thereto), within 10 days of becoming aware of such ownership, whether or not connected with any acquisition of Shares, he will notify the Trust in writing of such fact and will similarly notify the Trust of any subsequent acquisition of Shares (or convertible securities, options or warranties) by himself or related persons of which he has knowledge within 10 days of becoming aware of such acquisition.

          8.3.5.  Definitions of Ownership.

                  (a) For the purpose of Section 8.3.4, direct or indirect ownership of a Shareholder and certain related persons shall include only Shares owned beneficially or of record, by or for a Shareholder, his spouse, brothers, sisters, ancestors, lineal descendants, or trusts or estates for the benefit of such persons, and corporations or partnerships controlled by the Shareholder and related persons.

                  (b) For all other purposes of Section 8.3, the term "individual" shall be construed as provided in Section 542(a)(2), and "ownership" of Shares shall be determined as provided in
          Section 544, of the Internal Revenue Code or any successor provisions.

          8.3.6. NYSE Settlement. Nothing contained in this Section 8.3. shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange, Inc. The fact that the settlement of any transaction is permitted shall not negate the effect of any other provision of this Section 8.3. and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Section 8.3.

     SECTION 8.4. Information from Shareholders. Shareholders upon demand shall disclose to the Trustees in writing such information regarding direct and constructive ownership of Shares as the Trustees deem necessary to comply with the REIT Provisions of the Internal Revenue Code or the provisions of any other applicable law.


                                ARTICLE IX

                               SHAREHOLDERS

     SECTION 9.1.  Meetings of Shareholders.

          9.1.1. Annual Meetings. Annual meetings of the Shareholders shall be held in the City of Boston, Massachusetts, or in such other place within or without the Commonwealth of Massachusetts as the Trustees may designate, on a day, at a time and at a place set by the Trustees. The annual meeting of Shareholders shall be held after delivery to the Shareholders of the annual report to Shareholders and within six months after the end of each fiscal year (exclusive of any short first fiscal year). The business transacted at such meetings shall include the election of Trustees by the holders of Shares entitled to vote thereon and the transaction of such other business as Shareholders may be entitled to vote upon as hereinafter provided in this Article IX or otherwise in this Declaration, or as the Trustees may determine.

          9.1.2. Special Meetings. Special meetings of the Shareholders may be called at any time by the Chairman, the President or a majority of the Trustees in the manner provided in the Trustees' Regulations, if any, and shall be called by any Trustee upon written request of the Shareholders holding in the aggregate not less than 30% of the outstanding Shares having the right to vote thereat. Such request shall specify the purpose or purposes for which such meeting is to be called; provided, however, that a special meeting need not be called by any Trustee if such written request is received within 60 days preceding the scheduled date for the annual meeting of Shareholders. Any such meeting shall be held in Boston, Massachusetts, or such other place within or without the Commonwealth of Massachusetts as the Trustees shall designate.

     SECTION 9.2. Notice of Meetings. Notice of all annual meetings of Shareholders shall state the time and place and notice of all special meetings of Shareholders shall state the time, place and purposes of the meeting, and shall be given by the Trustees by mail to each Shareholder at his registered address, mailed at least 10 days and not more than 60 days before the meeting. No business not stated in the notice of the meeting shall be considered at any special meeting. Any adjourned meeting may be held as adjourned without further notice.

     SECTION 9.3.  Voting Rights of Shareholders.

          9.3.1. Right to Vote. The holders of any series of Preferred Shares shall have the right to vote only upon those of the matters listed in this section which are specified in the resolution of the Trustees pursuant to Section 6.1. The holders of Shares of Beneficial Interest shall have the right to vote only upon the following matters:

                  (a)  election of Trustees as provided in Section 10.2;

                  (b) removal for cause and election of Trustees as provided in Sections 10.4 and 10.5;

                  (c) amendment of this Declaration of Trust or termination of the Trust as provided in Section 13.1;

                  (d) the sale, conveyance, assignment, exchange, transfer or other disposition of 50% or more of the Trust Property as provided in Sections 13.2.2 or 2.2.4;

                  (e)  reorganization of the Trust as provided in Section
                       13.3;

                  (f)  approval of certain transactions as provided in
                       Section 10.9.6;

                  (g) termination of any contract with an Adviser pursuant to Section 3.2;

                  (h) to the same extent as the Shareholders of a Massachusetts business corporation, as to whether a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or its Shareholders.

     Except with respect to the foregoing matters specified in this Section 9.3, on which the specified Shareholders' vote shall determine the Trustees' action, no action taken by the Shareholders at any meeting shall in any way bind the Trustees. Whenever any action is to be taken by the Shareholders, except as otherwise required by this Declaration or by law, it shall be authorized by a majority of the votes cast at a meeting of Shareholders at which a quorum is present by holders of Shares entitled to vote thereon.

          9.3.2. Quorum. A majority of the outstanding Shares entitled to vote at any annual or special meeting represented in person or by proxy, shall constitute a quorum at any such meeting.

     SECTION 9.4. Record Date for Meetings. For the purpose of determining the Shareholders who, having the right to vote upon a matter as provided in Section 9.3, are entitled to vote or act upon such matter at any meeting or any adjournment thereof, or who, having the right to participate in a dividend or distribution, are entitled to participate in such dividend or distribution, or for the purpose of any other action, the Trustees from time to time may close the transfer books for such period, not exceeding 30 days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than 60 days prior to the date of any meeting of Shareholders or dividend payment or other action as a record date for the determination of such Shareholders entitled to vote at such meeting or any adjournment thereof or to receive such dividend or to be treated as Shareholders of record for purposes of such other action, and any such Shareholder who was a Shareholder at the time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to receive such dividend, even though he has since that date disposed of his Shares, and no Shareholder becoming such after that date shall be so entitled to vote at such meeting or any adjournment thereof or to receive such dividend or to be treated as Shareholders of record for purposes of such other action.

     SECTION 9.5. Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders otherwise having the right to vote at the meeting who hold Shares at the record date shall be entitled to vote and each full Share shall be entitled to one vote. Neither fractional Shares nor scrip fractional Shares shall be entitled to any vote. When any Share is held jointly by several persons and is entitled to vote at the meeting, any one of them may vote at such meeting in person or by proxy in respect of such Shares, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

     SECTION 9.6. Reports. The Trustee shall cause to be prepared at least annually a report of operations containing a balance sheet and statement of income and surplus of the Trust prepared in accordance with generally accepted accounting principles and an opinion of an independent certified public accountant or independent public accountant on the financial statements based on an examination of the books and records of the Trust. A signed copy of such report and opinion shall be filed with the Trustees within 90 days after the close of the period covered thereby, and with any state securities or "Blue Sky" administrator or other similar authority who requests that such report be filed. Copies of such reports shall be mailed to all Shareholders of record within 120 days of the period covered by the report, and in any event within a reasonable period preceding the annual meeting of Shareholders.

     SECTION 9.7. Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation. Any Federal or state securities or "Blue Sky" administrator or other similar authority shall have the right, at reasonable times during business hours and for proper purposes, to inspect the books of account of the Trust and the records of the meetings of Shareholders and Trustees.

     SECTION 9.8. Shareholder Action by Written Consent. Whenever Shareholders are required or permitted to take any action, such action may be taken without a meeting by written consent setting forth the action so taken, signed by the holders of a majority of all outstanding Shares having the right to vote thereon, or such larger proportion thereof as would be required for a vote of Shareholders at a meeting.


                                 ARTICLE X

                                 TRUSTEES

     SECTION 10.1. Number and Qualification. The number of Trustees shall be not less than five nor more than 15 and shall be determined from time to time by a majority of the Trustees then acting. The Trustees shall be divided into three classes and the number of Trustees in each class shall be designated by a majority of the Trustees and shall be as near equal as is practicable. At each Annual Meeting of Shareholders, the term of office of one class of Trustee only will expire and their successors will be elected for a term expiring at the third succeeding Annual Meeting, except that a person appointed by the Trustees to fill a vacancy, shall be subject to election at the next Annual Meeting of Shareholders for a term equal to the then unexpired term of the class of Trustee to which such person was appointed. Whenever a vacancy in the number of Trustees shall occur because of the death, resignation, bankruptcy, insolvency, adjudicated incompetence or other incapacity to exercise the duties of office, or removal of a Trustee, the person elected or appointed to fill the vacancy shall become the same class of Trustee as the person who created the vacancy. If a vacancy or vacancies occur because of an increase in the Board of Trustees as determined by its Trustees, the Trustees shall designate the class of the vacancies created. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in
Section 10.5, the Trustee or Trustees continuing in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust. A Trustee shall be an individual at least 21 years of age who is not under legal disability. The Trustees, in their capacity as Trustees, shall not be required to devote their entire time to the business and affairs of the Trust, but shall only be required to devote such time as is reasonably necessary to perform their duties.

     SECTION 10.2. Election. Each Trustee elected or appointed as provided in Section 10.1 or 10.5 shall (except in the event of resignations or removals or vacancies pursuant to Section 10.3, 10.4 or 10.5) hold office until his successor has been elected. Election of Trustees at any annual meeting shall be by the affirmative vote of the holders of at least a majority of the Shares present in person or by proxy at such meeting and entitled to vote for the election of Trustees thereat. The election of any Trustee (other than an individual who was serving as a Trustee immediately prior to such election) pursuant to this Section 10.2 shall not become effective unless and until such person shall have in writing accepted his election and agreed to be bound by the terms of this Declaration of Trust. Trustees may but need not own Shares.

     SECTION 10.3. Resignation. Any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing in recordable form signed by him and delivered or mailed to the Chairman, President or Secretary (all referred to in Section 10.7 hereof) and such resignation shall be effective upon such delivery, or at a later date according to the terms of the notice.

     SECTION 10.4. Removal. Any of the Trustees may be removed for cause, at any meeting of Shareholders called for that purpose, by the holders of at least 66 2/3% of the total Shares outstanding having the right to vote for the election of Trustees or by the written consent of all of the Trustees other than the Trustee whose removal is then being considered.

     SECTION 10.5. Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, bankruptcy, insolvency, adjudicated incompetence or other incapacity to exercise the duties of the office, or removal of a Trustee. No such vacancy shall operate to annul this Declaration of Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust, and title to any Trust Property held in the name of any Trustee alone, jointly with one or more of the other Trustees or otherwise, in the event of the death, resignation, removal, bankruptcy, insolvency, adjudicated incompetence or other incapacity to exercise the duties of the office of such Trustee, shall vest in the continuing or surviving Trustees without necessity of any further act or conveyance. In the case of an existing vacancy, the holders of at least a majority of the Shares entitled to vote for the election of Trustees, acting at any meeting of Shareholders duly called for the purpose, or a majority of the Trustees continuing in office, acting by written instrument or instruments, may fill such vacancy, and any Trustee so elected by the Trustees shall hold office for the unexpired portion of the term of the Trustee with respect to whom such vacancy has occurred. No such election or appointment as provided in this Section 10.5 shall become effective unless or until the new Trustee shall have accepted in writing his appointment and agreed to be bound by the terms of this Declaration of Trust. If any or all of the Trustees cease to be Trustees hereunder, whether by reason of resignation, removal, incapacity, death or otherwise, such event shall not terminate the Trust or affect its continuity. Until vacancies are filled, the remaining Trustee or Trustees (even though less than five (5)) may exercise the powers of the Trustees hereunder. If at any time there shall be no Trustees in office, successor Trustees shall be elected by the Shareholders as provided in Section 9.1.

     SECTION 10.6.  Meetings of Trustees and Investment Committee.

          10.6.1. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, the President, the Secretary or any two Trustees. Notice of any meeting shall be mailed or otherwise given not less than 24 hours before the meeting but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened. The Trustees may act with or without a meeting or by means of conference telephone, telegraphic or other written consent or any similar means by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consents of a majority of the Trustees (or of a majority of a particular group whose vote is required). A quorum for all meetings of the Trustees shall be a majority of the Trustees (provided that whenever pursuant to Article III or Section
     10.9 hereof the vote of a majority of a particular group of Trustees is required at a meeting, a quorum for such meeting shall be a majority of the Trustees which majority, in turn, must include a majority of such group). Any agreement, deed, mortgage, lease or other instrument or writing executed by one or more of the Trustees or by any authorized Person shall be valid and binding upon the Trustees and upon the Trust when authorized or ratified by action of the Trustees or as above provided.

          10.6.2. The Investment Committee may act with or without a meeting or by means of conference telephone, telegraphic consent or any similar means by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a majority of the members (or of a majority of a particular group whose vote is required). A quorum for all meetings of the Investment Committee shall be a majority of the members thereof; provided, however, that whenever pursuant to Article III or Section 10.9 hereof the vote of a majority of a particular group of Committee members is required at a meeting, a quorum for such meeting shall be a majority of the Committee members which majority, in turn, must include a majority of such group.

          10.6.3. Participation in a meeting pursuant to such communications shall constitute presence in person at such meeting. The minutes of any meeting of Trustees or the Investment Committee held by telephone, telegraph or other similar means shall be prepared in the same manner as a meeting of Trustees or the Investment Committee held in person.

     SECTION 10.7. Officers. The Trustees shall annually elect from among their number a Chairman and may elect a Vice-Chairman. The Trustees shall annually elect, from among their number or otherwise, a President, one or more Vice-Presidents, Controller, Secretary and Treasurer, and may elect one or more Assistant Secretaries and Assistant Treasurers and such other officers or agents, who shall have such powers, duties and responsibilities as the Trustees may deem to be advisable. Two or more offices may be held by the same person, except that the office of President and Secretary may not be held by the same person.

     SECTION 10.8. Trustees' Regulations. The Trustees may adopt and from time to time amend or repeal Trustees' Regulations or Bylaws for the conduct of the business of the Trust, and in such Trustees' Regulations may define the duties of their officers, agents, employees and representatives.


     SECTION 10.9.  Transactions with the Trust or Adviser.

          10.9.1. Transactions between the Trust and Certain Affiliates. The Trustees may not knowingly, directly or indirectly, lend any of the Trust Property to, purchase or otherwise acquire any property whatsoever (other than Securities of the Trust) from, or sell or otherwise transfer any property whatsoever (other than Securities of the Trust) to, any Person who is (i) a Trustee, officer or employee of the Trust or is otherwise an Affiliate of the Trust, or (ii) an Affiliate of any Trustee, officer, or employee of the Trust, or (iii), if there is an Adviser, the Adviser or any Affiliate of the Adviser or Affiliates of any Affiliate of the Adviser, nor shall any such Person receive any commission or other remuneration, directly or indirectly, in connection with the loan, purchase, sale or transfer of assets of the Trust, except pursuant to transactions that are (A) approved by a majority of disinterested Trustees and (B) in all material respects on such terms as are fair and reasonable to the Trust at the time of the transaction.

          10.9.2. Simultaneous Acquisition. The simultaneous acquisition by the Trust and another Person of participations in a loan or other investment on the same terms shall not be deemed to constitute the purchase or sale of property by one of them from or to the other. An acquisition of a participation by the Trust or such other Person from the other party within 90 days following the acquisition of such loan or other investment by the other party shall be deemed to be simultaneous for purposes of the preceding sentence.

          10.9.3. Ownership of Securities of the Trust. Any Trustee or officer, director, shareholder, employee or agent of the Trust, any Adviser or any Affiliate of any Adviser may acquire, own, hold and dispose of Securities of the Trust, for his individual account, and may exercise all rights of a holder of such Securities to the same extent and in the same manner as if he were not such a Trustee, officer, director, shareholder, employee or agent of the Trust, Adviser or Affiliate of an Adviser.

          10.9.4. Responsibility as to Investment Opportunities. The Trustees shall use their best efforts to obtain through an Adviser or other Persons a continuing and suitable investment program, consistent with the investment policies and objectives of the Trust, and the Trustees shall be responsible for reviewing and approving or rejecting investment opportunities presented by the Adviser or such other Persons. So long as there is such Adviser or other Person, the Trustees shall have no responsibility for the origination of investment opportunities for the Trust.

          10.9.5.  Business Interests of Trustees and Other Parties.
     Except as otherwise provided herein or by law, any Trustee, Adviser or Affiliate of an Adviser, or officer, employee, or agent of the Trust may in his personal capacity, or in a capacity of trustee, officer, director, stockholder, partner, member, adviser or employee of any Person, have business interests and engage in business activities similar or in addition to those relating to the Trust, which interests and activities may include the acquisition, syndication, holding, management, operation or disposition, for his own account or for the account of such Person, of interests in Mortgages, interests in Real Property, or interests in Persons engaged in the real estate business. However, if there is an Adviser and if an Affiliated Trustee or agent of the Trust who is an Affiliate of the Adviser, or any officer or employee of the Trust or of the Adviser, or the Adviser, in each case acting for his or its personal account, shall make any real estate investment of the types in which the Trust, pursuant to Section 4.1 hereof, intends to invest at least 90% of the Total Assets of the Trust to remain qualified for certain tax benefits under the REIT Provisions of the Internal Revenue Code, such person subsequently shall file the reports referred to in Section 3.6. Subject to the provisions of Article III and Section 10.9.6 and 10.10, any Trustee, Adviser or Affiliate of an Adviser, officer, employee or agent of the Trust may be interested as trustee, officer, director, stockholder, partner, member, adviser or employee of, or otherwise have a direct or indirect interest in, any Person who may be engaged to render advice or services to the Trust, and may receive compensation from such person as well as compensation as Trustee, Adviser, officer, employee or agent of the Trust or Adviser or otherwise hereunder. Each Trustee, Adviser or Affiliate of an Adviser, officer, employee or agent of the Trust shall be free of any obligation to present to the Trust any investment opportunity which comes to him in any capacity, even if such opportunity is of a character which, if presented to the Trust, could be taken by the Trust; and none of the foregoing interests or activities (singly or in combination) shall be deemed to conflict with or be inconsistent with his powers, duties and responsibilities as Trustee, Adviser, Affiliate of an Adviser, officer, agent or employee of the Trust.

          10.9.6. Validity of Contracts. Except as otherwise provided by this Declaration of Trust and in the absence of fraud, no contract, act or other transaction, between the Trust and any other Person, or in which the Trust is interested, shall be invalid and no Trustee, Adviser or Affiliate of an Adviser, officer, employee or agent of the Trust shall have any liability as a result of entering into any such contract, act or transaction solely because (a) one or more of the Trustees, the Adviser, if any, or Affiliates of the Adviser, officers, employees or agents of the Trust are directly or indirectly interested in or connected with, or are trustees, partners, directors, stockholders, members, employees, officers or agents of such other Person, or (b) one or more of the Trustees, the Adviser, if any, or Affiliates of the Adviser, officers, employees or agents of the Trust, individually or jointly with others, is a party or are parties to or directly or indirectly interested in, or connected with, such contract, act or transaction, provided that (i) such interest or connection is disclosed to the Trustees and the Trustees authorize such contract, act or other transaction by vote of a majority of the Trustees who are not interested, or (ii) such interest or connection is disclosed to the Shareholders, and such contract, act or transaction is approved by the Shareholders by the vote of the holders of a majority of the Shares present at any meeting at which a quorum is present and entitled to vote thereat.

     SECTION 10.10. Compensation and Other Remuneration. The Trustees shall be entitled to receive such reasonable compensation for their services as Trustees as they may determine from time to time. Subject to the provisions of Section 10.9, the Trustees, either directly or indirectly, shall also be entitled to receive remuneration for services rendered to the Trust in any other capacity. Such services may include, without limitation, services as an officer of the Trust, legal, accounting or other professional services, or services as a transfer agent or underwriter, whether performed by a Trustee or any Person affiliated with a Trustee. Notwithstanding the foregoing, neither the Adviser, if any, nor any Affiliate of the Trust or of the Adviser, or any Person of which any Trustee is an Affiliate, may receive any commissions or fees of any kind in connection with the acquisition or disposition by the Trust of interests in Real Property or other property of the Trust, and in the event any such fees should be received they shall be immediately paid over to the Trust; provided, however, if there is an Adviser, the Adviser may receive such commissions and fees if such fees are credited against the Adviser's regular compensation. The foregoing limitation shall not prohibit the Adviser, if any, or any Affiliate of the Trust or of the Adviser, or any Person of which any Trustee or the Adviser or an Affiliate of the Adviser is an Affiliate, from receiving such fees relating to an investment by an Affiliate of the Trust or the Adviser or by any other Person in a property in which the Trust is also investing. Further, any fees paid to Affiliated Trustees for their services as Trustees shall be credited against the regular compensation of the Adviser, if any.


                                ARTICLE XI

                       DISTRIBUTIONS TO SHAREHOLDERS

     SECTION 11.1. General. The Trustees from time to time may declare and pay to the Shareholders having the right to participate in any dividend or distribution, in proportion to their respective ownership of Shares, out of the earnings, profits or surplus (including paid-in capital), capital or assets in the hands of the Trustees, or any other source, such dividends or other distributions, in accordance with the Shareholders' respective rights to participate as the Trustees shall determine, and the determination of earnings, profits, surplus and capital available for dividends and other purposes shall be wholly in the discretion of the Trustees and no Shareholder shall be entitled to receive or be paid any dividends or to receive any distribution except as provided in the Trustees' resolution pursuant to Section 6.1 and except as determined by the Trustees in the exercise of said discretion. So long as qualification as a real estate investment trust is the policy of the Trust, the Trustees shall endeavor from time to time to declare and pay such dividends and distributions as shall be necessary for the Trust to qualify at all times as a real estate investment trust under the REIT Provisions of the Internal Revenue Code.
In addition, the Trustees, from time to time in their discretion, may declare and pay as dividends or other distributions such additional amounts, whether out of earnings, profits and surplus available therefor, sufficient to enable the Trust to avoid or reduce its liability for federal income taxes, inasmuch as the computations of net income and gains for federal income tax purposes may vary from the computations thereof on the books of the Trust. Any or all such dividends or other distributions may be made, in whole or in part, in cash, property, or other assets of the Trust, or in senior or subordinated, secured or unsecured, evidences of indebtedness of the Trust, as the Trustees in their sole discretion from time to time may determine, except any liquidating dividend or distribution upon termination shall be governed by Section 13.2.2. The Trustees may also distribute to the holders of any class or series of Shares, in proportion to their respective ownership of such Shares, additional Shares in such manner and on such terms as they deem proper.

     SECTION 11.2.  Retained Earnings.  The Trustees, except as provided in
Section 11.1, always may retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business.

     SECTION 11.3. Source of Distributions. Distributions to Shareholders shall be accompanied from time to time by a statement in writing advising the Shareholders of the source of the funds so distributed so that distributions of ordinary income, return of capital, and capital gains income will be clearly distinguished, or, if the source of funds so distributed has not been determined, the communication shall so state, in which event the statement of the source of funds shall be forwarded to Shareholders promptly after the close of the Fiscal Year in which the distribution was made.


                                ARTICLE XII

                     RECORDING OF DECLARATION OF TRUST

     SECTION 12.1. Recording. This Declaration of Trust and any amendment hereto as soon as reasonably practicable after its execution or adoption, shall be filed in the office of the Secretary of The Commonwealth of Massachusetts, and in the office of the Town Clerk where its principal place of business in Massachusetts is located, which filings shall be conditions precedent to the effectiveness of any such amendment. The Trustees shall also cause to be filed in the aforementioned office and in all other offices in which recording of the amendment or instrument in question shall be required from time to time by the laws of The Commonwealth of Massachusetts or by any other applicable laws or in which such recording shall seem desirable to the Trustees, all amendments to this Declaration of Trust and appropriate instruments disclosing changes in the Persons who are Trustees of the Trust but (except as to the required filing of amendments in the office of the Secretary of The Commonwealth of Massachusetts) such filing shall not be deemed a condition to the effectiveness of, and the failure to so file shall not be deemed to invalidate, any such amendment or any election or appointment of any person as a Trustee or the resignation or removal of any Trustee.


                               ARTICLE XIII

         AMENDMENT OR TERMINATION OF TRUST; TRANSFER TO SUCCESSOR

     SECTION 13.1. Amendment or Termination. The provisions of this Declaration of Trust may be amended or altered (except as to the limitations of personal liability of the Shareholders and Trustees and the prohibition of assessments upon Shareholders), or the Trust may be terminated, by the majority vote of the Trustees and the affirmative vote or written consent of the holders of not less than 66 2/3% of the Shares then outstanding having the right to vote thereon. Such amendment or termination shall not be effective until, if such amendment or termination is effectuated by an instrument in writing, such instrument shall have been filed in the office of the Secretary of The Commonwealth of Massachusetts, or, if effectuated by a vote at a meeting, a certificate, signed and acknowledged by a Trustee, that such action was taken at a meeting duly called and held in accordance with and by the affirmative vote required by this Declaration of Trust shall have been so filed; provided, however, that after at least 15 days written notice to the Shareholders having the right to vote thereon of the proposed action, the Trustees from time to time by a two-thirds vote of the Trustees, may amend or alter the provisions of this Declaration of Trust, without the vote or assent of the Shareholders, to the extent deemed by the Trustees in good faith to be necessary to meet the requirements for qualification for certain tax benefits as a real estate investment trust under the REIT Provisions of the Internal Revenue Code or any interpretation thereof by a court of competent jurisdiction, but the Trustees shall not be liable for failing to do so. No amendment may be made, under this Section 13.1, which would change any rights with respect to any other outstanding Securities of the Trust by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of the holders of two-thirds (2/3) of the outstanding Shares having the right to vote thereon.

     The Trustees may from time to time approve and file in the office of the Secretary of The Commonwealth of Massachusetts (and in any other office in any state where the Declaration of Trust and amendments may be filed or recorded) an Amended and Restated Declaration of Trust which contains, consolidates and conforms the substantive provisions of the Declaration of Trust and any amendments thereto on or prior to the date thereof.

     If the Amended and Restated Declaration of Trust only restates (with nonsubstantive conforming changes which the Trustees consider appropriate) and does not make any substantive amendment to the Declaration of Trust as previously amended, such Amended and Restated Declaration of Trust may be approved by the Trustees without the vote or assent of the Shareholders. From and after the filing thereof, such Amended and Restated Declaration of Trust shall be deemed for all purposes to have superseded the earlier Declaration of Trust and amendments thereto and shall constitute the Declaration of Trust of the Trust.

     SECTION 13.2. Termination. Upon the termination of the Trust pursuant to this Article XIII:

          13.2.1. No Business. The Trust shall carry on no business except for the purpose of winding up its affairs.

          13.2.2. Wind Up. The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration of Trust shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of more than 50% of the Trust Estate shall require approval of the principal terms of the transaction and the nature and amount of the consideration by affirmative vote of not less than 66 2/3% of all outstanding Shares having the right to vote thereon.

          13.2.3. Distribute. After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees shall distribute the remaining Trust Property in cash among the Shareholders according to their respective rights.

     SECTION 13.3. Transfer to Successor. The Trustees, after receiving an affirmative vote of not less than 66 2/3% of all outstanding Shares having the right to vote thereon at any meeting of Shareholders the notice for which included a statement of such proposed action, may (a) select or direct the organization of a corporation, association, trust or other organization to take over the Trust Property and carry on the affairs of the Trust, and (b) merge, dissolve or liquidate the Trust into, consolidate the Trust with, or sell, convey and transfer the Trust Property to, any such corporation, association, trust or organization in exchange for shares or securities thereof, or beneficial interests therein, and the assumption by such transferee of the liabilities of the Trust, and (c) thereupon, terminate the Trust and deliver such shares, securities or beneficial interests among the Shareholders in redemption of their Shares according to their respective rights.


                                ARTICLE XIV

                               MISCELLANEOUS

     SECTION 14.1. Governing Law. This Declaration of Trust is executed by the Trustees and delivered in The Commonwealth of Massachusetts and with reference to the laws thereof, and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to the laws of said Commonwealth.

     SECTION 14.2. Counterparts. This Declaration of Trust may be simultaneously executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts, together, shall constitute but one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

     SECTION 14.3. Reliance by Third Parties. Any certificate executed by an individual who, according to the records in the office of the Secretary of The Commonwealth of Massachusetts appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any By-law or Trustees' Regulations adopted by or the identity of any officers elected by the Trustees, or (d) the existence or non-existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees or any of them and the successors of such Person. Persons dealing with the Trust may rely upon the records of said Secretary of the Commonwealth.

     SECTION 14.4.  Provisions in Conflict with Law or Regulations.

          14.4.1. Severable. The provisions of this Declaration of Trust are severable, and while qualification as a real estate investment trust is the policy of the Trust, if the Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the REIT Provisions of the Internal Revenue Code or with other applicable Federal or state laws and regulations, the Conflicting Provisions shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination by the Trustees shall not affect or impair any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted (including but not limited to the election of Trustees) prior to such determination. Such determination shall become effective when a certificate signed by a Trustee, setting forth any such determination and reciting that it was duly adopted by the Trustees, or a copy of this Declaration of Trust with the Conflicting Provisions removed pursuant to such a determination, signed by a Trustee, shall be filed in the Office of the Secretary of The Commonwealth of Massachusetts. The Trustees shall not be liable for failure to make any determination under this Section. Nothing in this Section shall in any way limit or affect the right of the Trustees to amend this Declaration of Trust.

          14.4.2. Invalidity. If any provisions of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

     SECTION 14.5. Section Headings. Section headings have been inserted for convenience only and are not a part of this Declaration of Trust.


                                ARTICLE XV

                             DURATION OF TRUST

     SECTION 15.1. Duration. The Trust shall continue perpetually unless terminated pursuant to Section 13.1 hereof.

     IN WITNESS WHEREOF, the parties hereto as Trustees hereunder have signed these presents as of the day and year first above written.



/s/    Dean Bernstein			/s/  William Newman
- - - --------------------------------	--------------------------
       Dean Bernstein, Trustee          William Newman, Trustee


/s/    Raymond Bottorf			/s/ James Steuterman
- - - --------------------------------	--------------------------
       Raymond Bottorf, Trustee        James Steuterman, Trustee


/s/    Norman Gold			/s/  John Wetzler
- - - --------------------------------	---------------------------
       Norman Gold, Trustee            John Wetzler, Trustee


/s/    Arnold Laubich			/s/ Gregory White
- - - --------------------------------	---------------------------
       Arnold Laubich, Trustee           Gregory White, Trustee


/s/    Melvin Newman
- - - --------------------------------
       Melvin Newman, Trustee